    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 1998


                                                      REGISTRATION NO. 333-38739
================================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                          AMENDMENT NO. 3 TO FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

             GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION
                 (Name of small business issuer in its charter)

            OREGON                           4724                         93-0950786
(State or other jurisdiction of       (Primary industrial              (I.R.S. Employer
                                        classification
incorporation or organization)           code number)                 Identification No.)
        GRAND ADVENTURES TOUR & TRAVEL
            PUBLISHING CORPORATION                            MATTHEW O'HAYER
         211 EAST 7TH ST., 11TH FLOOR                   211 EAST 7TH ST., 11TH FLOOR
             AUSTIN, TEXAS 78701                            AUSTIN, TEXAS 78701
                (512) 391-2000                                 (512) 391-2000
 (Address, including zip code, and telephone      (Name, address, including zip code, and
  number, including area code, of registrant's   telephone number, including area code, of
  principal executive offices and principal                  agent for service)
              place of business)

                             ---------------------

                                   Copies to:

                 VINCE MOUER                                   MARK ROBERTSON
     KUPERMAN, ORR, MOUER & ALBERS, P.C.                 ROBERTSON & WILLIAMS, INC.
       100 CONGRESS AVENUE, SUITE 1400             3033 NORTHWEST 63RD STREET, SUITE 160
           AUSTIN, TEXAS 78701-4042                    OKLAHOMA CITY, OKLAHOMA 73116

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                           (PURSUANT TO RULE 404(a))

ITEM
NO.                            ITEM                                     LOCATION IN PROSPECTUS
----                           ----                                     ----------------------
 1.    Front of Registration Statement and Outside Front
         Cover Page of Registration.........................  Front of Registration Statement; Outside
                                                              Front Cover Page of Prospectus
 2.    Inside Front and Outside Back Cover Pages of
         Prospectus.........................................  Inside Front Cover and Outside Back Cover
                                                                Pages of Prospectus
 3.    Summary Information and Risk Factors.................  Prospectus Summary; Risk Factors
 4.    Use of Proceeds......................................  Use of Proceeds
 5.    Determination of Offering Price......................  Underwriting
 6.    Dilution.............................................  Dilution
 7.    Selling Security Holders.............................  Not Applicable
 8.    Plan of Distribution.................................  Underwriters
 9.    Legal Proceedings....................................  Not Applicable
10.    Directors, Executive Officers, Promoters and Control
         Persons............................................  Management
11.    Security Ownership of Certain Beneficial Owners and
         Management.........................................  Principal Stockholders
12.    Description of Securities To Be Registered...........  Description of the Securities
13.    Interests of Named Experts and Counsel...............  Experts, Legal Matters
14.    Disclosure of Commission's Position on
         Indemnification for Securities Act Liabilities.....  Management
15.    Organization Within Last Five Years..................  Prospectus Summary -- Overview; Prospectus
                                                                Summary -- Use of Proceeds; Use of
                                                                Proceeds; The Business -- The Merger;
                                                                Security Ownership of Certain Beneficial
                                                                Owners and Management; Management --
                                                                Certain Relationships and Related
                                                                Transactions
16.    Description of Business..............................  Available Information; Risk Factors,
                                                                Management's Discussion and Analysis of
                                                                Financial Condition; The Business
                                                                Security Ownership of Certain Beneficial
                                                                Owners and Management; Management;
                                                                Description of the Common Stock; Index
                                                                to Financial Statements
17.    Management's Discussion and Analysis of Plan of
         Operation..........................................  The Business; Management's Discussion and
                                                                Analysis of Financial Conditions and
                                                                Results of Operation
18.    Description of Property..............................  The Company
19.    Certain Relationships and Related Transactions.......  Use of Proceeds; The Business;
                                                              Management -- Certain Relationships and
                                                                Transactions

ITEM
NO.                            ITEM                                     LOCATION IN PROSPECTUS
----                           ----                                     ----------------------
20.    Market for Common Equity and Related Stockholder
         Matters............................................  Risk Factors; Description of Securities;
                                                              Shares Eligible for Future Sale
21.    Executive Compensation...............................  Management
22.    Financial Statements.................................  Financial statements
23.    Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure................  Not Applicable

PROSPECTUS


                                1,200,000 Shares

                                   GATT LOGO

                                  Common Stock

       All of the shares of common stock, $.0001 par value (the "Common Stock"), offered hereby (the "Offering") are being sold by Grand Adventures Tour & Travel Publishing Corporation, an Oregon corporation (the "Company" or "GATT"). Prior to this Offering, the Company's Common Stock has been traded on a very limited basis on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers under the symbol "GATT." If this Offering is successfully completed, the Company will be listed on Boston Stock Exchange and in the NASDAQ SmallCap(TM) Market. See
"UNDERWRITING -- Determination of Offering Price" for a discussion of the factors considered in determining the public offering price. In December 1997, the Company effected a 1-for-7 reverse stock split. The last trade effected by a shareholder prior to the reverse stock split being reflected in the trading records of the NASDAQ Electronic Bulletin Board was effected at a per share price of 31/32nds ($6.78 as adjusted for the reverse stock split). At the close of business on February 2, 1998, the closing bid price was $4 3/4 and the closing ask price was $6.00.


                             ---------------------


 THESE ARE SPECULATIVE SECURITIES. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH
   DEGREE OF RISK, AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE ENTIRE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS"
                 BEGINNING AT PAGE 7 AND "DILUTION" AT PAGE 14.


                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION
OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


===============================================================================================================
                                                              UNDERWRITING DISCOUNT          PROCEEDS TO
                                     PRICE TO THE PUBLIC        AND COMMISSIONS(1)          COMPANY(2)(3)
---------------------------------------------------------------------------------------------------------------
Per Share........................           $5.00                     $0.50                     $4.50
---------------------------------------------------------------------------------------------------------------
Total............................         $6,000,000                 $600,000                 $5,400,000
===============================================================================================================


(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "UNDERWRITING."

(2) Before deducting expenses payable by the Company, estimated at $400,000. See "USE OF PROCEEDS" and "UNDERWRITING."


(3) The Company has granted the Underwriters an option, exercisable within 45 business days from the date of this Prospectus, to purchase up to 180,000 additional shares of Common Stock upon the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $6,900,000, $690,000 and $6,210,000, respectively. See "UNDERWRITING."



     The shares of Common Stock being offered by this Prospectus are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters subject to certain other conditions. It is expected that delivery of the shares of Common Stock will be made against payment therefor at the offices of Capital West Securities, Inc., 211 North Robinson, 16th Floor, Oklahoma City, Oklahoma 73102, on or about January February 9, 1998.


                         CAPITAL WEST SECURITIES, INC.


                   THIS PROSPECTUS IS DATED FEBRUARY 4, 1998

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE THEIR MARKET PRICE OR PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                             ---------------------

     The Company's executive officers and directors, entities affiliated with them and employees of the Company and holders of at least 5% of the outstanding Common Stock affiliated with the executive officers and directors will beneficially own shares of Common Stock representing more than 29% of the total voting power of the Common Stock after giving effect to the Offering. These persons, if acting in concert, will be able to exercise control over the Company's affairs and are likely to be able to control the Board of Directors and the disposition of any matter submitted to a vote of stockholders. See, "RISK FACTORS -- Voting Control by Existing Management and Stockholders" and "PRINCIPAL STOCKHOLDERS."
                             ---------------------

     The Company has filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission at prescribed rates.
                             ---------------------


     The Company is publicly held and traded and files annual and other periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and such reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., and can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                             ---------------------

     The mailing address of the Company's principal executive offices is 211 East 7th Street, 11th Floor, Austin, Texas 78701, and its telephone number is
(512) 391-2000.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information and financial statements (including the notes thereto) and the pro forma financial information appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus: (i) reflects a 1-for-7 reverse split of Common Stock effected prior to commencement of this Offering (the "Reverse Stock Split"); (ii) assumes the conversion of approximately $905,182 of the Company's convertible indebtedness into 395,303 shares of Common Stock upon the closing of this Offering (the "Conversion"); and
(iii) assumes that the Underwriters' over-allotment option will not be exercised.

                                  THE COMPANY

     The Company serves a portion of the travel industry known as "interliners" through two divisions operated within its wholly-owned subsidiary. Interliners are the active employees and retirees of the airline industry, who may fly on many carriers for free or at a very significantly reduced fare, along with their families and the friends to whom they pass along their allotments of no-cost or low-cost flying privileges. One division (the "Publishing Division") publishes a magazine and other promotional material directed at the interline market, see "THE BUSINESS -- The Publishing Division," infra, and the other (the "Marketing Division") offers travel accommodations to interliners. See "THE BUSINESS -- The Marketing Division." infra.

     The Publishing Division produces, publishes, and distributes Interline Adventures, a 27 year-old, four-color, 120 plus-page magazine, scheduled for bi-monthly publication in 1998, and then supplements that publication with other information between the editions of the larger magazine. The Marketing Division, under the name "Interline TravelReps," provides hotel and resort accommodations, consisting of rooms or vacation packages (comprised of some combination of rooms, meals and services) and berths or seats on cruises and escorted tours.

     The Company uses the operations of the Publishing Division to market the products offered by the Marketing Division. In addition to advertising and products sold by the Marketing Division, the Publishing Division advertises other travel accommodations and travel services in exchange for advertising revenues or "room night" credits which can then be sold by the Marketing Division. The Marketing Division procures its supply of hotel and resort accommodations, cruise ship cabins, and tour reservations from the operators of those businesses and then sells the products to the interliner at a price which reflects a discount to the prevailing retail price. The amount charged to the customer is established and published in the magazine and in the Company's other publications and is quoted over the telephone by the Marketing Division's reservation specialists.


     Prior to commencing its operations within the interline travel industry, the Company existed under the name "Riley Investments, Inc." but conducted no business under that name. Prior to changing its name to Riley Investments, Inc., the Company operated under the name "Pace Group International, Inc." as a producer of English language educational materials.


                               MARKET OPPORTUNITY

     The market that exists to service the interline market is highly fragmented, generally consisting of small operators serving the market either as an adjunct to a retail tour operation or by concentrating on an extremely narrow segment. There are a handful of major interline companies that are established and offer a relatively broad service, yet none of these operations could be considered to have a dominant position. The Company believes that with sufficient capital, it will be able to publish its magazine more frequently, and more importantly, print and distribute a much larger number of copies, thereby dramatically enhancing the Company's market presence. The increased distribution levels should also serve to enhance the Company's ability to realize advertising income and market its travel products.

     The Company's supply of travel accommodations is contingent upon the existence of unused or unreserved travel accommodations. As the Company's customer base grows, or as the retail travel market fully utilizes the travel accommodations in a given market, the Company may encounter difficulty providing its customers the accommodations they desire. See, "RISK FACTORS -- Dependence on Travel Suppliers." The Company believes that the increased market presence it hopes to achieve with the proceeds of this Offering will assist in its development of more assured sources of its existing travel products and of a broader range of products which will present viable alternatives for interline customers should their first choice of travel products not be available.

                                 RECENT EVENTS


     Since September 1, 1997, the Company has realized gross proceeds of $500,050 from a private placement (referred to hereinafter as the "1997 Private Placement") of Subordinated Promissory Notes in an aggregate principal amount of $500,000 and 500,000 shares of Common Stock (adjusted to approximately 71,429 as a result of the Reverse Stock Split.) The Common Stock offered to the purchaser of Subordinated Promissory Notes was sold for a per share consideration of $.0007, as adjusted for the Reverse Stock Split. In connection with the issuance of these shares of Common Stock, and upon consummation of this Offering, the Company will recognize a one-time, non-recurring, non-cash expense of $357,095, which equals the difference between the Company's estimation of the fair market value of the Common Stock at the date of issuance and the consideration paid by noteholders in connection with such issuance. If this Offering is not consummated, then this charge will be amortized over the term of the Subordinated Promissory Notes using the interest method.



     Prior to consummation of this Offering, the Company effected a 1 for 7 reverse stock split (referred to hereinafter as the "Reverse Stock Split"). The Company anticipates that the holders of approximately $905,182 of the Company's convertible indebtedness will convert such indebtedness into 395,303 shares of Common Stock (the "Conversion") immediately upon consummation of this Offering. Unless otherwise indicated, the information in this Prospectus assumes that the 1997 Private Placement, the Conversion and the Reverse Stock Split were consummated prior to this Offering. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "SELECTED FINANCIAL INFORMATION."


                                  THE OFFERING

Common Stock Offered.......  1,200,000 shares

Common Stock Outstanding
  Prior to the
Offering(1)................  1,827,021
  After the Offering(1)....  3,027,021

Use of Proceeds............  The Company intends to use the net proceeds of the
                             Offering to retire the notes issued in the 1997 Private Placement; expand its magazine publications; purchase furniture and equipment; retire past due vendor liabilities and provide operating capital and general corporate purposes. See "USE OF PROCEEDS."

Proposed Boston Stock

  Exchange Symbol..........  GAD


Proposed NASDAQ
SmallCap(TM) Market
  Symbol...................  GATT
---------------

(1) Does not include: (i) 292,066 shares of Common Stock issuable upon exercise of warrants issued and outstanding as of the date of this Prospectus; (ii) shares of Common Stock issuable upon exercise of the Underwriters' Warrants to be issued in connection with the sale of shares of Common Stock in this Offering; or (iii) 450,000 shares of Common Stock reserved for issuance under the Company's stock option plans, of which 105,666 shares are subject to outstanding options. See "UNDERWRITING" and "MANAGEMENT -- Stock Option Plans."

                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk, including risk associated with the travel industry, general economic conditions, dependence on suppliers and technology, competition and the risks of development stage companies in general. Investors should carefully consider the risk factors enumerated herein before investing in the Common Stock. See "RISK FACTORS."

                    SUMMARY -- FINANCIAL AND OPERATING DATA

     The following table sets forth selected historical financial information of the Company for each of the two fiscal years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, all as adjusted for the Reverse Stock Split. The following financial information should be read in conjunction with such financial statements, including the notes thereto and the Pro Forma Balance Sheet included elsewhere herein. Also see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


                                                                                      UNAUDITED
                                                   YEAR ENDED      YEAR ENDED     NINE MONTHS ENDED
                                                  DECEMBER 31,    DECEMBER 31,      SEPTEMBER 30,
                                                      1995            1996              1997
                                                  ------------    ------------    -----------------
STATEMENT OF INCOME DATA
Revenues
  Hotel revenue.................................   $2,289,018     $ 4,249,454        $3,473,835
  Cruise and tour revenue.......................            0       6,339,179         5,722,149
  Magazine subscription and advertising
     revenue....................................            0         374,789           340,276
  Merchandise and other revenue.................       37,874          39,904            14,013
                                                   ----------     -----------        ----------
          Total Revenues........................    2,326,892      11,003,326         9,550,273
                                                   ----------     -----------        ----------
Cost of Sales
  Hotel cost....................................    1,751,919       3,273,552         2,520,221
  Cruise and tour cost..........................            0       5,562,876         5,078,400
  Magazine publishing cost......................            0          75,120           396,201
  Merchandise cost..............................       13,822           2,340                 0
                                                   ----------     -----------        ----------
          Total Cost of Sales...................    1,765,741       8,913,888         7,994,822
                                                   ----------     -----------        ----------
          Gross Profit..........................      561,151       2,089,438         1,555,451
Operating Expenses
  Selling, general and administrative
     expenses...................................      530,488       1,816,025           704,360
  Wages.........................................      342,544       1,111,081           803,436
  Depreciation and amortization.................       52,863          34,987            29,978
                                                   ----------     -----------        ----------
          Total Operating Expenses..............      925,895       2,962,093         1,537,774
                                                   ----------     -----------        ----------
Net Income (Loss) Before Income Taxes...........     (364,744)       (872,655)           17,676
Income Tax Expense..............................            0               0                 0
Net Income (Loss)...............................   $ (364,744)    $  (872,655)       $   17,676
                                                   ==========     ===========        ==========
Net Income (Loss) Per Common Share (Note 2).....   $    (0.28)    $     (0.64)       $     0.01
                                                   ==========     ===========        ==========
Weighted Average Common Shares Outstanding
  (adjusted for 1 for 7 reverse stock split)....    1,300,000       1,361,430         1,631,839
                                                   ==========     ===========        ==========



                                                                    SEPTEMBER 30, 1997
                                                     -------------------------------------------------
                                                                       PRO FORMA
                                                                      AS ADJUSTED         PRO FORMA
                                                                     FOR THE 1997      AS ADJUSTED FOR
                                                       ACTUAL      PRIVATE PLACEMENT    THE OFFERING
                                                     -----------   -----------------   ---------------
BALANCE SHEET DATA
Cash and Cash Equivalents..........................  $   190,870      $   640,920        $ 5,140,920
Total Assets.......................................    2,239,574        2,739,624          7,189,624
Long-term Obligations..............................      803,480          946,385             64,473
Accumulated Deficit................................   (1,775,131)      (1,775,131)        (2,182,226)
Total Stockholders' Equity.........................   (1,175,971)        (818,826)         4,679,261

                                  RISK FACTORS

     In consideration whether to subscribe for the purchase of Shares, investors should consider the following:

LIMITED HISTORICAL FINANCIAL INFORMATION


     The financial statements included within this Prospectus contain pro forma financial information as of December 31, 1995, all as more particularly set forth in the notes to such historical and pro forma financial statements. This historical financial information is being furnished in accordance with applicable disclosure requirements. Investors are cautioned, however, that the results of operations of these divisions prior to their acquisition by the Company are not likely to be indicative of the results of operations of such divisions thereafter because of changes in management, operating plans, integration of the various operating divisions, the Company's long-term strategic plan, and other factors. Similarly, the financial information respecting the Company since December 31, 1995, while the Company was integrating the operations of the acquired divisions, implementing changes in management policies and practices, and effecting other broad-scale changes may not be indicative of the results of operations for the combined enterprise in the future.


ABSENCE OF OPERATING CAPITAL/GOING CONCERN QUALIFICATION


     The Company has an accumulated deficit of $1,775,131 as of September 30, 1997 ($544,164 of this deficit is attributable to periods prior to the Company's commencement of operations within the interline travel industry). As of September 30, 1997, the Company had negative shareholders' equity of $1,175,971 and a working capital deficit of $828,748. The Company's auditors for fiscal year 1996 included in their audit opinions a qualification regarding the Company's ability to continue as a going concern. As a result of all of these criteria, the Company is considered to be in unsound financial condition.


     Historically, the Company has had insufficient cash or near-cash reserves and insufficient current sources of operating income to satisfactorily implement its business strategy and otherwise operate effectively. This has forced the Company to publish and distribute its informational products on an inconsistent basis, defer the payment of certain expense and otherwise limit its efforts to promote sales growth. Although the Company believes that this Offering, if successful, will provide enough capital to fully implement its business plan for the next three to five years, if implementation of the Company's business plan does not generate cash resources in sufficient amounts and at appropriate times, the Company may require additional capital or may be required to slow the implementation of its business strategy. At this point in time, there can be no assurances that the Company will be able to locate and procure such additional capital. See, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

RECENT OPERATING LOSSES


     Although the Company has attained marginal profitability in its two most recent fiscal quarters, prior to those periods and since the date of acquisition of its current operating assets, the Company has operated at a loss. See, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." Management believes that the capital infusion represented by a successful completion of this Offering will permit the Company to fully implement its business plan and achieve ongoing profitability, but there can be no assurances in this regard.


DEPENDENCE ON KEY EMPLOYEES

     The Company relies on the experience and ability of its executive officers, senior management and employees of its operating divisions, the loss of any one of whom could have a material adverse effect on the Company. The Company's future performance will depend on its ability to attract and retain key personnel and skilled employees, particularly in the areas of negotiation of agreements with travel service providers and marketing of travel service products to interline travelers. Among the most significant of its employees are Matthew O'Hayer, the Company's Chief Executive Officer, and Joseph S. "Jay" Juba, the Company's President and Chief Operating Officer. Although the Company is considering the purchase of key-man life insurance insuring the lives of Messrs. O'Hayer and Juba, no key executive is currently covered by key man life insurance. See, "MANAGEMENT."

BUSINESS SEASONALITY

     As most travel by interliners takes place during times when there are both empty seats on airlines and accommodations available at a given travel location, travel volume for the interline industry tends to decrease when the leisure travel industry generally, and airlines and cruise lines in particular, experience high traffic volume. Accordingly, generally high traffic volumes, together with a lack of available travel accommodations at traditionally popular travel destinations, have generally resulted in low interline traffic volumes from the middle of November through the middle of January. Management has taken a number of steps in an attempt to address the seasonality which confronts the Company, including the implementation of special promotional campaigns and the procurement of a substantial supply of travel accommodations at locations not traditionally frequented by holiday travelers. There can be no assurance that this seasonality will not have a material adverse effect on the Company or the Company's financial condition. See, "THE BUSINESS -- The Marketing
Division -- Seasonality" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

COMPETITION

     The Company is aware of over 30 competitors in the interline travel industry, all of which are privately-held and for which no reliable sales information is available. Two of the companies, Caesar's and Magellan, have been in the travel business for over 20 years and have an established market presence and variety of products and services. In providing travel services, the Company believes that competition in the interline industry is based principally on market visibility and the nature and variety of products and services offered rather than merely price. The Company believes that it benefits from being able to offer a broad variety of products in a variety of destinations. The Company generally offers the prevailing interline discount rate, and on specific customer requests, typically matches lower rates offered by others. See "THE BUSINESS -- The Marketing Division -- Competition." In publishing the Magazine, the Company competes with the ASU Travel Guide, an approximately 400-page quarterly listing with a significant readership. The ASU Travel Guide is not affiliated with any reservation or travel firm providing the types of support services offered by the Company. Although the Company has designed its products and services and its expansion strategy with a view to operating in this competitive environment, there can be no assurance that the Company will be able to compete effectively or profitably. Many of the Company's competitors have significant management and financial resources and more established market niches than the Company. See "THE BUSINESS -- The Publishing
Division -- Competition."

DIVIDENDS NOT LIKELY

     The Company makes no assurances that its proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, the Company anticipates that it will use any funds available to finance the growth of the Company and that it will not pay cash dividends to stockholders. See "DIVIDEND POLICY."

RISKS ASSOCIATED WITH THE TRAVEL INDUSTRY; GENERAL ECONOMIC CONDITIONS

     The Company's results of operations will be dependent upon factors affecting the travel industry. The Company's revenues and earnings are especially sensitive to events that affect domestic and international air travel, cruise travel and resort hotels in Mexico and the Caribbean. A number of factors, most notably labor disturbances, but including political instability, armed hostilities, international terrorism, extreme weather conditions, a rise in fuel prices, a decline in the value of the U.S. dollar and excessive inflation, could result in an overall decline in demand for interline travel. These types of events could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, demand for the Company's travel services may be significantly related to the general level of economic activity and employment in the

U.S. Therefore, any significant economic downturn or recession in the U.S. could have a material adverse effect on the Company's business, financial condition and results of operations.


DEVELOPMENT OF AIRLINE EMPLOYEE INFORMATION



     The Company anticipates that an increase in the size of the Company's mailing list would increase the Company's revenues. While the Company believes that its marketing efforts will add names to the mailing list, the Company also believes that it could add names more rapidly if it could utilize employee lists from airlines or air freight carriers or member lists from airline employee unions. There can be no assurances that the Company will be able to reach agreement with any of these parties regarding a means of reaching their employees or members or that the Company, if such access is granted, can devise and implement a strategy to profitably utilize such lists. See, "THE
BUSINESS -- The Publishing Division; Marketing."


DEPENDENCE ON TRAVEL PROVIDERS

     The Company is dependent upon travel providers for access to their capacity. The Company anticipates that a significant portion of the Company's revenues will be derived from the sale of capacity of relatively few travel providers. Moreover, although no individual provider represents more than 10% of any of the Company's business segments, certain portions of the Company's business are dominated by a limited number of providers, the loss of any of whom as a customer of the Company could have a material adverse effect on a substantial portion of the Company's business. The Company's agreements with its travel providers can generally be canceled or modified by the travel provider upon relatively short notice. The failure of a travel provider, loss of a contract, changes in the Company's pricing agreements or commission schedules, or more restricted access to travel providers' capacity could have a material adverse effect on the Company's business, financial condition and results of operations. See, "THE BUSINESS -- The Marketing Division."

     The Company's supply of travel products, whether offered by a given service provider or offered by a number of providers, within a given travel destination is often contingent upon the availability of excess supply of such accommodations. The Company has commitments, some of which are not legally binding, for some accommodations which are not subject to availability of excess capacity. Although the Company has encountered a shortage of travel accommodations in a given market only infrequently, the Company is aware of the possibility that a substantial growth in its interline customer base may produce a demand for interline travel accommodations in excess of the Company's available supply. The Company believes that there is substantial excess capacity, both in the market for interline products generally and in particular destinations, which is not currently made available to the Company for inclusion within its product line and that, as the Company's interline customer base grows, the Company will be positioned to augment its product offerings to satisfy any increase in demand or, alternatively, to offer products which are reasonable substitutes for products which are not available. The Company's future success and ability to meet its growth objectives may depend on its ability to procure additional and more certain supplies of travel products in sufficient quantities to satisfy the demands of its customer base. See, "THE BUSINESS -- The Marketing Division -- Sources of Supply."

DEPENDENCE UPON TECHNOLOGY

     The Company's business is dependent upon a number of different state-of-the-art information and telecommunication technologies to facilitate its access to information and manage a high volume of inbound and outbound calls. Any failure of this technology would have a material adverse effect on the Company's business, financial condition and results of operations. The Company is dependent upon certain third party vendors, including central reservation systems operators such as the SABRE Group, for access to certain information. Any failure of these systems or restricted access by the Company would have a material adverse effect on the Company's business, financial condition and results of operations. See, "THE BUSINESS -- Facilities."

LIMITED AND UNCERTAIN MARKET FOR COMMON STOCK

     The Common Stock has been traded in the over-the-counter market and is traded on the OTC Electronic Bulletin Board under the symbol "GATT," but there has been very little consistent trading volume, with significant changes in the bid and asked quotations for the Common Stock as a result of relatively minor changes in the supply and demand and without any necessary correlation between prices and the business, prospects, or results of operations of the Company. The Company believes that during the last few months, the Common Stock traded in small amounts at prices of approximately $0.81 to $2.50 per share (before giving effect to the Reverse Stock Split), but because of the lack of a continuous, consistent trading volume, such figures should not be considered a reliable indication of the market price for the Common Stock. Subscribers in this Offering should be extremely cautious in relying on price quotations and other market information respecting the Common Stock in making an investment decision. See "DESCRIPTION OF SECURITIES -- Determination of Offering Price." The Company believes that the current trading activity does not represent a viable trading market for the Common Stock.


     The public offering price was determined solely through negotiations among the Company and representatives of the Underwriters based on several factors, and may not be indicative of the market price for the Common Stock after the completion of the Offering. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Company in recent periods, the market capitalizations and stages of development of other companies which the Company and the Underwriters believe to be comparable to the Company, estimates of the business potential of the Company and the present state of the Company's development. See "UNDERWRITING -- Determination of Offering Price."


PRICE INSTABILITY


     Upon successful completion of this Offering, the Common Stock will be listed on the Boston Stock Exchange (the "BSE") and included in the NASDAQ SmallCap(sm) Market (the "SmallCap Market"). Although the Common Stock will be listed and included, there can be no assurances that an active public market will develop. Moreover, even if a public trading market for the Common Stock develops, the trading price of the Company's Common Stock could be subject to fluctuations in response to quarterly variations in results of operations, announcements of new services or products by the Company or its competitors, changes in financial estimates by securities analysts and other events or factors. Recent history relating to the market prices of other newly public companies indicates that the market price of the Company's Common Stock following the Offering may be highly volatile. At various times, the stock market has experienced volatility that has particularly affected the market prices for stock of particular industry groups, such as retail-oriented companies, often without regard to a particular company's operating results.



POTENTIAL CONFLICTS OF INTEREST



     Certain of the officers and directors of the Company are also officers, directors and shareholders of BEI Holdings, Inc. ("BEI"). The Company and Airfair are parties to a Marketing Agreement pursuant to which the Company is permitted (i) to market travel accommodations held by a BEI subsidiary to its customers and (ii) to retain a portion of each sale of such accommodations as a commission. To date, the amount of such sales and such commissions have been immaterial and, although the Company believes that the commission to be retained is not less than the commission which would be received from a third party, the Company has not obtained an independent appraisal of the fairness of such agreement. The Company has undertaken to not engage in transactions with affiliates on terms less favorable to the Company than might be received from independent third parties. See, "CERTAIN RELATIONSHIPS AND MATERIAL TRANSACTIONS."


BLANK CHECK PREFERRED STOCK

     The Board of Directors has the authority to issue the Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others, and otherwise result in dilution of the holders of Common Stock. At present, the Company has no Preferred Stock outstanding and no plans to issue any of the Preferred Stock. See "DESCRIPTION OF SECURITIES."


SUBSTANTIAL DILUTION/DISPARITY OF PRICES PAID BY SHAREHOLDERS



     The offering price of Common Stock is substantially in excess of book value. On the basis of an assumed offering price of $5.00 per share (the mid-point in the range of offering prices set forth on the cover of this Prospectus), this Offering involves an immediate dilution of approximately $3.58 per share of Common Stock (approximately 72% of the offering price per share) between the offering price per share and the pro forma net tangible book value per share of the Common Stock immediately after the completion of this Offering. See "DILUTION." In addition, because a substantial number of shares of the Company's common stock were issued in connection with a merger effected in October 1996 with Airfair (see, "THE BUSINESS -- The Merger and Integration of Operating Divisions"), and because no appraisal of Airfair was performed at the time of the merger, the consideration surrendered by the Airfair shareholders is of uncertain value and it is possible that such shareholders would be deemed to have paid substantially less for their shares of the Company's common stock than will be paid by subscribers to this Offering.


FUTURE ISSUANCES OF COMMON STOCK

     The Company has issued warrants to acquire common stock at exercise prices less than the Offering Price and indebtedness entitling the holders thereof to convert such indebtedness into shares of Common Stock at conversion prices less than the Offering Price. The outstanding warrants entitle the holders thereof to acquire a total of 292,066 shares of Common Stock at a weighted average exercise price of $6.87. The convertible indebtedness issued by the Company entitled the holders thereof, as of September 30, 1997, to acquire a total of 395,303 shares of common stock at a weighted average conversion price of $2.29. Representations in this Prospectus as to the number of shares of Common Stock outstanding before and after this Offering are presented subject to the assumption that all convertible indebtedness of the Company is converted immediately prior to the commencement of this Offering. See, "SHARES ELIGIBLE FOR FUTURE SALE."

LIMITED UNDERWRITING EXPERIENCE

     Capital West Securities, Inc ("Capital West"), one of the Underwriters, was first registered as a broker-dealer in May 1995 and has participated in only eight public equity offerings as an underwriter, acting as a manager or comanager in five of those offerings. All eight of the public offerings were successfully completed. Prospective purchasers of the securities offered hereby should consider this limited experience in evaluating this Offering. See "UNDERWRITING."

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of shares of Common Stock by the Company or its existing stockholders, or the perception that such sales may occur, could adversely affect the market price of the Common Stock. Upon completion of the Offering, 3,027,021 shares of Common Stock will be outstanding (3,207,021 shares outstanding assuming exercise of the Underwriters' overallotment option in full). Of the outstanding shares, the 1,200,000 shares (1,380,000 shares assuming the Underwriters' overallotment option is exercised in full) sold in the Offering, and approximately 40,000 shares held by existing stockholders who are not, as of the date of this Prospectus, "affiliates" of the Company, will be tradeable without restriction. The remaining shares of Common Stock to be outstanding after the Offering are "restricted securities" (the "Restricted Securities") within the meaning of Rule 144 under the Securities Act and may not be publicly resold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration, including that provided by Rule 144 promulgated under the Securities Act. The Company believes that the holders of approximately 400,000 of the Restricted Securities have satisfied the one-year holding period mandated by Rule 144 and are capable of sale in accordance with the other requirements of that rule. Approximately 32% of the outstanding shares of Common Stock after the Offering (assuming that the Underwriter's over-allotment option is not exercised), in addition to being Restricted Securities, are subject to agreements to not sell such Restricted Shares for a 12-month period or, in the case of certain executive officers of the Company, a 24-month period. Holders of $500,000 of indebtedness entitling them to convert such indebtedness, and the interest accrued thereon, into approximately 294,000 shares of Common Stock have agreed with the Company that they will not sell the shares issuable upon such conversion for a period of nine months following the date of this Prospectus. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock. See "SHARES ELIGIBLE FOR FUTURE SALE" and "UNDERWRITING."



     In addition to the outstanding shares of Common Stock, there are 292,066 shares subject to outstanding warrants and options at a weighted average exercise price of $6.87 per share. There are also 450,000 shares of Common Stock reserved for issuance under the Company's stock option plans, of which 105,666 shares are subject to outstanding options at a weighted average exercise price of $7.00 per share. See "MANAGEMENT -- Incentive Stock Option Plan." Registration statements are expected to be filed to permit the resale of shares issuable upon exercise and, the resale of the shares acquired upon exercise could adversely affect the prevailing market price of the Common Stock. See "SHARES ELIGIBLE FOR FUTURE SALE."


CERTAIN GENERAL AND FORWARD-LOOKING INFORMATION

     This Prospectus contains information developed by the Company, general industry information from third party sources, estimates of market size and characteristics, projected market growth, anticipated capital requirements, assumptions concerning competitive conditions, and other matters. All of such material is based on a number of variables, hypotheticals, and assumptions, including third party data believed reliable but not fully verified or verifiable independently by management of the Company. Further, the effect of such information on the business of the Company is based on estimates and future circumstances, including events that have not occurred, which may not occur, or which may occur with difference consequences from those forecast. If investors were to consult their own advisors and industry experts, it should be expected that their views may differ from those set forth herein. Future operating results are impossible to predict. No representation or warranty of any kind is made by the Company, and none should be inferred, respecting the future accuracy or completeness of such forward-looking information. See, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

VOTING CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

     The Company's executive officers and directors, entities affiliated with them and employees of the Company and holders of at least 5% of the outstanding Common Stock affiliated with the executive officers and directors will beneficially own shares of Common Stock representing more than 29% of the total voting power of the Common Stock after giving effect to the Offering. These persons, if acting in concert, will be able to exercise control over the Company's affairs and are likely to be able to control the Board of Directors and the disposition of any matter submitted to a vote of stockholders.

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the 1,200,000 shares being offered hereby are estimated to be approximately $5.0 million (approximately $5.78 million if the Underwriters' over-allotment option is exercised in full), assuming an offering price of $5.00 per share and after deducting the estimated underwriting discounts and commissions and offering expenses. Although such uses are subject to change, the Company expects to use the net proceeds (assuming no exercise of the Underwriters' over-allotment option) in fiscal 1998 approximately as follows:



                                                       APPROXIMATE    APPROXIMATE PERCENTAGE
                       USE                            DOLLAR AMOUNT      OF NET PROCEEDS
                       ---                            -------------   ----------------------
Marketing/Publishing Expenses.....................     $3,125,000              62.5%
Furniture and Equipment...........................        500,000              10.0%
Operating Capital.................................        625,000              12.5%
Repayment of debt incurred in connection with 1997
  Private Placement Financing(1)(2)...............        500,000              10.0%
Repayment of accumulated past due vendor
  liabilities(3)..................................        250,000               5.0%
                                                       ----------           --------
          Total...................................     $5,000,000             100.0%
                                                       ==========           ========


---------------

(1) This debt is unsecured, bears interest at the rate of 10% per annum, and matures on the earlier to occur of this Offering or September 30, 1999.


(2) Of this sum, approximately $100,000 was used for expenses associated with this Offering.


(3) These debts are reflected on the Company's balance sheet as accounts payable, do not bear interest and, although generally past due, have no specified maturity date. The names of the vendor, the date or dates over which such liabilities accrued and the service provided by such vendor are as follows:


             NAME                   DATE(S)                    SERVICE
             ----                -------------  -------------------------------------
Intertel                         12/94-present  telephone system
MCI                              8/97-present   long distance
Kruse, Landa & Maycock            10/96-11/96   legal fees to predecessor business
UPS                               8/96-12/96    delivery


     None of these vendors are affiliated with the Company.

     Where appropriate, proceeds of this Offering also may be used to acquire competitors who help the Company to more completely serve its markets and clientele or to expand the Company's clientele, although there are no present understandings, agreements or commitments with respect to any such acquisitions.

     Any remaining net proceeds are to be used for working capital and other general corporate purposes. Pending application of the proceeds described above, the net proceeds of the Offering will be invested in short-term, investment grade, interest-bearing securities.

                                DIVIDEND POLICY

     The Company makes no assurance that its proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, the Company anticipates that it will use any funds available to finance the growth of the Company and that it will not pay cash dividends to stockholders.

     The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on the Company's earnings, its capital requirements, restrictions imposed by lenders and financial condition and other relevant factors.

                                    DILUTION


     At September 30, 1997, pro forma net tangible book value of the Company's Common Stock was approximately ($701,580), or ($0.38) per share, after giving effect to (i) the 1997 Private Placement, (ii) the Reverse Stock Split and (iii) the Conversion, all as if completed at September 30, 1997. "Pro forma net tangible book value" per share of Common Stock is defined as total tangible assets of the Company less total liabilities, divided by the total number of shares of Common Stock outstanding. Giving effect to the Offering, at an assumed public offering price of $5.00 per share the adjusted pro forma net tangible book value of Common Stock at September 30, 1997 would have been approximately $1.42 per share of Common Stock. This will represent an immediate dilution of $3.58 per share to new investors purchasing shares of Common Stock in this Offering. The following table illustrates the per share dilution to new investors:



Assumed public offering price per share.....................  $ 5.00
Pro Forma net tangible book value per share at September 30,
  1997......................................................  $(0.38)
Increase attributable to new investors......................  $ 1.80
Pro forma net tangible book value per share after the
  Offering..................................................  $ 1.42
Dilution per share to new investors.........................  $ 3.58


     The foregoing discussion and table do not assume the exercise of warrants and stock options which are outstanding as of the date of this Prospectus and entitling the holders thereof to purchase 397,733 shares of Common Stock at a weighted average exercise price per share of $6.90, after giving effect to the Reverse Stock Split.

     A significant portion of the outstanding shares of Common Stock, including substantially all of the shares of Common Stock owned by officers, directors and affiliates of the Company, were issued in connection with a Merger between the Company, a wholly-owned subsidiary of the Company and Airfair Publishing, Inc. See "THE BUSINESS -- The Merger" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Prior to the Merger, there was no reliable trading market for shares of Common Stock, or any other reliable means of ascertaining the value of the securities surrendered, as part of the merger, and in exchange for shares of the Company's Common Stock.

                                 CAPITALIZATION


     The following table sets forth: (i) the capitalization of the Company as of September 30, 1997, as adjusted for the Reverse Stock Split; (ii) the effect of the completion of the 1997 Private Placement, with net proceeds to the Company of approximately $450,000, as if completed at September 30, 1997; and (iii) the pro forma capitalization of the Company as of such date, after giving effect to the Conversion and the sale of the 1,200,000 shares of Common Stock offered hereby at the offering price of $5.00 per share. This table should be read in conjunction with "USE OF PROCEEDS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "PRO FORMA BALANCE SHEET" and the financial statements and notes appearing elsewhere in this Prospectus.



                                                                   SEPTEMBER 30, 1997
                                                   --------------------------------------------------
                                                                       PRO FORMA
                                                   --------------------------------------------------
                                                    AS ADJUSTED       AS ADJUSTED
                                                      FOR THE           FOR THE         AS ADJUSTED
                                                   REVERSE STOCK     1997 PRIVATE         FOR THE
                                                    SPLIT(1)(2)     PLACEMENT(1)(3)    OFFERING(4)(5)
                                                   -------------    ---------------    --------------
Long-term obligations............................   $   803,480       $   946,385       $    64,473
Stockholders' equity:
Preferred stock -- 10,000,000 shares authorized;
  none issued and outstanding at September 30,
  1997...........................................            --                --                --
Common Stock; $.0001 par value: 30,000,000 shares
  authorized; 1,431,718 shares issued and
  outstanding at September 30, 1997; 3,027,021
  shares issued and outstanding as adjusted for
  the Offering and the Conversion................   $       136       $       143       $       303
Additional paid-in capital.......................   $   599,024       $   956,162       $ 6,861,184
Accumulated deficit..............................   $(1,775,131)      $(1,775,131)      $(2,182,226)
          Total stockholders' equity.............   $(1,175,971)      $  (818,826)      $ 4,679,261
          Total capitalization...................   $  (372,491)      $   127,559       $ 4,743,734


---------------

(1) Excludes 450,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans (of which 105,666 are subject to outstanding options), and 292,066 shares subject to outstanding warrants. See "MANAGEMENT -- Stock Option Plans," "DESCRIPTION OF SECURITIES" and "SHARES ELIGIBLE FOR FUTURE SALE."


(2) See Note 1 to Selected Financial Information on page 17.



(3) See Note 2 to Selected Financial Information on page 17.



(4) Excludes 450,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans (of which 105,666 are subject to outstanding options), and 412,066 shares subject to outstanding warrants. See "MANAGEMENT -- Stock Option Plans," "DESCRIPTION OF SECURITIES" and "SHARES ELIGIBLE FOR FUTURE SALE."



(5) See Note 3 to Selected Financial Information on page 17.

                         SELECTED FINANCIAL INFORMATION

                                     ASSETS


                                                                                 PRO FORMA
                                                PRO FORMA       PRO FORMA     FOR THE 1 FOR 7
                                               ADJUSTMENTS     ADJUSTMENTS    STOCK SPLIT AND    PRO FORMA
                                                   FOR             FOR           THE 1997       ADJUSTMENTS         PRO FORMA
                                                 1 FOR 7         PRIVATE          PRIVATE         FOR THE            FOR THE
                                  ACTUAL      STOCK SPLIT(1)   PLACEMENT(2)   PLACEMENT(1)(2)   OFFERING(3)     OFFERING(1)(2)(3)
                                -----------   --------------   ------------   ---------------   ------------    -----------------
Current Assets
  Cash and cash equivalents --
    restricted................  $   190,870                     $ 450,050(2)    $   640,920     $ 4,500,000(3)     $ 5,140,920
  Accounts receivable, net of
    allowance for doubtful
    accounts of $8,810 in
    1997......................       76,254                                          76,254               0             76,254
  Due from affiliate..........      140,134                                         140,134               0            140,134
  Prepaid expenses............            0                                               0                                  0
  Prepaid hotel cost..........      565,744                                         565,744               0            565,744
  Prepaid cruise and tour
    cost......................      810,321                                         810,321               0            810,321
                                -----------       -----         ---------       -----------     -----------        -----------
        Total Current
          Assets..............    1,783,323           0           450,050         2,233,373       4,500,000          6,733,373
Property and Equipment, at
  cost, net of accumulated
  depreciation................       49,300                                          49,300               0             49,300
Other Assets
  Deferred debt expense.......                                     50,000(2)         50,000         (50,000)                 0
  Deferred charges and other
    assets....................       26,113                                          26,113               0             26,113
  Intangible assets, net of
    accumulated
    amortization..............      380,838                                         380,838               0            380,838
                                -----------       -----         ---------       -----------     -----------        -----------
                                $ 2,239,574       $   0         $ 500,050       $ 2,739,624     $ 4,450,000        $ 7,189,624
                                ===========       =====         =========       ===========     ===========        ===========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable............  $   343,434                                     $   343,434               0        $   343,434
  Other current liabilities...      482,964                                         482,964         (21,675)(3)        461,289
  Current portion of long-term
    debt......................      337,339                                         337,339        (144,500)(3)        192,839
  Due to affiliate............            0                                               0
  Deferred hotel revenue......      501,754                                         501,754               0            501,754
  Deferred cruise and tour
    revenue...................      827,581                                         827,581               0            827,581
  Deferred subscription
    revenue...................      118,994                                         118,994               0            118,994
                                -----------       -----         ---------       -----------     -----------        -----------
        Total Current
          Liabilities.........    2,612,066                                       2,612,066        (166,175)         2,445,891
Other Liabilities
  Private placement debt......                                    500,000(2)        500,000        (500,000)                 0
  Debt discount...............                                   (357,095)(2)      (357,095)        357,095                  0
                                                                ---------                       -----------
    Net.......................                                    142,905(2)        142,905        (142,905)                 0
  Long-term debt..............      803,480                                         803,480        (739,007)(3)         64,473
  Deferred discount...........            0                                               0                                  0
                                -----------       -----         ---------       -----------     -----------        -----------
        Total Other
          Liabilities.........      803,480                       142,905           946,385        (881,912)            64,473
Stockholders' (Deficit)
  Preferred stock, no par
    value; authorized
    10,000,000 shares; none
    issued and outstanding....           --                                                                                 --
  Common stock $.0001 par
    value; authorized
    30,000,000 shares.........          952        (816)(1)             7(2)            143             160(3)             303
  Additional paid-in
    capital...................      598,208         816(1)        357,138(2)        956,162       5,905,022(3)       6,861,184
  Accumulated deficit.........   (1,775,131)                                     (1,775,131)       (407,095)(2)     (2,182,226)
                                -----------       -----         ---------       -----------     -----------        -----------
        Total Stockholders'
          Equity (Deficit)....   (1,175,971)          0           357,145          (818,826)      5,498,087          4,679,261
                                -----------       -----         ---------       -----------     -----------        -----------
                                $ 2,239,574       $   0         $ 500,050       $ 2,739,624     $ 4,450,000        $ 7,189,624
                                ===========       =====         =========       ===========     ===========        ===========

---------------

(1) The 1 for 7 Reverse Stock Split:

Outstanding shares of Common Stock Before Split:............   9,522,024
  Outstanding shares of Common Stock After Split:...........   1,360,289
  Decrease in shares outstanding:...........................   8,161,735
  Decrease in par value outstanding @ $0.0001 per share:....  $      816

(2) The 1997 Private Placement (as adjusted for the Reverse Stock Split):

Record issuance of Private Placement Notes Payable
  Gross Notes Payable:......................................  $500,000
Less Commissions (Charged to Deferred Debt Expense):........   (50,000)
  Plus Proceeds From Sale of Stock (71,429 shares @
     $.0007): ..............................................        50
Net Proceeds:...............................................  $450,050

     Amount attributable to shares/discount on notes issued in Private
Placement:


Offering Price..............................................  $   5.00
Price of shares in the Private Placement....................    0.0007
Shares in Private Placement.................................    71,429
Discount to be charged to earnings upon repayment of Private
  Placement indebtedness....................................  $357,095


(3) The Offering:


Record Public Offering of Common Stock Offering Proceeds
  (1,200,000 shares @ $5.00)................................  $6,000,000
  Less: Commissions.........................................    (600,000)
  Less: Offering Expenses...................................    (400,000)
  Less: Repayment of Private Placement Debt.................    (500,000)
  Net Proceeds..............................................  $4,500,000
Record Conversion of Debt to Common Stock
  Accrued Interest on Convertible Debt......................  $   21,675
  Short-term Convertible Debt...............................  $  144,500
  Long-term Convertible Debt................................  $  739,007
  Total Converted Debt......................................  $  905,182
  Number of Common Shares issued on conversion..............     395,303
Record Stockholder Equity Accounts
  Total Offering Shares.....................................   1,200,000
  Total Converted Shares....................................     395,303
  Total Shares Issued.......................................   1,595,303
  Par value of shares issued @ $0.0001 per share............  $      160
  Additional Paid-in Capital................................  $5,905,022
          Total Shares Outstanding After Offering:..........   3,027,021

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The financial information set forth in the following discussion should be read in conjunction with, and qualified in its entirety by, the financial statements of the Company included elsewhere herein.

     The Company was incorporated October, 1987 under the name "Pace Group International, Inc." and, until November 1995, through a wholly-owned subsidiary, marketed English language training programs developed by the Company's founder. The Company ceased doing business under the Pace name in November 1995 and changed its name to Riley Investments, Inc. Effective October 10, 1996, the Company merged a newly formed and wholly-owned acquisition subsidiary with and into Airfair Publishing, Inc. ("Airfair"), which owned the assets what now comprise substantially all of the operating assets and business of the Company. Airfair became a wholly-owned subsidiary of the Company following the merger and conducts all of the Company's operations. In view of the merger and the new management team installed in connection with the merger, operating strategies, expansion plans, resources, and other factors, management does not believe that a discussion of the operations of the Company prior to the Airfair merger would be meaningful. Effective January 1, 1997, the Company combined the operations of the hotel and resort divisions together with the cruise and escorted tour divisions into a single division called "Interline Travel Reps."

     BEI Holdings, Inc. ("BEI"), formed Airfair as a subsidiary on January 5, 1996, with the intention of using it to consolidate its interline industry activities. On January 13, 1996, effective December 31, 1995, Airfair acquired certain assets and assumed certain liabilities that became the Cruise and Magazine divisions of Airfair in consideration of the assumption of $593,791 in liabilities. Following the organization of Airfair, Inventory Merchandising Services, ("IMS"), a subsidiary of BEI, transferred its hotel and resort operations to Airfair, effective January 1, 1996 (these assets had been acquired from an unrelated third party, on December 1, 1994, in consideration of the assumption of $144,394 in liabilities). In the spring of 1996, BEI distributed all of its shares of Airfair's common stock to its shareholders.

FINANCIAL CONDITION AND CHANGES IN FINANCIAL CONDITION

     The Company had a negative working capital of $828,743 as of September 30,1997, as compared to a negative working capital of $1,101,503 at September 30, 1996. The primary causes for this deficit in working capital was the loss from operations of $452,240 for the twelve-month interim period from September 1996 to September 1997 and monthly debt service that had reached approximately $20,000 per month. The Company ended the third quarter with $2,612,066 in current liabilities as compared to $2,338,633 for the prior year comparable quarter. This increase in current liabilities was a result of the Company's inability to generate enough cash funds during the year to adequately sustain the Company's acquisitions and management's desire to grow sales through increasing the number of issues, size, distribution and quality of the Magazine. The largest components of current liabilities are accounts payable of $343,434 (of which $277,171 are greater than 90 days past due), as compared to $578,988 in accounts payable as of December 31, 1996, of which $313,271 were more than 90 days past due; accrued expenses and negative cash balances of $482,964; current portion of notes payable of $337,339, and deferred revenues relating to hotels, cruises and tours and magazine subscriptions of $1,448,329. A large portion of accounts payable are made up of amounts due for telephone services and the publication of the Magazine. The Company has been diligently working with its primary vendors to work out payment schedules. During the quarter ended September, 30, 1997, one of the Company's printing vendors agreed to convert its trade payable balance of $6,398 to a note payable bearing interest at 8% per annum and providing for twelve monthly payments. During the first six months of 1997, five of the

Company's vendors agreed to convert their accumulated accounts payable balances to notes in accordance with the following schedule:

VENDOR (TYPE)   ACCOUNT PAYABLE BALANCE   INTEREST RATE   # OF MONTHLY PAYMENTS
-------------   -----------------------   -------------   ---------------------
printing                $ 9,548                10%                 48
computer                $25,000                10%                 24
printing                $27,206                 9%                 48
printing                $36,905                 6%                  9
printing                $53,502                 8%                 32


     Accrued expenses of $482,964 are comprised mainly of payroll, vacation, commissions, note interest negative cash balances, and general administrative expenses. Deferred revenues for hotels and cruises represent the moneys received from passengers that are deferred for revenue recognition purposes until the passenger has completed travel. These deferred liabilities are very short-term in nature due to the short time frame between booking date and travel date. Amounts deferred for hotels were $501,754 and for cruises $827,581 at September 30, 1997. Deferred subscription revenue of $118,994 represents subscription moneys received but not earned at quarter end. Magazine subscriptions are normally paid in full in advance for the one- or two-year subscription period. Revenue is earned on a prorata basis as the magazines are printed and shipped to the subscribers.


     Total notes payable of $1,140,818 are detailed in Note 7 of the financial statements. The holder of the acquisition notes agreed to a substantially discounted payoff on these notes in April, 1997. The Company completely extinguished this debt through the payment of $75,000 in cash in April, 1997. The discount amounted to a reduction of $224,792 in the debt balance and an equal reduction in the amount of goodwill created in the acquisition. The Company obtained an additional $500,000 in financing during the quarter ended June 30, 1997 through the issuance of convertible debentures due April, 2000. These debentures bear a 7% annual interest rate due on each anniversary. The Company may pay the interest due with shares of the Company's common stock at the rate of one share for each $3.50 of interest due. The holders of the debentures may convert the unpaid principal into shares of the Company's common stock at a conversion price of $1.75 per share. These debentures were issued with warrants which entitle the holders thereof to purchase 142,858 shares of the Company's common stock at a exercise price of $7.00 per share, as adjusted for the Reverse Stock Split. The Company also negotiated an agreement with the holder of an existing note to lend an additional $80,000 so as to permit the Company to publish one issue of the Magazine. Of the total of $1,140,818 in notes, the current portion amounts to $337,339 and the long-term portion equals $803,480.

     Included in other liabilities of the previous quarter besides the long term debt was a deferred discount of $54,644 that was received as a service discount from the Company's long distance telephone carrier in 1996 upon the execution of a long term agreement. The agreement required the Company to use a minimum of $240,000 in annual long distance services for a period of three years. If the Company failed to utilize the required minimum usage, the discount was to be forfeited. The Company renegotiated this agreement during the current quarter and the deferred discount was forgiven and became fully earned.

     The Company had $2,239,574 in total assets at September 30, 1997 compared to assets of $1,915,169 at the end of September 30, 1996. Of the cash balance of $190,870, approximately $190,605 represents escrow deposits required by the Company's previous and current banks as a reserve for charge backs against the Company's Visa/MasterCard credit card processing and the remaining $265 represents petty cash. The Company has ceased processing Visa/MasterCard charges through its previous processor, who has agreed to return all unused escrow funds to the Company by May, 1998. The Company has had a history of minimal charge backs. The Company contracted with a another credit card processor, as of July 1, 1997, to continue credit card processing. The new processor is requiring a six-month rolling reserve of 5% of monthly credit card receipts. Approximately 70% of the Company's hotel and resort sales are generated through credit cards. The accounts receivable of $76,254 is comprised primarily of advertising revenue from vendors that advertised in the Magazine and updates. Prepaid tour cost and prepaid cruise cost of $575,744 and $810,321, respectfully, represent funds paid to hotels and cruise lines as of September, 1997, for travel dates that occur after that date.

These prepaid items relate directly to the previously discussed deferred revenues and are also very short-term in nature. Goodwill consist of the excess of purchase price over net assets acquired during the aforementioned acquisitions. However, goodwill associated with the cruise and magazine divisions was reduced by $224,963 during the quarter due to a reduced lump sum settlement of the notes due the prior owners of the acquired assets.

RESULTS OF OPERATIONS

  Overall Operating Results

     The Company had net income for the quarter ended September 30, 1997 of $72,779, as compared to a loss of $55,103 for the previous six months of 1997. The primary cause for the third quarter gain was an increase in sales of $224,069 over the previous quarter as well as recognizing the deferred discount from the long distance carrier. The Company also repriced the hotel rooms it purchased from IMS in accordance with the Marketing Agreement. See Note 7 Due to Affiliate within the financial statements and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The Company had previously estimated the cost of these room purchases until adequate data was available in order to properly cost out this contractual agreement. The result of the recalculation was that the Company had overpaid IMS approximately $159,000 for the purchase of these utilized hotel rooms and therefore had overstated cost of goods sold. The Company has changed the room cost in the reservation system for future purchases. The following schedule reflects the effects of this repricing applied to the periods in which incurred:

                        QUARTERLY NET      ADJUSTMENT FOR     ALLOCATION OF COST     QUARTERLY NET
                       INCOME (LOSS AS    REDUCTION OF COST   REDUCTION TO PERIOD   INCOME (LOSS) AS
                           REPORTED       ON REPRICED ROOMS        INCURRED             ADJUSTED
                       ----------------   -----------------   -------------------   ----------------
March 31, 1996.......     $(163,546)                                 18,353            $(145,193)
June 30, 1996........        11,316                                  15,383               26,699
September 30, 1996...      (250,509)                                 17,439             (233,070)
December 31, 1996....      (469,916)                                  8,418             (461,498)
                          ---------                                --------            ---------
Total 1996...........     $(872,655)          $       0            $ 59,593            $(813,062)
March 31, 1997.......     $ (75,323)                                 26,933            $ (48,390)
June 30, 1997........        20,220                                  34,148               54,368
September 30, 1997...        72,779            (159,835)             39,161              (47,895)
                          ---------           ---------            --------            ---------
Total 9 Months
  1997...............     $  17,676           $(159,835)           $100,242            $ (41,917)
Total Adjustment.....                         $(159,835)            159,835

     For the nine months ended September 30, 1997 the Company had a net loss of $41,917 as adjusted for the above repricing as compared to a net loss $351,564 for the comparable period of 1996. The decreased loss in 1997 is the result of an increase in sales of approximately $1,100,000 over the 1996 period as well a reduction in operating expenses of approximately $245,000 over the same period. The increase in sales is primarily attributed to repeat customer sales, a larger property portfolio and an additional year of experience in the cruise market. The funding of publications has come primarily from funding provided by the debt instruments mentioned previously. Management set a goal in the latter part of 1996 of increasing sales through increasing the size, quality and distribution of the Magazine. The Magazine's production schedule was to be increased to every two months as opposed to every three months before the Company's acquisition of the Magazine. The Magazine also produces an update brochure promoting hotel and cruise specials for bulk distribution through Airport offices. Management believes that increased circulation will increase the value of the publications to both advertisers and subscribers. The Company intends for the Magazine Division to increase revenue from either or both of advertising or subscriptions to the point where the Magazine Division will at least break even in 1998.

  Revenue

     Gross revenue for the quarter ended September 30, 1997, was $3,607,327 an increase of $224,069 over the June, 1997 quarter revenues of $3,383,258. Hotel sales of $1,105,218 for the current quarter represent a 16% decrease for the September, 1997 quarter compared to $1,324,238 for the June quarter. The decrease in hotel sales was primarily caused by the unavailability of rooms during the quarter at one of the Company's primary resort locations (Cancun), which is attributed to overwhelming retail demand for hotel/resort space in that market. However, the Marketing Division has substantially increased the number of properties available to the interline market during the year. Gross cruise and tour revenue equaled $2,317,601 for the 1997 September quarter, an increase of $364,983 over the second quarter. The Company recognizes hotel and cruise revenues on a "booked, paid, traveled" basis, (i.e. revenue is not earned until the passenger has completed travel).

     Gross revenue for the nine months ended September 30, 1997 increased $1,086,623 over the comparable nine months of 1996. Cruise and tour revenues accounted for $955,610 of this increase, while hotels increased $86,949 over this time frame. Management believes that these increases are attributable to an increased presence in the marketplace.

  Cost of Goods Sold

     Hotel cost has been restated in the following schedule to reflect the effects of repricing of the IMS rooms aforementioned:

                                                      ADJUSTMENT FOR     ALLOCATION OF
                                                     REDUCTION OF COST   COST REDUCTION    ADJUSTED
                       HOTEL REVENUE   HOTEL COST       ON REPRICED        TO PERIOD         ROOM
                        AS REPORTED    AS REPORTED         ROOMS            INCURRED         COST
                       -------------   -----------   -----------------   --------------   ----------
March 31, 1996.......   $  915,177        710,827                            (18,353)     $  692,474
June 30, 1996........    1,264,958        963,240                            (15,383)        947,857
September 30, 1996...    1,206,751        933,536                            (17,439)        916,097
December 31, 1996....      862,568        665,949                             (8,418)        657,531
                        ----------     ----------                          ---------      ----------
Total 1996...........   $4,249,454     $3,273,552        $      0          $ (59,593)     $3,213,959
March 31, 1997.......   $1,044,379        813,848                            (26,933)     $  786,915
June 30, 1997........    1,324,238      1,018,773                            (34,148)        984,625
September 30, 1997...    1,105,218        687,600         159,835            (39,161)        808,274
                        ----------     ----------        --------          ---------      ----------
Total 9 months
  1997...............   $3,473,835      2,520,221        $159,835          $(100,242)     $2,579,814
Total Adjustment.....                                     159,835           (159,835)

     The Marketing Division had adjusted cost of sales of $808,274 on sales of $1,105,218 for the current quarter producing a gross margin of $296,944, or 26.8% of sales. The comparable second quarter hotel cost of sales were $984,625 generating a gross margin of $339,613, or 25.6% on sales of $1,324,238. The cruise division generated a gross margin of $239,322 or 10.3% on sales of $2,317,601 for the quarter ended September 30, 1997. This compares to the prior quarterly margin of $232,362 or 11.9% on sales of $1,952,618. Average margins on cruises can range from 10% to 18% depending on cruise line space availability.

     The adjusted margin for hotel sales for the nine months ended September 30, 1997, was $894,021 or 25.7% of sales. Cruise and tour gross margin for the same period was $643,749 or 11.3% of sales. The comparable 1996 margin for hotels was $830,458 or 24.5% of hotel sales. Cruises in 1996 produced a $599,648 margin or 12.5% of sales. The larger 1996 cruise margin percentage is attributable result of one unusual under-booked cruise in June 1996 on which the Company was able to acquire births and then sell to produce a margin of approximately $84,000 on sales of approximately $110,000.

  Operating Expenses

     Operating expenses for the quarter ended September 30, 1997 were $622,744, as compared to $436,573 for the second quarter. The increase was caused by of increased computer programming cost for modifications to the reservation system, commissions incurred for the relatively new Germany and Canada operations which receive 60% of the margins on their production (in recognition of their obligations to bear their operating costs), an increase of 1% in the discount fee charged by the new credit card processors, increased travel to industry trade and vendor meetings, and increased expenses associated with disseminating advertising material to the airline employees such as the weekly fax communications, printing expenses of the Germany Guide and the Suntrust brochure. The Suntrust brochure was a concept where the Company agreed with Suntrust bank to market selected Company properties to the credit card holders of the bank. The project was abandoned after a poor response rate. Contracts were negotiated during the year with separate travel operators in Germany and Canada where they are able to sell the Company's properties to their respective markets. These operations are expected to significantly increase Company sales over time. The Company is in the process of negotiating with operators in Mexico and Japan for similar agreements.

     The largest expense item for the Company is wages, which equaled $803,436 for the nine months ended September 30, 1997 as compared to $913,837 for the previous year, a decrease of $110,401. The Company reduced salary expenses as of January 1, 1997 through the reduction of personnel and attrition. Another major expense area is management fees. Airfair entered into a management agreement with BEI and IMS effective March 1, 1996, see, "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Under this agreement, BEI permits Airfair to use office space and certain equipment leased by BEI, and BEI and IMS provide Airfair insurance, payroll services, office supplies and other minor office services. IMS and BEI charge Airfair a management fee equal to 0.5% of Airfair's gross revenue per month for these services. In addition, pursuant to the terms of the Management Agreement, IMS, BEI, and Airfair agreed that Airfair would reimburse BEI for a portion of the direct payroll expenses of certain members of management who serve BEI, IMS, and Airfair (the "Shared Management Members"). The proportion is intended to correspond with the amount of time expended by the Shared Management Members on the business matters of Airfair. These management fees and the payroll reimbursements for Shared Management Members totaled $168,419 for the nine months ended September 30, 1997, as compared to a $15,975 for the nine months of 1996. Prior to the management agreement, all general and administrative expenses of BEI were allocated 70% to Airfair and 30% to IMS. In February 1996, BEI incurred a large one-time gain which exceeded its expenses for that month. As such, both Airfair and IMS were the beneficiaries of an expense credit for that month. Airfair's portion of that allocation was a credit of approximately $142,000.

     On December 1, 1997, the Company finished negotiating a new lease agreement for office space. The terms of the lease agreement call for 10,567 square feet of net rentable area for a period of five years and three months with an option to renew for five years. Monthly rent payments over the initial term of the lease are $10,567 beginning March 1, 1998 to February 28, 1999; $11,448 from March 1, 1999 to February 28, 2000; $12,328 from March 1, 2000 to February 28, 2001; $12,478 from March 1, 2001 to February 28, 2003. The option year rates will be based on market conditions upon the renewal date. The Company currently is paying its portion of rent under that certain management services agreement with BEI/IMS previously mentioned. It is anticipated that the Company will dissolve that management services agreement sometime around January 1, 1998 and will directly acquire all services being furnished under that agreement. With the exception of the above new lease agreement, the Company does not anticipate a material increase in expenses above what was incurred under the management services agreement.

     Operating expenses for the fiscal year ended December 31, 1996 were generally high due to expenses associated with the acquisition and operation of the Company's cruise and magazine divisions. In addition, during the first quarters of 1996, the Company incurred approximately $85,000 in legal expenses associated with its acquisition of its interline and magazine assets and the merger between the Company and Airfair Publishing Corporation.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has an accumulated deficit of $1,775,131 as of September 30, 1997, and the Company's auditors for fiscal year 1996 included in their audit opinions a qualification regarding the Company's ability to continue as a going concern. Historically, the Company has had insufficient cash reserves to satisfactorily implement its business strategy and otherwise operate effectively. This has forced the Company to publish and distribute its information on an inconsistent basis, defer payment of certain expenses and otherwise limit its efforts to promote sales growth. As most travel by interliners takes place when there are empty seats on airlines, travel volume tends to decrease when the retail travel industry experiences high traffic volume. Accordingly, generally high retail travel volumes from the middle of November through January usually results in low interline travel volume. As a result the Company normally sees much lower travel sales during the fourth quarter of the year and their can be no assurances that the Company will be able to generate an operating profit for the quarter.

     Since Airfair's inception, it has financed its business growth through internally generated revenue, borrowings from its former sole stockholder, BEI, and borrowings from new stockholders subsequent to its spin-off from BEI. In September, 1996, the Company borrowed $400,000 from seven shareholders ("bridge loans") that were collateralized with 130,868 shares of ITEX Corporation common stock owned by BEI. BEI executed a Security Pledge Agreement in favor of the lenders. Thereafter, management has taken a different strategy in raising and conserving funds needed for operations in 1997 and thereafter. Since January 1, 1997, management has reduced expenses by approximately $27,000 per month through a reduction in nonessential personnel, changing to a lower priced package delivery service, obtaining more services such as small printing jobs on a trade basis and reducing any other expenses that are not considered absolutely necessary to the ongoing needs of the operation.

     During the second quarter of 1997, the Company raised funds through additional long-term borrowings. The bridge loans were restructured in a transaction whereby the loan-holders agreed to the release of the pledged equity securities in exchange for the following: (1) payment of all accrued interest through April 10, 1997, which was paid in the amount of approximately $29,000,
(2) the loan broker received a fee of $20,000, (3) 5,714 Company common stock warrants were issued to the loan broker and 2,857 stock warrants were issued to a principal of the loan broker, all exercisable at $1.00 per share, (4) the bridge loans were converted to 3-year notes bearing 12% annual interest, with principal and interest payable monthly, beginning in May, 1997, permitting the outstanding principal balance to be converted (at the note holders' option) into Company common stock at $3.50 per share, and providing for no prepayment penalties. Also in April and May, 1997, the Company raised an additional $500,000 from ten investors through the issuance of three-year convertible debentures. The debentures carry an annual interest rate of 7%. Interest and principal are due and payable in annual installments commencing May 1, 1998 and on each anniversary of that date thereafter until May 1, 2000, on which date the debentures mature. At the option of the Company, interest payments due prior to the maturity date may be made in shares of common stock of the Company at the rate one share for each $3.50 of interest accrued and payable. The debenture holder has the right at any time prior to maturity to convert all or any portion of the then outstanding principal balance into fully paid and non-assessable shares of common stock of the Company at a conversion price of $1.75 per share of such outstanding principal amount, subject to adjustment from time to time as provided for in the debenture.

     The Company also extinguished (in April, 1997) the $299,963 of notes payable that were incurred in connection with the acquisition of the cruise and magazine division for a cash settlement of $75,000 (See Financial Condition and Changes in Financial Condition above). During the previous quarter, the Company also negotiated the conversion of five accounts payable vendors into notes payable with various terms and conditions (see Note 7 to the financial statements). The remaining unpaid balance of these vendor notes was $121,933 at September 30,1997. During the current quarter, the Company borrowed an additional $80,000 from one of its existing note holders. This note was repaid subsequent to the end of the quarter. Management has and is continuing to negotiate with its accounts payable vendors in order to work out acceptable payment schedules for all parties.

     The Company has obtained an additional $500,000 bridge loan (referred to elsewhere herein as the "1997 Private Placement") as of October 24, 1997. In addition, the Company has borrowed $70,000 from a shareholder, which sum bears interest at the rate of 10% per annum and is to be repaid out of the proceeds of this Offering. This borrowing represents short-term working capital. These funds will be utilized for publications, operating expenses and some of the offering expenses incurred in connection with this Offering.

     As a result of the transactions described in the preceding paragraph, management believes that its existing working capital levels, supplemented by cash expected to be generated by existing operations and cash generated through the Offering contemplated by this Prospectus, will be sufficient to fund the Company's needs over the next 3 to 5 years. Management's belief is based on a number of assumptions including, without limitation, that increased gross sales will result from increased distribution (both in terms of frequency and number of issues) of the Company's publications and that the Company can continue to operate effectively at reduced levels of operating expenses. There can be no assurance that the foregoing assumptions and the other assumptions relied upon by management will prove accurate and any such inaccuracy may cause the Company to need working capital. Moreover, there are no assurances that the Company will be able to procure any such capital should it be needed and any such inability may have an adverse effect on the Company's business, financial condition and future operating results.

     FASB Statement 128, a recently issued accounting standard, will have an impact on financial statements when adopted. It is not expected that the Company will be impacted by other recently issued standards:

     FASB Statement 128 presents new standards for computing and presenting earnings per share (EPS). The Statement is effective for financial statements for both interim and annual periods ending after December 15, 1997.

     If adoption of SFAS 128 would have been required for fiscal years ended December 31, 1996 and 1995, the changes in earnings per share amounts would have been immaterial.

     If adoption of SFAS 128 would have been required for the nine months and three months ended September 30, 1997, the earnings per share amounts would have been reported as follows:

Earnings per common share (nine months) (as reported).......  $.01
Earnings per common share (three months) (as reported)......  $.04
Earnings per share if reported under SFAS 128:
  Nine Months
     Earnings per common share..............................  $.01
     Earnings per common share-assuming dilution............  $.01
  Three Months Earnings per common share....................  $.04
     Earnings per common share-assuming dilution............  $.04

     FASB Statement 131 presents news standards for disclosures about segment reporting. The Company does not believe that this accounting standard applies to the Company as all operations of the Company are integrated for financial reporting and decision making purposes.

INFLATION

     The Company's results of operations have not been affected by inflation and management does not expect inflation to have a significant effect on its operations in the future because of the short time frame between reservation bookings and the dates of travel.

FORWARD-LOOKING INFORMATION

     From time to time, the Company or its representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer or in various filings made by the Company with the Securities and Exchange Commission. Words or phases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project or projected", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). The Company wishes to ensure that such statements are accompanied by meaningful cautionary statements, so as to maximize to the fullest extent possible the protections of the safe harbor established in the Reform Act. Accordingly, such statements are qualified in their entirety by reference to and are accompanied by the following discussion of certain important factors that could cause actual results to differ materially from such forward-looking statements.

     Management is currently unaware of any trends or conditions other than those previously mentioned in this management's discussion and analysis that could have a material adverse effect on the Company's consolidated financial position, future results of operations, or liquidity. However, investors should also be aware of factors that could have a negative impact on the Company's prospects and the consistency of progress in the areas of revenue generation, liquidity, and generation of capital resources. These include: (i) variations in the mix of hotel, cruise, and magazine revenues, (ii) possible inability to attract investors for its equity securities or otherwise raise adequate funds from any source should the Company seek to do so, (iii) increased governmental regulation, (iv) increased competition, (v) unfavorable outcomes to litigation involving the Company or to which the Company may become a party in the future and, (vi) a very competitive and rapidly changing operating environment. Furthermore, reference is also made to other sections of this report that include factors that could adversely impact the Company's business and financial performance.

     The risks identified here are not all inclusive. New risk factors emerge from time to time and it is not possible for Management to predict all of such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

                                  THE BUSINESS

     The Company serves a portion of the travel industry known as "interliners" through two divisions operated within its wholly-owned subsidiary. Interliners are the active employees and retirees of the airline industry, who may fly on many carriers for free or at a very significantly reduced fare, along with their families and the friends to whom they pass along their allotments of no-cost or low-cost flying privileges. One division (the "Publishing Division") publishes a magazine and other promotional material directed at the interline market, see "THE BUSINESS -- The Publishing Division," infra, and the other (the "Marketing Division") offers travel accommodations to interliners. See "THE BUSINESS -- The Marketing Division," infra. Primarily because interliners have a high propensity to travel at the last minute or during off-peak periods when "stand-by" space is available at hotels and resorts and on cruise ships, interliners are generally able to procure hotel or resort accommodations in destination locations, cabins on cruise ships and other travel products at rates representing a courtesy discount of up to 50% off of established rates. The discount is available because the travel industry views interline bookings as incremental or marginal revenue that supplements normal marketing revenue. A principal characteristic of the interline travel industry is that interliners are generally unaware of the many opportunities, discounts and specials that are available to them at any given time. The industry that exists to service the interline market is highly fragmented, generally consisting of small operators serving the market either as an adjunct to a retail tour operation or by concentrating on an extremely narrow segment. There are a handful of major interline companies that are established and offer relatively broad service, yet none of these operations could be considered to have a dominant position.

THE PUBLISHING DIVISION

  The Products

     The Publishing Division produces, publishes and distributes Interline Adventures (formerly Airfair Magazine), a 27-year-old, 4-color, 120 plus-page, bi-monthly magazine, Interline Adventures (the "Magazine") provides general travel editorial coverage and, in a section known as the Interline Vacation Guide, a significant focus on cruise and tour opportunities for interliners. The Publishing Division attempts to supplement and update the Magazine's information on product availability via a smaller, 4-color, publication. A portion of the net proceeds of this offering will be used to insure that the Publishing Division will be able to publish the Magazine and its other publications (collectively the "Publications") regularly and predictably, thereby assuring a more constant and regular presence in the interline market. See "USE OF PROCEEDS."

     The Publishing Division's publication serve as the primary marketing channel for the Marketing Division, which uses the Publications to advertise its products and services and to generate inquiries and sales. In addition, the Magazine provides an advertising outlet for the cruise lines, hotels and resorts frequented by the Company's clients.

     The Publishing Division currently sends approximately 15,000 copies of the Magazine to subscribers, mails up to another 40,000 copies on a promotional basis, and distributes up to 20,000 more copies through the Company's airline representatives. Copies not delivered directly to subscribers are placed in airport areas and rooms reserved for and frequented by airline employees (hereinafter referred to as "Employee Areas"). Among these areas and rooms are employee break rooms, reservation and office areas, and "pass bureaus." "Pass bureaus" are offices maintained by each airline in an attempt to facilitate employee travel on other airlines -- i.e., a Continental employee wishing to make travel arrangements on American Airlines may utilize the services of Continental's pass bureau. Airlines generally establish a pass bureau in their "hub airports." The Company's financial performance and operations to date have been severely constrained by a lack of capital. As a result of the lack of adequate capital, the Company has shipped approximately half of the total number of magazines and brochures called for by the Company's business plan.

  Marketing

     The Magazine derives revenue from sales of subscriptions to interliners and sales of advertising to hotels, resorts, cruise lines and other service providers located at or leaving from destination locations. The following table sets forth information relating to business activity of the Magazine Division and revenue directly attributable to the Magazine during the nine months ended September 30, 1997:

Number of Subscribers:......................................      13,507
Subscription Revenue:.......................................  $   71,881
Number of Advertisers --
  Hotels/Resorts:...........................................          87
  Cruise Lines:.............................................          13
  Tours:....................................................           3
  Classified:...............................................          20
  Total Advertisers.........................................         123
Advertising Sales --
  Hotels/Resorts:...........................................  $  210,265
  Cruise Lines:.............................................      46,990
  Tours:....................................................       7,300
  Classified:...............................................       3,900
                                                              ----------
  Total Advertising Sales:..................................  $  268,395
Number of Airline Employees(2):.............................    +500,000(1)
Number of Interliners(3):...................................  +2,000,000(1)

---------------

(1) Estimated

(2) Employees based in America and employed by domestic (American) passenger carriers, excludes interliners who are employees of non-passenger carriers such as courier or delivery services, employees of nondomestic passenger carriers and employees of domestic passenger carriers based in foreign countries

(3) Defined as the total number of airline employees and airline retirees, excludes family members of airline employees and retirees, some of whom may be offered interline benefits

     The Magazine is marketed to potential subscribers and to existing subscribers by subscription renewals and through advertising and promotions. Advertising and subscription cards are placed within the brochures distributed by the Marketing Division to Employee Areas. Complimentary copies of the Magazine are mailed to selected interliners who have previously made purchases from the Marketing Division and to individuals who have previously inquired about the possibility of subscribing to the Magazine. As the Company more firmly establishes its frequent traveler program discussed below, see "The Marketing Division," infra, it anticipates that it will be able to more effectively target its efforts to promote the Magazine. See "Competition," below.


     The Company anticipates that an increase in the size of the Company's mailing list would increase both the rates the Publishing Division can charge for advertising within the Magazine and the number of customers within the Marketing Division's customer base. While the Company believes that there are a number of viable and effective means of increasing its mailing list, it also believes that the most rapid means would be to utilize employee lists from airlines or air freight carriers or member lists from airline employee unions. At least to date, neither airlines nor airline employee unions have provided lists of airline employees to interline companies, and there can be no assurances that airlines, airfreight carriers or unions will provide the Company with access to employee or member lists. Mailing to all or substantially all of the employees of a major airline would require more operating capital than has been available to the Company to date. The Company has not undertaken this sort of mailing because it is relatively capital intensive and the Company, prior to this Offering, has lacked the operating capital necessary to undertake such mailings. If this Offering is successful, management anticipates that it will commence test mailings (and undertake other evaluative measures) to ascertain the efficiency of mailing directly to employees. There can be no assurance that major airlines will grant the Company access to employees or retiree lists or that the Company, if such access is granted, can devise and implement a strategy to profitably utilize such lists.

     Advertising space within the Magazine is marketed to hotels, resorts, cruise lines and tour operators through direct telemarketing and distribution of media kits to the advertisers and, on a selective basis, to agencies representing the advertisers. Although many advertisers are hotels, resorts, cruise lines, and tour operators who have rate agreements with the Marketing Division, and their advertisements display the phone number of the Marketing Division, the Magazine also sells advertising space to interline operators which have no agreement or arrangement with the Marketing Division. The Company has attempted to pursue both advertisers that are only adjuncts to the interline travel industry, such as luggage manufacturers, and those that have no connection to the travel industry, but the subscription base and total distribution base of the Magazine has discouraged such advertisers. The Company offers many advertisers the opportunity to purchase advertising space within the Magazine in exchange for rooms in hotels, resort accommodations and cruise cabins, which it then re-markets for cash at an additional profit. See "The Marketing Division," infra.

     Advertisers generally, and in particular advertisers who do not have rate agreements with the Marketing Division, focus on subscriber base and total distribution of publications in determining both in which publications to place advertising and how much to pay for advertising space. To date the subscription base and total distribution of the Magazine has been too small to attract significant advertising sales. Upon successful completion of this Offering, the Company intends to switch the Magazine, from a "paid" circulation to a "controlled" circulation. A "paid" circulation is calculated on the basis of the number of subscriptions sold. A "controlled" circulation is based on the number of magazines sent to an identified recipient at an identified address with his approval, without regard to whether the intended recipient has paid for a subscription. The Company has approximately 13,000 subscribers, but has a mailing list of approximately 125,000 reliable interline addresses. In general, in terms of advertising rates and revenues, a "paid" circulation is more valuable than a "controlled" circulation and more recipients are more valuable than a lesser number. Company management believes that the diminution in value associated with the shift from a "paid" to a "controlled" circulation will be more than offset by the increase in size of the circulation base. Although there can be no assurances in this regard, Company management also believes that it can increase the size of "controlled" circulation and thereby increase acceptance from advertisers and advertising revenues.

  Competition


     The Magazine competes with other publications for readership and for advertisers' patronage. Most information available to interline travelers consists of brochures distributed by other interline companies, hotel and resort operators, cruise lines and escorted tour operators. The Magazine is the only 4 color publication available which is updated and published six times annually. The Magazine has one primary competitor, the ASU Travel Guide -- a 400-page guide, published quarterly, with the look and feel of a paperback novel. It competes with the Magazine for advertisements targeting interliners. The ASU Travel Guide has been published successfully for a number of years and enjoys widespread circulation. The Company hopes to compete for advertising sales by increasing distribution and offering to accept room nights or other travel accommodations as payment from some advertisers.


  Sources of Materials

     The Magazine is printed and distributed by a contract printing operation at prices negotiated from time to time between the Company and printers. There are a number of printers who could print and distribute the Magazine. Chief among the factors influencing the Company's expenses in printing and distributing the Magazine is the price of paper. Paper prices are volatile and, although currently higher than historical averages and, in the belief of the Company's management, not likely to rise significantly in the foreseeable future, the possibility that paper prices will rise further cannot be completely discounted. Significant increases in paper prices could have a materially adverse effect on the printing expenses of the Magazine and the profitability of the Company.

THE MARKETING DIVISION

  The Products

     The Marketing Division, under the name "Interline TravelReps," provides hotel and resort accommodations (comprised of rooms or vacation packages consisting of some combination of rooms, meals and services) and berths or seats on cruises and escorted tours. The hotel and resort accommodations offered by the Marketing Division are located in North and South America and Europe, with access to properties throughout the world and a particular focus on accommodations in Mexico and the Caribbean. The Marketing Division offers space on cruises and escorted tours and offers cruises on 27 lines with over 100 ships in various worldwide destinations and a wide variety of escorted tours, primarily to England, Europe and Africa. Cruise lines and escorted tour operators typically limit the interline companies that market their products or commodities to those which have a demonstrated ability to effectively serve interline travelers. The Company is permitted to market all of the major cruise lines serving the interline market. The Company maintains an office in Boca Raton, Florida, in order to facilitate its relations with the substantial number of cruise lines that are located in that area. Retention of the ability to sell cruise cabins to the interline market is key to the continued success of the Company's and is subject to the continued satisfaction of the cruise lines with the Company's service. Moreover, although the Company sells all of the major cruise lines serving the interline market, many of the cruise lines are part of holding company structures.

     Should one of these holding companies fail, the possible adverse effects on the Company would be twofold. First, the Company would be denied a significant supply of cruise berths to be sold to its interline travel customers. Second, the amount of overall supply in the cruise industry would be reduced, which would also reduce the amount of usual or "marginal" capacity available for sale to interlines. To date, during the Company's operations within the interline industry, no major cruise line operator has failed, making it difficult to estimate with prevision the impact such failure would have on the Company's operation. There can be no assurances that such impact would not be materially adverse. An analogous situation arose during the recent American Airlines labor strike. During this period, the other airlines were loaded to and operating at full capacity. Full capacity in turn meant that the operating airlines had no open seats for interline travelers and, moreover, that almost all active airline employees had full flight schedules without time for a pleasure trip. Company revenues during the strike were dramatically reduced. Immediately after the strikes were settled, the Company had a dramatic increase in bookings and sales, representing what the Company believes to have been pent-up demand. There can be no assurances that labor issues and other travel industry developments will not produce a set of circumstances during which the Company experiences substantially reduced levels of demand for its products or that the Company, if such circumstances remain in place for an extended period, will have the financial strength and resources necessary to adequately address or compensate for such reduced levels of demand.

     The Marketing Division markets its hotel and resort rooms and packages, cruises, and escorted tour products through advertisements within the Magazine, but also advertises in the magazines and newsletters published by or for a given airline's employees and distributes brochures and flyers into airline Employee Areas. The Marketing Division has a network of more than 500 current and former airline employees who distribute the Publications in airport Employee Areas throughout the United States, Canada, the United Kingdom and western Europe. The Marketing Division's other significant marketing tools are its reservation center and the reservation agents there who answer phone calls placed by interliners in response to the Marketing Division's promotional activities.

     The amount charged to the interline customer is established and published in the Magazine and the other Publications and is quoted over the phone by the Marketing Division's reservation specialists. The Company does not rigidly adhere to its price quotations and will negotiate with customers in an attempt to match or better competitor's quotations. The average hotel or resort accommodation sale, typically booked less than two weeks prior to travel, is approximately $600 with typical margins for the Company of 18% to 35%. The most popular destinations are: Cancun (36%), Jamaica (20%) and Cozumel (19%). Hotel and resort accommodations sales in 1996 totaled $4.2 million. Through the nine-month period ended September 30, 1997, sales of hotels or resort accommodations totaled $3,473,835, as compared to $3,386,886 for the same nine-month period of 1996. The average cruise or escorted tour sale is approximately $1,600 with typical margins of 8% to 17%. The Marketing Division works with all major cruise lines, and no single line accounted for more than 10% of its $6.3 million in sales in 1996. Through the nine-month period ended September 30, 1997, sales of cruises and escorted tours totaled $5,722,149, as compared to $4,766,539 for the same nine-month period of 1996.

  Seasonality

     As already noted, when airlines operate at nearly full capacity, interline travel decreases -- as a consequence of the airlines having fewer open seats for airline travelers to occupy, airline employees having less time for leisure travel and, possibly, full occupancy rates at destinations frequented by retail travelers during these traditional holiday periods. While the most dramatic events that lead to full capacities (labor issues, airline failures and similar occurrences) have happened infrequently, airlines usually operate at high capacities during the holiday season -- from the middle of November through the middle of January. The Marketing Division and the rest of the interline industry has found that very few of its interline customers travel during this period and, since the Company does not recognize income until a customer travels, the Company's income during this eight-week period is substantially lower than the income during the remainder of the year.

     The Company has found that, although actual travel is reduced during the holiday season, reservation activity is not reduced -- presumably the airline employees recognize the demands on their time during the holiday season and plan to vacation after it. Management has taken a number of steps in an attempt to address this seasonality, including the implementation of special promotional campaigns and the procurement of a substantial supply of travel accommodations at locations not traditionally frequented by holiday travelers. The promotional campaigns have met with mixed success and management believes that further refinement of this strategy will produce more uniform success. There can be no assurance that this seasonality will not have a material adverse effect on the Company or the Company's financial condition.

  Sources of Supply

     The Marketing Division primarily procures its supply of hotel and resort accommodations, cruise ship cabins, and tour reservations directly from the operators of those businesses. The Marketing Division negotiates the prices, terms and, in some cases, availability of hotel and resort accommodations over the telephone or via facsimile machines and, occasionally, at industry conferences where hotel and resort operators within a given region meet with both interline companies and travel wholesalers (which typically buy blocks of hotel rooms or resort accommodations and resell them to travel agencies). With the exception of instances where the Company is able to procure a more favorable rate as a result of volume guaranties or aggressive negotiations, the Marketing Division usually procures the interline rate quoted by a given hotel or resort operator to all interline operators. In contrast to hotel and resort operators, most cruise lines and tour operators pay a commission based on a pre-determined price to the interline customer.

     On a limited basis, the Marketing Division may also acquire access to travel accommodations through dollar denominated non-cash arrangements. Most typically, the Company provides advertising in the Magazine for room nights and such room nights are then marketed to interline customers. No assurances can be given that such non-cash transactions will yield a significant supply of travel products for sale by the Marketing Division. In addition to these direct non-cash transactions, the Company is party to a marketing agreement with Inventory Merchandising Services, Inc. ("IMS"), a subsidiary of BEI Holdings, Inc., pursuant to which IMS has agreed to permit the Marketing Division, on an exclusive basis, to sell travel accommodations which IMS acquires through barter transactions. IMS conducts a barter exchange business and, with some frequency, obtains travel accommodations through barter transactions. Pursuant to the marketing agreement, IMS makes the travel accommodations available for sale by the Company and, upon sale, the Company pays to IMS a sum equal to 25% of the proceeds received by the Company, net of IMS cost of goods sold, with respect to the sale of such inventory. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     The Company's supply of travel products within a given travel destination, whether offered by a given service provider or offered by a number of providers, is often contingent upon the availability of excess supply of such accommodations. Travel providers who cannot anticipate the existence of future excess capacity, and therefore unwilling to surrender the possibility of selling rooms at retail prices, are typically unwilling to provide interline companies with commitments for available space more than two-to-three weeks in advance of a given travel date. Some travel providers, who are able to anticipate the existence of future excess capacity, are able and desire to provide the Company with committed availability for a given number of room nights or cruise berths in an attempt to maximize their occupancy rates and marginal revenues. Management of the Company believes that hotels operate at occupancy rates of approximately 70%, although hotels in certain markets, and hotels within almost any market over a given period, can experience higher occupancy rates, thereby limiting the space available for sale by interline companies. Although the Company has encountered a shortage of travel accommodations in a given market only infrequently, the Company is aware of the possibility that a substantial growth in its interline customer base may produce a demand for interline travel accommodations in excess of the Company's available supply. Cruise lines operate at substantially higher occupancy rates and attain these rates by offering discounts on cruises where a lack of demand, and therefore the existence of excess capacity, is anticipated. The Company is offered these discounts with other retail and interline cruise marketers. The Company believes that there is substantial excess capacity, both in the market for interline products generally and in particular destinations, which is not currently made available to the Company for inclusion within its product line and that, as the Company's interline customer base grows, the Company will be positioned to augment its product offerings to satisfy any increase in demand or, alternatively, to offer products which are reasonable substitutes for products which are not available. The Company's future success and ability to meet its growth objectives may depend on its ability to procure additional and more certain supplies of travel products in sufficient quantities to satisfy the demands of its customer base.

  Customer Loyalty Program

     The Company's management has implemented several product features in an attempt to improve its products and differentiate them from the products and services of competitors. In doing so, the Company has attempted to specifically tailor the products offered to the needs and concerns of interliners. In July 1996, the Company launched PERX, a customer loyalty/referral program designed to generate repeat travel business for the Marketing Division, as well as subscribers to the Magazine. Membership in PERX allows eligible interliners to receive points for each trip taken with the Marketing Division in a manner similar to the many frequent flyer/guest programs operated by airlines and hotels worldwide. In addition, PERX members will receive points for travel by anyone they directly refer to the program. Points are redeemable for discounts and/or free trips. In July 1996, approximately 150,000 brochures containing an application for the PERX program were distributed. Although there is no enrollment fee for interliners who join PERX, the Company anticipates the following benefits from wide enrollment in PERX: (i) increase in the Company's share of the interline market, (ii) increase in the Magazine's circulation, enabling the Company to adjust advertising rates and underwrite the Magazine's production and distribution costs; (iii) creation of an enthusiastic sales team not requiring additional compensation; and (iv) establishment of a mailing list that will supplement the lists available through the Company's own records and may contain the names of recipients that might otherwise be reached only through more expensive channels (e.g., paid advertising). The Company's efforts to date, which have been severely limited by the Company's shortage of operating capital, have resulted in approximately 7,000 interline enrollees in the PERX program. The Company plans to use a portion of the proceeds of this Offering for marketing expenses which are to include increased marketing of the PERX program. No assurances can be given that sufficient numbers of interliners will enroll in PERX so as to permit the Company to realize any of the foregoing benefits.

  Competition

     Management of the Company believes that competition within the interline industry is based principally on market visibility and the nature and variety of products and services offered. As most interline companies are quoted the same price by hotels, resorts, cruise lines and tour operators, price is not usually the basis for a competitive advantage. There are over 30 competitors in the interline travel industry. None are publicly held so reliable sales information is not available. However, two companies, Caesar's and Magellan, which have been in the travel business for more than 20 years, currently may have greater sales, resources, and management experience and depth than the Company and may be able to compete very effectively with them. The balance of the Company's competition is largely made up of smaller organizations formed by former airline employees and retail travel operators which view the interline market as merely a portion of their business. Most interline companies tend to focus on a specific destination (Mexico and the Caribbean, Ski Trips, etc.) or specific airline (e.g., only Continental). Others, like the Company, offer a more complete range of interline products and services.

FACILITIES

     The Company maintains an extensive phone and computer system with which it handles the calls generated by its advertisements and completes the reservation process through its reservation centers. The phone system and computer system maintained by the Company are critical elements in the Marketing Division's marketing efforts. The Company has installed an extensive phone system and computer network which the Company believes is capable of handling the Marketing Division's needs for the foreseeable future. The Marketing Division's ability to service interliners will be dramatically reduced should either the phone or computer system become inoperable. The Company believes that it has taken appropriate steps to assure that the phone and computer system are as reliable and well protected as electronic equipment can reasonably be expected to be. There can be no assurances, however, that the Company's electronic equipment will at all times be usable by the Marketing Division in its efforts to service interline customers.


     The Company occupies approximately 9,700 square feet of office space at 211 East Seventh Street, Suite 1100, Austin, Texas 78701, its main office, and 630 square feet of office space at 1499 West Palmetto Park Road, Suite 222, Boca Raton, Florida 33486. The Company's phone number is (512) 391-2000. The Company owns no property other than office furniture, equipment and software.



     The Company employs 48 people, 43 of whom are full time and 5 of whom are part time. It is anticipated that up to 200 additional personnel will be required to meet the demands of the projected market over the next five years. Most of these positions will be in the areas of reservations and operations processing and servicing the Company's projected volume increases. None of the Company's employees are members of a labor union and, since the date of the Merger, the Company has not suffered any work stoppages or labor unrest.


GOVERNMENT REGULATION

     There are currently no federal laws or regulations governing the sale of travel products but a relative small number of states have laws relating to the sale of travel products or the operation of travel agencies. The State of Texas, where the Company's principal business operations are conducted, has no such laws or regulations. The Company is uncertain as to whether the states which do impose regulation would apply such laws to the Company's operations, but management believes that compliance with the laws of any state which imposes regulation, under the regulatory structure currently in place, would not have a material adverse effect upon the company's operations or business. Although the Company is not aware of any pending legislation imposing additional regulation upon the Company's operations within the travel industry, there can be no assurances that the federal or any state government will not impose requirements, such as requirements imposing licensure or bonding requirements, which might have a material adverse effect upon the Company's operations.

INTELLECTUAL PROPERTY

     The Company has filed a federal trademark application to register the trademark "Interline PERX Vacation Club" but has not yet heard any response from the United States Patent and Trademark Office with respect to its application. There can be no assurances that the Company will be able to obtain a federal registration of this trade name. The Company has not filed trademark applications with respect to any of the other trade names that it currently uses. If this offering is successful, the Company will evaluate whether meaningful trademark protection can be obtained for its other trademarks. There can be no assurances that the Company will ever be able to obtain meaningful trademark protection for its trade names such as "Interline Adventures" and Interline "TravelReps."

LEGAL PROCEEDINGS

     There are no legal proceedings pending against the Company.

THE MERGER AND INTEGRATION OF OPERATION DIVISIONS

     Effective October 10, 1996, the Company, then operating as Riley Investments, Inc., acquired as a wholly-owned subsidiary, Airfair Publishing, Inc. ("Airfair"), an Austin, Texas based travel services group that consisted of the businesses that now comprise the Company's operations. The acquisition was accomplished by the merger (the "Merger") of a newly created, wholly-owned subsidiary of the Company with and into Airfair, which was the surviving corporation. The Merger was effected by the conversion of the issued and outstanding shares of common stock of Airfair (the "Airfair Stock") into new shares of common stock of the Company (the "Common Stock") on the basis of one share of Common Stock for each share of Airfair Stock issued and outstanding, or an aggregate of 9,125,000 shares of common stock, which represented approximately 96% of the common stock of the Company. As adjusted for the Reverse Stock Split, the number of shares of Common Stock issued to shareholders of Airfair totaled 1,303,572. Following the Merger, the executive officers and directors of Airfair, who were appointed to similar positions of the Company, and owned approximately 65% of the issued and outstanding Common Stock. To better reflect the nature of its business following the acquisition, Riley changed its name to Grand Adventures Tour & Travel Publishing Corporation.

     Airfair acquired its operation in two transactions -- in 1995 it acquired the bulk of its hotel and resort operations from a former Continental Airlines employee and in early 1996 it acquired the Magazine and the cruise and escorted tours operations. Since the date of these acquisitions, the Company has undertaken measures to integrate the hotel and resort operations with the cruise and escorted tour operations, to expand the scope and improve the quality of the Magazine, to enhance the products offered by the Marketing Division both in terms of products offered and customer services, and to upgrade the technical infrastructure underlying all of the Company's operations. Management believes that it has made substantial progress in all of these areas but such progress has yet to be reflected in tangible operating results and there can be no assurance that such tangible operating results will be forthcoming.

OPERATIONS BEFORE THE MERGER

     Before its activities under the name of Riley Investments, Inc., the Company was known as Pace Group International, Inc., and operated until November 1, 1995, through its then wholly-owned subsidiary, Pace International Research, Inc. ("PIR"), which globally marketed English language training programs developed by the Company's founder, Edwin T. Cornelius, Jr. Despite the proprietary nature of PIR's products, the then operating Company continually failed to generate net income. Since disposing of its operating subsidiary in late 1995, the Company has had no assets or operations until the Merger.

                                   MANAGEMENT

     The following table sets forth information concerning the directors and executive officers of the Company and their age and position with the Company. Each director holds office until the next annual stockholders' meeting and thereafter until the individual's successor is elected and qualified. Officers serve at the pleasure of the board of directors.


                 NAME                   AGE                      POSITION
                 ----                   ---                      --------
Matthew O'Hayer.......................  42     Chairman, Chief Executive Officer
Joseph S. ("Jay") Juba................  34     President, Chief Operating Officer, Secretary
Darrell Barker........................  49     Chief Financial Officer, Treasurer
Fernando Cruz Silva...................  37     Senior Vice President of Sales & Marketing
Patti Macchi..........................  52     Vice President of Cruise Sales & Marketing
Robert Sandner........................  44     Director
Robert G. Rader.......................  62     Director Designee*


---------------


* Mr. Rader will be appointed to the Board of Directors as of the date of this Prospectus.


     Matthew O'Hayer has served as Chairman and Chief Executive Officer of the Company since the Merger and of Airfair since its inception. Mr. O'Hayer founded Barter Exchange, Inc. (now known as BEI Holdings, Inc. "BEI") in 1983, served as its President and Chief Executive Officer from its founding until 1995 and has served as its Chairman and Chief Executive Officer since 1995. Mr. O'Hayer also serves on the boards of several small businesses and non-profit organizations.

     Joseph S. ("Jay") Juba has served as President and Chief Operating Officer of the Company since the Merger and of Airfair since its inception. He was elected to the same offices of BEI in January, 1996. Mr. Juba joined BEI in 1991 as Director of Advertising after working for more than five years in the advertising industry. From May 1994 through December 1995, Mr. Juba served as Senior Vice President of BEI.

     Darrell Barker, a Certified Public Accountant, has served as Chief Financial Officer of the Company and BEI since March 1996. Mr. Barker provided consulting services with respect to accounting from October 1995 through February 1996. From June 1994 to October 1995, Mr. Barker served as Senior Vice-President of Finance for USA Health Network of Phoenix, Arizona. From May 1993 until June 1994, Mr. Barker was President and co-owner of Texas Medical Billing Administrators, Inc., a physician services company located in San Antonio, Texas. Mr. Barker served as Vice-President of Finance and was a director for Texas Savings Life Insurance Company in Austin, Texas from October 1987 until April 1993.

     Fernando Cruz Silva, serves as Senior Vice President of Sales and Marketing. Prior to joining Airfair in January 1996, Mr. Silva held the same titles at Inventory Merchandising Services, Inc. ("IMS"), a subsidiary of BEI. Mr. Silva became employed by IMS in May of 1994 after having worked as Director of Sales and Marketing at the Fiesta Americana Hotel in Cancun, Mexico, and the Las Brisas resort in Acapulco, Mexico and served in senior sales capacities at the Hyatt and Fiesta Americana hotels in Puerto Vallarta, Mexico City, and Cancun.

     Patti Macchi is Vice President of Sales for the Company but also contributes editing and marketing expertise to the magazine. Ms. Macchi joined the Company in 1990 after working for six years with Norwegian Caribbean Line. Ms. Macchi is responsible for negotiating rates and maintaining relationships with the 27 cruise lines represented in IRL's product offering.

     Robert Sandner has served as a director of Airfair since February 1996 and of the Company since the Merger. A co-founder of BEI, Mr. Sander has served as director of BEI and IMS throughout the last five years. Mr. Sandner served as President of Cellular Resources, Inc. of South Texas a cellular service provider based in Uvalde, Texas from its inception in 1991 and until its sale in August 1996. Prior to the organization of Cellular Resources, Inc., Mr. Sandner held various offices within BEI and operated a barter franchise office in San Antonio, Texas.

     Robert G. Rader has agreed to serve as a director of the Company as of the date of this Prospectus which is the date the Company's Registration Statement relating to this Offering is declared effective by the United States Securities & Exchange Commission. Since the founding of Capital West Securities, Inc. ("Capital West") in 1995, Mr. Rader has served as its Managing Director of Corporate Finance. Capital West serves as the managing underwriter of this Offering.


The following is a list of other significant employees of the Company:

          Joe F. Brummer, age 31, became director of Marketing in January, 1996. Mr. Brummer served in the same capacity within Airfair's predecessor-in-interest since June 1995. Prior to becoming Director of Marketing, Mr. Brummer served as an account executive with IMS since 1992. Prior to this employment with IMS, Mr. Brummer worked for the Honolulu advertising agency of Peck Sims Mueller. Mr. Brummer is responsible for overseeing the Company's marketing communication efforts including collateral development, list management, advertising, public relations, and promotions.

          Shannan Rivers, age 29, serves as General Manager of the Company's Reservation Center, which fields all incoming reservation and information calls and processes all booked reservations for both Interline Travel and Interline Representatives, Ltd. Ms. Rivers joined Airfair in February of 1995 after spending seven years with Adventure Tours, USA, most recently as Destination Manager.

MANAGEMENT COMPENSATION

     The following table reflects compensation paid to the two mostly highly compensated executive officers of the Company.

                                                 ANNUAL COMPENSATION             LONG TERM COMPENSATION
                                             ----------------------------   ---------------------------------
                                                                                    AWARDS            PAYOUTS
                                                                            -----------------------   -------
                                                                            RESTRICTED   SECURITIES
                                                                              STOCK      UNDERLYING    LTIP      ALL OTHER
                                             SALARY(1)(2)   BONUS   OTHER     AWARD       OPTIONS     PAYOUTS   COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR       ($)         ($)     ($)       ($)        SARS(#)       ($)         ($)
    ---------------------------       ----   ------------   -----   -----   ----------   ----------   -------   ------------
Matthew O'Hayer.....................  1996     $91,476       $0      $0         $0            0         $0           $0
  Chairman & CEO
Joseph S. ("Jay") Juba,.............  1996     $67,200       $0      $0         $0            0         $0           $0
  President, COO and Secretary

---------------

(1) The above compensation schedule reflects that portion of shared management members compensation allocated to the Company within the terms of a management agreement among the Company, BEI Holdings, Inc. ("BEI"), and Inventory Merchandising Services, Inc. a wholly-owned subsidiary of BEI, See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(2) Messrs. O'Hayer and Juba have accepted salary reductions of 40% and 25%, respectively, for fiscal year 1997, meaning that the salaries allocable to Messrs. O'Hayer and Juba for fiscal year 1997 would be $55,035 and $53,760, respectively.

COMPENSATION OF DIRECTORS

     The Company does not currently compensate directors for any services provided as a director.

     Mark T. Waller, a former director of the Company, entered into an advisory services agreement in October 10, 1996. Mr. Waller was also granted a non-qualified stock option in August, 1996. See, "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

EMPLOYMENT CONTRACTS

     Matthew O'Hayer, who serves as the Company's Chairman of the Board and Chief Executive Officer is not party to an employment agreement with the Company or any affiliate thereof.

     Joseph S. Juba, the President and Chief Operating Officer of the Company has signed an employment agreement with BEI Holdings, Inc. ("BEI"), and pursuant to the terms of a management agreement (the "Management Agreement") executed by Airfair, BEI Holdings, Inc. ("BEI") and Inventory Merchandising Services, Inc. ("IMS" and, together with Airfair and BEI, the "Employers"), the Company reimburses BEI for that portion of Mr. Juba's time allocable to the Company. See, "CERTAIN RELATIONSHIPS AND TRANSACTIONS." The following is a description of the terms and conditions of Mr. Juba's employment agreement which was entered into March 1, 1995:

     Mr. Juba is paid $84,000 per year with 7% annual increases, commencing with the first anniversary of the employment agreement, and a bonus equal to 2% of both BEI's and Airfair's company's Pre-Tax Net Income after allocations of corporate overhead, based upon audited financial statements. Such bonus to be calculated on an annual basis, with quarterly draws of up to 50% of bonus due with respect to each quarter's net income. Mr. Juba was granted shares of common stock of BEI and Airfair, subject to repurchase rights which lapse over time. Mr. Juba is paid an auto allowance of $420 per month for two years commencing in April, 1996. Mr. Juba is subject to three-year prohibitions (commencing with the date of employment termination) on competition, non-disclosure and non-use of proprietary information, contact with current or future customers or interference with the Employers' relationship with any current or future customers, but if terminated without cause, the prohibitions on competition and interference are terminated. If the Employers terminate the agreement without cause or if the Employer materially reduces the responsibilities of the employee, (i) the employee is to be paid all non-salary monetary compensation accrued through the date of termination and (ii) the employee is to receive, for a period of months equal to the number of years of the employee's service to one or more of the Employers since September 5, 1991, a monthly cash severance payment equal to the highest monthly salary paid to the employee. The employee is indemnified against any lawsuits or claims by any third party arising out of any action taken in good faith by the employee in the performance of his duties.

     The Company also has an Advisory Services Agreement with Mark T. Waller, one of the Company's former directors, dated October 10, 1996. During the term of this Agreement, the Company will engage the Consultant to provide advisory services in connection with designing and implementing a long-term strategic plan to enhance the Company's ability to attain its goals following the Merger. The term of the Advisory Services Agreement is for 5 years from October 10, 1996. Compensation for advisory services is $100 per year plus reimbursement for Company approved actual expenses incurred when performing the above services. The consultant serves as an independent contractor.

LONG-TERM INCENTIVE PLAN

     The Company has a long-term stock incentive plan (LTSIP) that reserves shares of Common Stock for grants to employees and others who are determined to be key to the future operational success of the Company.

     The Company's shareholders have recently enacted measures to reduce the number of shares subject to the LTSIP from a total of 1,000,000 to a total of 450,000.

     Pursuant to the terms of the Merger, options to purchase shares of Airfair common stock granted under the previous Airfair stock option plan were exchanged for comparable options granted under the LTSIP for an equivalent number of shares. The exercise price of each employee option is $7.00 after Reverse Stock Split. An option's maximum term is five years. Employee options were granted on August 1, 1996 and vest in three years. The fair value of each option grant is estimated on the grant date using an option-pricing model with the following weighted-average assumptions used for grants in 1996: risk-free interest rate of 6%, and expected lives of 5 years for the options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Prior to this Offering and as of the date of this Prospectus, the Company has had only one disinterested director. The Company has agreed with the state securities administrators of certain states, as well as the Boston Stock Exchange and the Nasdaq SmallCap(SM) Market, that from and after the consummation of this Offering, the Company will have at least two directors who are independent and capable of exercising independent judgment. The Company represents that (A) all future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties; and (B) all future material affiliated transactions and loans, and any forgiveness of loans, will be approved by a majority of the Company's independent directors who (i) do not have an interest in the transactions and (ii) have access, at the Company's expense, to the Company's or independent legal counsel. Unless otherwise indicated, the terms of the following transactions were not the results of arm's length negotiations, but in the opinion of management of the Company each transaction is on terms as fair to the Company as could be obtained in arm's length negotiations in similar circumstances.


ACQUISITION OF INTERLINE TRAVEL DIVISION


     On December 1, 1994, IMS acquired assets from Louis J. and Claudia Nackos in exchange for the assumption by IMS of $144,394 in liabilities. These assets are the basis of the Marketing Division's hotel operations. In connection with the formation of Airfair on January 6, 1996, IMS transferred certain interline travel operating assets to Airfair in exchange for Airfair's assumption of the related liabilities. At the time of such transfer and assumption by Airfair, Airfair lacked sufficient disinterested directors to certify such transactions.


ORGANIZATION OF THE COMPANY'S SUBSIDIARY

     Airfair, the Company's operating subsidiary, was initially organized in January 1996 as a subsidiary of BEI Holdings, Inc. ("BEI"). In anticipation of distributing its shares of Airfair's common stock to the shareholders of BEI, and in order to provide Airfair's executive officers with an increased equity stake in Airfair, BEI granted 71,429 shares of Airfair common stock (as adjusted for Reverse Stock Split) to Joseph S. Juba and 14,286 shares to Fernando Cruz Silva. At the time of the grant, Mr. Juba was President, Chief Operating Officer and Secretary of BEI and Airfair, and Mr. Cruz Silva was Senior Vice President of Sales and Marketing for both companies.


     From organization of the Company through March 1, 1996, the Company obtained the services of its principal executives, Matthew O'Hayer, Jay Juba, and after his employment on March 25, 1996, Darrell Barker, together with computer access, accounting services, rental space and related administrative support, from BEI, which allocated 70% of the direct costs of such items to the Company and the remaining 30% to Inventory Merchandising Services, Inc., a wholly-owned subsidiary of BEI ("IMS"). Effective March 1, 1996, the Company entered into a management agreement with IMS under which it agreed to provide the Company with such executive services and administrative support for a fee equal to 0.5% of the Company's gross revenue per month plus a portion of the direct payroll expenses of certain members of management who serve BEI, IMS, and Airfair. These management fees amounted to approximately $68,475 for the year ended December 31, 1996. Such management fees include reimbursement for an allocable portion of the time of such executives devoted to the business affairs of the Company as follows: Matthew O'Hayer, approximately 70% of his time at an annual salary of $130,680; Joseph S. Juba, approximately 80% of his time at an annual salary of $84,000; and Darrell Barker, approximately 50% of his time at an annual salary of $60,000. The Management Agreement terminated on December 31, 1997, when the Company moved to new office space. At the time the Management Agreement was agreed upon, the Company lacked sufficient disinterested directors to ratify its terms and conditions.



     Airfair and IMS have also entered into an inventory marketing agreement whereby Airfair sells certain IMS inventories. Airfair is required to make monthly payments to IMS equaling (i) the cash value of IMS's acquisition cost in the inventory plus (ii) 25% of the collected revenue generated from such sales less such cash value. The Marketing Agreement has been terminated, by agreement of Airfair and IMS, as of

January 31, 1998. At the time the Marketing Agreement was agreed upon, the Company lacked sufficient disinterested directors to ratify its terms and conditions.



     In order to provide short-term financing for Airfair, BEI advanced certain amounts to it prior to the Merger. At December 31, 1996, Airfair and the Company owed BEI $88,213 in connection with such advances. At the time of these advances, the Company lacked sufficient disinterested directors to ratify their terms and conditions.


ACQUISITION OF INTERLINE REPRESENTATIVES, LTD., AND AIRFAIR PUBLISHING CORP.

     On January 13, 1996, effective January 1, 1996, Airfair acquired the cruise line operations of the Marketing Division and the Magazine and the related assets, by assuming liabilities of $204,326 (which assumed liabilities have been paid), paying $30,000 in cash, and delivering promissory notes aggregating $359,465. The promissory notes were personally guaranteed by Matthew O'Hayer.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of September 30, 1997, as adjusted for the Reverse Stock Split and for the Conversion, the name and shareholdings, including options to acquire Common Stock, of each person who owns of record, or was known by the Company to own beneficially, 5% or more of the shares of the Common Stock currently issued and outstanding; the name and shareholdings, including options to acquire the Common Stock, of each director; and the shareholdings of all executive officers and directors as a group. The address of each of the individuals listed below is the address of the Company.


                                                                          PERCENTAGE OF    PERCENTAGE OF
                                              NATURE OF    NUMBER OF        OWNERSHIP        OWNERSHIP
          NAME OF PERSON OR GROUP             OWNERSHIP   SHARES OWNED   BEFORE OFFERING   AFTER OFFERING
          -----------------------             ---------   ------------   ---------------   --------------
Matthew O'Hayer.............................    Direct      557,714           30.5%             18.4%
Joseph S. "Jay" Juba........................    Direct      157,142            8.6%              5.2%
Fernando Cruz Silva.........................    Direct       44,285            2.4%              1.5%
Robert Sandner..............................    Direct      114,285            6.3%              3.8%
All executive officers and directors as a
  group (seven persons).....................    Direct      873,426           47.8%             28.9%
                                               Options       21,427            1.2%               .7%
          Total.............................                894,853           49.0%             29.6%


     The Company's executive officers and directors, entities affiliated with them and employees of the Company and holders of at least 5% of the outstanding Common Stock affiliated with the executive officers and directors will beneficially own shares of Common Stock representing more than 29% of the total voting power of the Common Stock after giving effect to the Offering. These persons, if acting in concert, will be able to exercise control over the Company's affairs and are likely to be able to control the Board of Directors and the disposition of any matter submitted to a vote of stockholders.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

     The Company is authorized to issue 30,000,000 shares of Common Stock, of which 1,360,289 shares are currently issued and outstanding. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors from assets legally available for that purpose after payment of dividends required to be paid on outstanding shares of Preferred Stock, if any, and are entitled at all meetings of stockholders to one vote for each share held by them. The shares of Common Stock are not redeemable and do not have any preemptive or conversion rights. All of the outstanding shares of Common Stock are fully paid and nonassessable. In the event of a voluntary or involuntary winding up or dissolution, liquidation, or partial liquidation of the Company, holders of Common Stock shall participate, pro rata, in any distribution of the assets of the Company remaining after payment of liabilities subject to the prior distribution rights of any outstanding shares of Preferred Stock. The rights of the holders of Common Stock will be subject to, and may be adversely effected by, the rights of the holders of Preferred Stock, if any.


     As of September 30, 1997, there were 320 holders of record of Common Stock.


PREFERRED STOCK

     The Company is authorized to issue 10,000,000 shares of Preferred Stock. The Preferred Stock may be issued in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in a resolution of the Company's Board of Directors providing for the issue thereof. The issuance of Preferred Stock, while providing flexibility in connection with possible financing, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Common Stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of the Company. At the closing of this Offering, the Company will have no shares of Preferred Stock outstanding and has no plans to issue any of the Preferred Stock.

TRANSFER AGENT

     The transfer agent for the Common Stock is OTR Stock Transfer Registry.

MARKET FOR COMMON STOCK

     The Common Stock has been traded irregularly and infrequently in the over-the-counter market and quoted on OTC EBB under the symbol "GATT" and quoted in the pink sheets published by the National Quotations Bureau. Since May 1995, from time to time, a very small number of securities broker-dealers published only intermittent quotations for the Common Stock, and there was no continuous, consistent trading market. The trading volume in the Common Stock has been and is extremely limited, reflecting the fact that a very limited number of shares are believed by the Company to be eligible for public trading. During the above period, the limited nature of the trading market created the potential for significant changes in the trading price for the Common Stock as a result of relatively minor changes in the supply and demand for Common Stock and perhaps without regard to the Company's business activities. The following table sets forth, for each of the Company last eight fiscal quarters, the high and low bid and ask prices for the Common Stock. All of the transactions were effected prior to the Reverse Stock Split:

                                                                      BID                         ASK
                                                              --------------------        --------------------
                       QUARTER ENDED                            HIGH        LOW             HIGH        LOW
                       -------------                            ----        ---             ----        ---
September 30, 1997..........................................     1 3/4        11/16          1 3/4       1
June 30, 1997...............................................     2 1/2       1 3/4           2 1/2        1/34
March 31, 1997..............................................     2 1/2       1 1/8           2 1/2       1 7/8
December 31, 1996...........................................     2 5/8       1 1/2           3 1/2       2 1/4
September 30, 1996..........................................     3           2 1/4           4 5/8       3 1/4
June 30, 1996...............................................     2 3/4       2 1/4           4 1/4       3 1/2
March 31, 1996..............................................     2 1/4        3/10           3 7/8       2
December 31, 1995...........................................                                 3           3

Because of the lack of specific transaction information and the Company's belief that quotations during the period were particularly sensitive to actual or anticipated volume of supply and demand, the Company does not believe that such quotations during this period are reliable indicators of a trading market for the Common Stock. Such prices are without retail mark-up, mark-down, or commissions.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this Offering, the Common Stock has been traded on the National Association of Security Dealers, Inc.'s electronic bulletin board. Trading actively is very infrequent. Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock.

     Upon completion of the Offering (and after giving effect to the 1 for 7 Reverse Stock Split,) the Company will have outstanding 3,027,021 shares of Common Stock. Of these shares, all of the 1,200,000 shares sold in the Offering (assuming no exercise of the Underwriters' over allotment option) will be transferable without restriction or further registration under the Securities Act, unless they are held by "affiliates" of the Company within the meaning of Rule 144 promulgated under the Securities Act. Of the remaining shares, approximately 1,747,000 shares are Restricted Securities, and, as such, may not be sold in the absence of registration under the Securities Act or an exemption therefrom under Rules 144 and 701, and approximately 40,000 shares will be eligible for sale without restriction or further registration under Rule 144(k), unless they are held by "affiliates" of the Company or subject to "lock-up" agreements summarized below.


     Of the Restricted Shares, 44,285 shares are 12-Month Lock-up Shares, or cumulatively approximately 1.46% of the outstanding shares of Common Stock after this Offering. See "RISK FACTORS -- Shares Eligible for Future Sale." Upon expiration of the 12-month period, these shares will be eligible for immediate resale, subject, in certain cases, to certain volume, timing and other requirements of Rule 144 promulgated under the Securities Act. In addition to the 12-Month Lock-up Shares, an additional 829,141 shares of the Restricted Stock are 24-Month Lock-up Shares, or cumulatively 27.4% of the outstanding Common Stock after this Offering. See, "UNDERWRITING."


     In general, under Rule 144, any person (or persons whose shares are aggregated for purposes of Rule 144) who beneficially owns Restricted Shares with respect to which at least one year has elapsed since the later of the date the shares were acquired from the Company or from an affiliate of the Company, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of: (i) 1% of the then outstanding shares of Common Stock of the Company; or (ii) the average weekly trading volume in Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions and notice requirements, and to the availability of current public information about the Company. A person who is not an affiliate, has not been an affiliate within 90 days prior to sale and who beneficially owns Restricted Shares with respect to which at least two years have elapsed since the later of the date the shares were acquired from the Company or from an affiliate of the Company, is entitled to sell such shares under Rule 144(k) without regard to any of the volume limitations or other requirements described above.


     In addition to the outstanding shares of Common Stock, and exclusive of options granted pursuant to the Company's employee stock option plan, there are 292,066 shares of Common Stock subject to outstanding warrants and options at a weighted average exercise price of $6.87 per share (as adjusted for the Reverse Stock Split). Such warrants are exercisable for a period expiring at various dates between 2003 and 2004. The Company has granted the holders of such warrants certain registration rights relating to the Common Stock purchasable upon the exercise of such warrants. The Company has agreed with the Boston Stock Exchange that it will not issue or grant warrants, options or other securities convertible or exercisable into shares of the Common Stock at a conversion or exercise price less than 85% of the market price of the Common Stock as of the time of such issuance or grant.


     As of the date of this Prospectus, certain of the Company's creditors held indebtedness, which, in accordance with its terms, could be converted into shares of Common Stock. The convertible indebtedness totaled $905,182 and, upon full conversion, would represent 395,303 shares of Common Stock (as adjusted for the Reverse Stock Split). The weighted average conversion price of the convertible indebtedness is $2.29. The Company anticipates that, in connection with the closing of this Offering, that holders of convertible indebtedness will convert such indebtedness.

     The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock or the availability of shares for sale will have on the market price of Common Stock. Nevertheless, sales of significant amounts of Common Stock could adversely affect the prevailing market price of Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities. Prior to this Offering, there has been no trading market for the Common Stock. The Company anticipates that the trading market in the Common Stock, if any, will be limited based upon the number of shares currently outstanding and anticipated to be sold in this Offering.

     As of the date of this Prospectus, the Company has reserved an aggregate of 450,000 shares of Common Stock for issuance pursuant to the Company's stock option plan and options to purchase 739,666 shares were outstanding on September 30, 1997. After giving effect to the Reverse Stock Split, there are 105,666 shares of Common Stock subject to employee stock options. As soon as practicable following the Offering, the Company intends to file a registration statement under the Securities Act to register shares of Common Stock reserved for issuance under such plans. See "MANAGEMENT -- Stock Option Plan."

                                  UNDERWRITING

     Each of the underwriters named below (the "Underwriters") have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the number of Shares set forth opposite their respective names below. The nature of the obligations of the Underwriters is such that if any of such shares are purchased, all must be purchased.


                            NAME                              NUMBER OF SHARES
                            ----                              ----------------
Capital West Securities, Inc. ..............................       400,000
J.P. Turner & Company, L.L.C. ..............................       350,000
Robb, Peck, McCooey Clearing Corporation....................       150,000
Barclay Investments, Inc. ..................................       100,000
Frederick & Company, Inc. ..................................        50,000
Hornblower & Weeks Incorporated.............................        50,000
Kashner Davidson Securities Corporation.....................        50,000
Smith, Moore & Company......................................        50,000
                                                                 ---------
          Total.............................................     1,200,000
                                                                 =========

     The Underwriters have advised the Company that they propose initially to offer the Common Stock offered hereby to the public at the price to public set forth on the cover page of this Prospectus. The Underwriters may allow a concession to selected dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") not in excess of $0.25 per share.


     Capital West Securities, Inc., one of the Underwriters, was first registered as a broker-dealer in May 1995. Capital West has participated in only eight public equity offerings as an underwriter, although certain of its employees have had experience in underwriting public offerings while employed by other broker-dealers. All eight of the public equity offerings were successful. Prospective purchasers of the securities offered hereby should consider Capital West's limited underwriting experience in evaluating this Offering.

     The Company has granted an option to the Underwriters, exercisable within 45 business days after the date of this Prospectus, to purchase up to an aggregate of 180,000 additional shares of Common Stock at the initial price to public, less the underwriting discount, set forth on the cover page of this Prospectus. The Underwriters may exercise the option only for the purpose of covering over-allotments. To the extent that the Underwriters exercise such option, each Underwriter will be committed, subject to certain conditions, to purchase from the Company on a pro rata basis that number of additional shares of Common Stock which is proportionate to such Underwriters' initial commitment.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

     The Company has agreed to pay to the Underwriters a non-accountable expense allowance of 3% of the gross proceeds derived from the sale of the shares of Common Stock underwritten (including the sale of any shares of Common Stock subject to the Underwriters' over-allotment option), $45,000 of which has been paid as of the date of this Prospectus. The Company also has agreed to pay all expenses in connection with qualifying the Common Stock offered hereby for sale under the laws of such states as the Underwriters may designate, including filing fees and fees and expenses of counsel retained for such purposes by the Underwriters, and registering the Offering with the NASD.


     In connection with this Offering, the Company has agreed to sell to the Underwriters, for a price of $.001 per warrant, warrants (the "Underwriters' Warrants") to purchase shares of Common Stock equal to 10% of the total number of shares of Common Stock sold pursuant to this Offering, excluding shares subject to the over-allotment option. The Underwriters' Warrants are exercisable at a price equal to 120% of the public offering price or $6.00 per share for a period of four years commencing one year from the date of this Prospectus (the "Exercise Period"). The Underwriters' Warrants grant to the holders thereof, with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Underwriters' Warrants, one demand registration right during the Exercise Period, as well as piggyback registration rights at any time.



     Holders of 32% of the shares of Common Stock (including the directors and executive officers of the Company and those investors who were issued shares in the 1997 Private Placement) outstanding after completion of this Offering have agreed for a period of 12 months after the date of this Prospectus, they will not offer, sell or otherwise dispose of any shares of Common Stock owned by them. Certain of the Company's executive officers have agreed to enter into similar lock-up agreements with regard to 873,426 shares of Common Stock they own, representing 28.9% of the Common Stock outstanding after completion of this Offering, except that the term thereof is 36 months and the officers and directors will be permitted to sell a limited number of shares after the expiration of 24 months and prior to expiration of the 36-month period if certain criteria are satisfied. Creditors holding $500,000 of convertible indebtedness permitting conversion at a per share price of $1.75 (as adjusted for the Reverse Stock Split) have agreed to not sell the shares issued upon any such conversion for a period of nine months after the date of this prospectus.


     Prior to this Offering, the market for the Common Stock has been extremely limited and there can be no assurance that a regular trading market will develop upon the completion of this Offering. The public offering price was determined by negotiations between the Company and the Underwriters. The primary factors considered in determining such offering price included the history of and prospects for the Company's business and the industry in which the Company competes, market valuation of comparable companies, market conditions for public offerings, the prospects for future earnings of the Company, an assessment of the Company's management, the general condition of the securities markets, the demand for similar securities of comparable companies and other relevant factors.

     Robert G. Rader, who has agreed to serve as a director of the Company upon completion of this Offering, is employed by Capital West Securities, Inc. as Managing Director of Corporate Finance.

     The Underwriters have advised the Company that the Underwriters do not expect any sales by the Underwriters to accounts over which they exercise discretionary authority.

DETERMINATION OF OFFERING PRICE


     The public offering price was determined solely through negotiations among the Company and representatives of the Underwriters based on several factors, and may not be indicative of the market price for the Common Stock after the completion of the Offering. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Company in recent periods, the market capitalizations and stages of development of other companies which the Company and the Underwriters believe to be comparable to the Company, estimates of the business potential of the Company and the present state of the Company's development.


                                 LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Kuperman, Orr, Mouer & Albers, P.C., Austin, Texas. Robertson & Williams, Inc. of Oklahoma City, Oklahoma, has served as counsel to the Underwriters in connection with this Offering.

                                    EXPERTS

     The consolidated financial statements of the Company for the years ended December 31, 1996, and 1995, appearing in this Prospectus and Registration Statement have been audited by Andersen, Andersen & Strong, Salt Lake City, Utah, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

                             ADDITIONAL INFORMATION

     As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits and schedules are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge and copied upon payment of the charges prescribed by the Commission at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets at September 30, 1997 and
  1996......................................................   F-2
Consolidated Statements of Operations for the first three
  months ended September 30, 1997 and 1996..................   F-3
Consolidated Statements of Operations for the nine months
  ended September 30, 1997 and 1996.........................   F-4
Consolidated Statements of Cash Flows for the nine months
  ended September 30, 1997 and 1996.........................   F-5
Notes to Consolidated Financial Statements for the nine
  months ended September 30, 1997...........................   F-6
Independent Auditor's Report (Andersen, Andersen &
  Strong)...................................................  F-15
Consolidated Balance Sheets at December 31, 1996 and 1995...  F-16
Consolidated Statements of Operations for the Two Years
  ended December 31, 1996 and 1995..........................  F-17
Consolidated Statement of Stockholders' Equity for the Two
  Years ended December 31, 1996 and 1995....................  F-18
Consolidated Statements of Cash Flows for the Two Years
  ended December 31, 1996 and 1995..........................  F-19
Notes to Consolidated Financial Statements for December 31,
  1996 and 1995.............................................  F-20

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                  1997             1996
                                                              -------------    -------------
                                                                        UNAUDITED
Current Assets
  Cash and cash equivalents (Note 2)........................   $      265       $   12,358
  Restricted cash (Note 2)..................................      190,605               --
  Accounts receivable, net of allowance for doubtful
     accounts of $8,810 in 1997 (Note 2)....................       76,254           20,422
  Due from affiliate (Note 6)...............................      140,134               --
  Prepaid expenses (Note 2).................................           --               --
  Prepaid hotel cost (Note 2)...............................      565,744          335,051
  Prepaid cruise and tour cost (Note 2).....................      810,321          869,299
                                                               ----------       ----------
          Total Current Assets..............................    1,783,323        1,237,130
                                                               ----------       ----------
Property and Equipment, at Cost, Net of accumulated
  depreciation (Notes 2 and 3)..............................       49,300           49,660
                                                               ----------       ----------
Other Assets
  Deferred charges and other assets.........................       26,113               --
  Intangible assets, net of accumulated amortization (Notes
     2 and 5)...............................................      380,838          628,379
                                                               ----------       ----------
                                                               $2,239,574       $1,915,169
                                                               ==========       ==========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable..........................................   $  343,434       $    4,878
  Other current liabilities.................................      482,964          103,259
  Current portion of long-term debt (Note 7)................      337,339          120,396
  Due to affiliate (Note 6).................................           --          568,540
  Deferred hotel revenue (Note 2)...........................      501,754          400,501
  Deferred cruise and tour revenue (Note 2).................      827,581        1,043,899
  Deferred subscription revenue.............................      118,994           97,162
                                                               ----------       ----------
          Total Current Liabilities.........................    2,612,066        2,338,633
                                                               ----------       ----------
Other Liabilities
  Long-term debt (Note 7)...................................      803,480          300,267
  Deferred discount (Note 9)................................           --               --
                                                               ----------       ----------
          Total Other Liabilities...........................      803,480          300,267
                                                               ----------       ----------
Stockholders' (Deficit)
  Preferred stock, no par value; authorized 10,000,000
     shares; none issued and outstanding....................           --               --
  Common stock $.0001 par value; authorized 30,000,000
     shares; issued and outstanding 1,360,289 and 1,300,000
     shares in 1997 and 1996, respectively (Note 11)(as
     adjusted for the Reverse Stock Split)..................          136              130
  Additional paid-in capital................................      599,204           54,870
  Accumulated deficit.......................................   (1,775,131)        (778,731)
                                                               ----------       ----------
          Total Stockholders' (Deficit).....................   (1,175,971)        (723,731)
                                                               ----------       ----------
                                                               $2,239,574       $1,915,169
                                                               ==========       ==========

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      THREE MONTHS ENDED
                                                                ------------------------------
                                                                SEPTEMBER 30,    SEPTEMBER 30,
                                                                    1997             1996
                                                                -------------    -------------
                                                                         (UNAUDITED)
Revenues
  Hotel revenue.............................................     $1,105,218       $1,206,751
  Cruise and tour revenue...................................      2,317,601        1,795,151
  Magazine subscription and advertising revenue.............        178,771           43,122
  Merchandise and other revenue.............................          5,737           11,498
                                                                 ----------       ----------
          Total Revenues....................................      3,607,327        3,056,523
                                                                 ----------       ----------
Cost of Sales
  Hotel cost................................................        687,600          933,536
  Cruise and tour cost......................................      2,078,279        1,610,736
  Magazine publishing cost..................................        145,924          168,826
  Merchandise cost..........................................             --               --
                                                                 ----------       ----------
          Total Cost of Sales...............................      2,911,803        2,713,097
                                                                 ----------       ----------
          Gross Profit......................................        695,524          343,426
Operating Expenses
  Selling, general and administrative expenses..............        305,430          224,568
  Wages.....................................................        307,805          345,363
  Depreciation and amortization.............................          9,509           24,004
                                                                 ----------       ----------
          Total Operating Expenses..........................        622,744          593,935
                                                                 ----------       ----------
Net Income Before Income Taxes..............................         72,779         (250,509)
Income Tax Expense..........................................             --               --
Net Income (Loss)...........................................     $   72,779       $ (250,509)
                                                                 ==========       ==========
Net Income (Loss) Per Common Share (Note 2).................     $     0.04       $    (0.20)
                                                                 ==========       ==========
Weighted Average Common Shares Outstanding (as adjusted for
  the Reverse Stock Split)..................................      1,631,839        1,300,000
                                                                 ==========       ==========

  The accompanying notes are an integral part of these consolidated financial statements.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      NINE MONTHS ENDED
                                                                ------------------------------
                                                                SEPTEMBER 30,    SEPTEMBER 30,
                                                                    1997             1996
                                                                -------------    -------------
                                                                         (UNAUDITED)
Revenues
  Hotel revenue.............................................     $3,473,835       $3,386,886
  Cruise and tour revenue...................................      5,722,149        4,766,539
  Magazine subscription and advertising revenue.............        340,276          273,741
  Merchandise and other revenue.............................         14,013           36,483
                                                                 ----------       ----------
          Total Revenues....................................      9,550,273        8,463,650
                                                                 ----------       ----------
Cost of Sales
  Hotel cost................................................      2,520,221        2,607,603
  Cruise and tour cost......................................      5,078,400        4,166,891
  Magazine publishing cost..................................        396,201          307,946
  Merchandise cost..........................................             --            1,556
                                                                 ----------       ----------
          Total Cost of Sales...............................      7,994,822        7,083,995
                                                                 ----------       ----------
          Gross Profit......................................      1,555,451        1,379,655
Operating Expenses
  Selling, general and administrative expenses..............        704,360          817,814
  Wages.....................................................        803,436          913,837
  Depreciation and amortization.............................         29,978           50,743
                                                                 ----------       ----------
          Total Operating Expenses..........................      1,537,774        1,782,394
                                                                 ----------       ----------
Net Income (Loss) Before Income Taxes.......................         17,676         (402,739)
Income Tax Expense..........................................             --               --
Net Income (Loss)...........................................     $   17,676       $ (402,739)
                                                                 ==========       ==========
Net Income (Loss) Per Common Share (Note 2).................     $     0.01       $    (0.31)
                                                                 ==========       ==========
Weighted Average Common Shares Outstanding (as adjusted for
  the Reverse Stock Split)..................................      1,631,839        1,300,000
                                                                 ==========       ==========

  The accompanying notes are an integral part of these consolidated financial statements.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    NINE MONTHS ENDED
                                                              ------------------------------
                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                  1997             1996
                                                              -------------    -------------
                                                                       (UNAUDITED)
Cash Flows from Operating Activities
  Net Income (Loss).........................................    $  17,676       $ (402,739)
  Adjustments to reconcile net loss to cash provided by
     operating activities:
     Depreciation and amortization..........................       29,978           24,026
     Changes in operating assets and liabilities:
       Restricted cash......................................     (147,635)               0
       Accounts receivable..................................      (56,343)         (20,422)
       Prepaid hotel cost...................................     (313,400)        (307,966)
       Prepaid cruise and tour cost.........................     (231,406)        (869,299)
       Accounts payable.....................................     (235,554)          (1,909)
       Accrued expenses.....................................      303,096          103,259
       Receivable from affiliates and other.................     (254,460)          92,928
       Deferred hotel revenue...............................      115,902          359,377
       Deferred cruise and tour revenue.....................      203,866          844,877
       Deferred subscription revenue........................       13,934           97,162
       Deferred discount....................................      (54,644)               0
                                                                ---------       ----------
          Net Cash Provided (Used) by Operating
            Activities......................................     (608,720)         (80,706)
                                                                ---------       ----------
Cash Flows from Investing Activities:
  Capitalized legal fees....................................            0          (16,337)
  Purchase of property and equipment........................            0          (17,000)
  Proceeds from sale of equipment...........................            0           10,507
                                                                ---------       ----------
          Net Cash Provided (Used) by Investing
            Activities......................................            0          (22,830)
                                                                ---------       ----------
Cash Flows from Financing Activities:
  Proceeds from sale of common stock........................            0           55,000
  Proceeds from notes payable...............................      786,892          100,000
  Repayments of notes payable...............................     (177,906)         (39,106)
                                                                ---------       ----------
          Net Cash Provided by Financing Activities.........      608,986          115,894
                                                                ---------       ----------
  Net Increase (Decrease) in Cash...........................          265           12,358
  Cash at Beginning of Period...............................            0                0
  Cash at End of Period.....................................    $     265       $   12,358
                                                                =========       ==========
Supplemental Cash Flow Information
  Cash paid during the period for interest..................    $  65,288       $   28,732

     Supplemental schedule of noncash investing and financing activities:

          For the nine months ended September 30, 1997, the Company had a noncash transaction whereby Goodwill was reduced by $224,963 and the associated debt was reduced by $224,963 (See Notes 4 and 5).

          During the nine months ended September 30, 1996, the Company acquired certain assets of Interline Representatives, Ltd. and Airfair Publishing Corp. for $593,791 (See Note 4). The acquisition consideration consisted of $30,000 in cash and the assumption of liabilities totalling $204,326 and notes payable totalling $359,465.

  The accompanying notes are an integral part of these consolidated financial statements.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS ACTIVITIES

     The Company serves a portion of the travel industry known as "interliners". Interliners are the active employees and retirees of the airline industry, who may fly on many carriers for free or at a very significantly reduced fare, along with their families and the friends to whom they pass along their allotments of no-cost or low-cost flying privileges. Interliners are generally able to procure hotel or resort accommodations in destination locations, berths on cruise ships and other travel products at rates representing a courtesy of up to 50% off of established rates, primarily because interliners have a high propensity to travel and tend to travel during off-peak periods when "stand-by" space is available at hotels and resorts and on cruise ships. These factors have led the travel industry to view interline bookings as incremental revenue that supplements normal marketing revenue.

     The Company serves both interline travelers and operators (hotels, resort, cruise lines and others) segments of the interline industry through two distinct business units: Interline Adventures, a publication formerly titled Airfair Magazine and Interline TravelReps, which markets hotel-resort space to interliners and specializes in Mexican and Caribbean locations: and cruise and escorted tour packages.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  General

     Management has included all adjustments which, in the opinion of management, are necessary in order to make the financial statements not misleading.

  Revenue Recognition

     Travel revenue is recognized on a "booked, paid, traveled" basis. This means that all client funds received and all funds paid to travel suppliers prior to the travel date are deferred for income recognition until such time as the client has traveled and the Company has completed its commitment to the client and the travel suppliers. Subscription sales are deferred for income recognition until magazines are delivered to subscribers. (See Note 8.)

     The assets "Prepaid Hotel Cost" and "Prepaid Cruise and Tour Cost" represent expenses paid for tours and cruises which have been booked but not yet taken by the customer. The liabilities "Deferred Hotel Revenue" and "Deferred Cruise and Tour Revenue" represent payments received for tours and cruises booked but not recognized as revenue until the customer completes the tour or cruise.

  Cash and Cash Equivalents

     Substantially all of the balance in the cash account consists of escrow deposits required by Bank One (the previous processor) and Humboldt Bank (the current processor) as a reserve for credit card processing. The Company agreed to establish an escrow balance of 5% of Visa/Mastercard charges until a six month rolling reserve is established with Humboldt Bank. The prior Bank One reserve was partially released in October, 1997. The remaining $50,000 of that reserve will be reviewed by the bank on a month to month basis and funds will be returned to the Company on a gradual basis until fully released by March, 1998. The reserves with Humboldt Bank and Bank One totaled approximately $190,605 at September 30, 1997.

     The Company considers all highly liquid instruments purchased with a maturity at the time of purchase of less than three months to be cash equivalents.

  Allowance for Uncollectible Accounts

     The Company provides an allowance for accounts receivable which are doubtful of collection. The allowance is based upon management's periodic analysis of receivables, evaluation of current economic

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY conditions, and other pertinent factors. Ultimate losses may vary from the current estimates and, as additions to the allowance become necessary, they are charged against earnings in the period in which they become known. Losses are charged and recoveries are credited to the allowance.

  Income (Loss) Per Share

     The computation of primary income (loss) per share of common stock is based on the weighted average number of common shares outstanding (as adjusted for the Reverse Stock Split) during the period plus (in periods in which they have a dilutive effect) the effect of common shares contingently issuable from stock options and exercise of warrants.

  Depreciation and Amortization

     Property and equipment are stated at cost. Depreciation is computed on the straight-line method for financial statement purposes. Estimated useful lives range from 5 to 7 years. Intangibles, consisting of "excess of cost over net assets acquired" and non-compete covenants are stated at cost and are being amortized over 40-year and 3-year periods, respectively.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Airfair Publishing Company, Inc. All intercompany transactions have been eliminated.

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

  Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation. The Company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Since the Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, it has elected to comply with the disclosure requirements set forth in the Statement, which includes disclosing pro forma net income as if the fair value based method of accounting had been applied. (See Note 14.)

  Estimates and Assumptions

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

3. PROPERTY AND EQUIPMENT

     Property and equipment at September 30, 1997 and 1996 is as follows:

                                                                1997        1996
                                                              --------    --------
Property and equipment......................................  $ 93,795    $ 75,795
Less accumulated depreciation...............................   (44,495)    (26,135)
                                                              --------    --------
          Net property and equipment........................  $ 49,300    $ 49,660
                                                              ========    ========

     Depreciation expense for the quarters ending September 30, 1997 and 1996 was $4,590 and $4,590, respectively. Depreciation expense for the nine months ending September 30, 1997 and 1996 was $13,770 and $12,190, respectively.

4. ACQUISITIONS

     On December 1, 1994, Inventory Merchandising Services, Inc. (IMS) (a wholly owned subsidiary of Barter Exchange, Inc. (BEI)), acquired the net assets of a business owned by Lou and Claudia Nackos (Nackos) for the assumption of certain liabilities in the amount of $144,394. This resulted in a new operating division called Interline Travel (Interline).

     Assets acquired from Nackos consist of the following:

Cash........................................................  $    814
Excess of cost over net assets acquired.....................    74,278
Furniture and fixtures......................................    69,302
                                                              --------
          Total assets acquired.............................  $144,394
                                                              ========


     Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately subsequent to incorporation of Airfair, the assets and liabilities of Interline were transferred by IMS into Airfair. Additionally, existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 8,500,000 (1,214,286 as adjusted for the 1-for-7 reverse split effected by the Company in December, 1997 (the "Reverse Stock Split")) shares issued. An additional 600,000 (85,714, as adjusted for the Reverse Stock Split) shares were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 9,100,000 (1,300,000, as adjusted for the Reverse Stock Split) shares issued pursuant to the spin-off of the Interline division in IMS to Airfair. Capital of $30,000 was contributed to Airfair by BEI.


On January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective
Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC) for $593,791.

     Assets acquired from IRL/APC consist of the following:

Furniture and equipment.....................................  $ 35,000
Covenant-not-to compete.....................................    30,000
Excess of cost over net assets acquired.....................   528,791
                                                              --------
          Total assets acquired.............................  $593,791
                                                              ========

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

     Liabilities (unadjusted) assumed from IRL/APC consist of the following:

Subscription, prepaid advertising, and tour ledger..........  $204,326
                                                              --------
          Net assets acquired...............................  $389,465
                                                              ========

     Payment for the net assets acquired from IRL/APC is as follows:

Cash........................................................  $ 30,000
Note payable #1 (see below).................................   201,879
Note payable #2 (see below).................................   157,586
                                                              --------
          Total payments (unadjusted).......................  $389,465
                                                              ========

     Both of the promissory notes described above, had identical terms (except as specified) as follows: The annual interest rate on unpaid principal is 12% per annum. Interest only will be due on the unpaid balance on January 31, 1996, February 29, 1996, and March 31, 1996. Thereafter, principal and interest shall be due and payable in monthly installments of $5,593 on Note #1 and $4,366 on Note #2, each payable on the last day of each month, beginning April 30, 1996, until December 31, 1999, when the entire principal and accrued interest remaining unpaid, shall be due and payable in full. These notes were settled in full with a cash payment of $75,000 in April, 1997, when the remaining unpaid balance was $299,963. The difference between the unpaid balance and the settlement of $224,963 was credited to Goodwill which was created at acquisition.

     The purchase method of accounting was used to account for the above transactions.

     Effective July 19, 1996, Riley Investments, Inc. (Riley) and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the Effective date. On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation (the Company) with authority to issue 10,000,000, no par, preferred shares and 30,000,000 on shares with a par value of $.0001. The transaction was accounted for as a reverse acquisition.

5. INTANGIBLE ASSETS

     Intangible assets at September 30, 1997 and 1996 are as follows:

     As explained in Note 4 to the financial statements, on December 31, 1994, IMS acquired the net assets of a business owned by Nackos (referred to herein as Interline) and assumed certain liabilities. Of the $144,394 total purchase price, $74,278 represented the excess of the cost over the fair value of net assets acquired. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years.

     As explained in Note 4 to the financial statements, on January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC). Of the $593,791 total purchase price, $528,791 represented the excess of the cost over the fair value of net assets acquired and $30,000 represented a covenant-not-to compete. Also amortizable are $16,336 of additional legal and acquisition costs. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years and the covenant is amortized over 3 years. Also, as explained in Note 4, Goodwill was reduced by $224,963 upon the reduced settlement of the debt incurred in the acquisition.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

     At September 30, 1997 and 1996, the unamortized cost consists of the following:

                                                                1997        1996
                                                              --------    --------
Cost........................................................  $424,442    $649,405
Less accumulated amortization...............................   (43,604)    (21,026)
                                                              --------    --------
          Net...............................................  $380,838    $628,379
                                                              ========    ========

     Amortization expense for the quarters ended September 30, 1997 and 1996, was $4,919 and $6,370, respectively. Amortization expense for the nine months ended September 30, 1997 and 1996, was $16,208 and $19,015, respectively.

6. DUE TO AFFILIATE

     The Company entered into a Management Services Agreement on March 1, 1996 with BEI and IMS whereby BEI agreed to permit the Company to use office space and certain computer and telephone equipment leased by the Company, BEI and IMS agreed to provide to the Company certain services including accounting, payroll, services, and the services of certain executive officers and personnel who perform services for Airfair, BEI, and IMS. The Company agreed to pay to BEI and IMS, collectively, a cash sum equal to 1/2% of the Company's gross cash receipts during any month in which the Agreement remains in effect. Prior to the management agreement, all general and administrative expenses of BEI were allocated 70% to the Company and 30% to IMS. In February 1996, BEI incurred a significant one-time gain which exceeded its expenses for that month. As such, both the Company and IMS were the beneficiaries of an expense credit for that month. The Company's portion of that allocation was a credit of approximately $142,000.

     The Company and IMS have also entered into an Inventory Marketing Agreement whereby the Company sells certain IMS inventories. The Company is required to make monthly payments to IMS equaling (i) the cash value of the inventory sold plus (ii) 25% of the collected revenue generated from such sales less such cash value. At September 30, 1997, BEI/IMS owed the Company $140,134. At September 30, 1996, the Company owed BEI/IMS $568,540.

7. LONG-TERM DEBT

     At September 30, 1997 and 1996 long-term debt (as adjusted for the Reverse Stock Split) consisted of the following:

                                                                 1997         1996
                                                              ----------    ---------
Notes payable to shareholders, due April 30, 2000 including
  accrued interest at 12% per annum payable in, in monthly
  installments, convertible into common stock at a
  conversion price of $3.50 principal amount for each
  share.....................................................  $  352,633    $      --
Note payable at $1,163 per month, including interest at 14%
  per annum, convertible into common stock at the conversion price of $7.00 principal amount for each share of common
  stock, subordinated to senior indebtedness................      44,529           --
Note payable with a repayment schedule based on the release
  of bank credit card escrow funds, including interest at 6%
  per annum, maturity date is April 16, 1998................     116,354           --
Note payable (acquisition of IRL/APC -- see Note 4) at
  $5,593 per month, including interest at 12% per annum,
  collateralized by assets acquired.........................           0      179,916

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

                                                                 1997         1996
                                                              ----------    ---------
Note payable (acquisition of IRL/APC see Note 4) at $4,366
  per month, including interest at 12% per annum,
  collateralized by assets acquired.........................           0      140,747
Note payable with interest payments only for 12 months with
  interest with interest at 12% per annum. Maturity date of
  August, 1997..............................................           0      100,000
Convertible debentures due April, 2000, 7% interest only due on each anniversary with principal due at maturity,
  interest may be paid in shares of common stock at the
  option of the Company at the rate one share for each $3.50 of interest due, unpaid principal is convertible into
  common stock at a conversion price of $1.75 per share.....     500,000           --
Note payable at $1,000 per month for six months beginning
  April 25,1997, then $1,500 per month for six months, then
  $2,000 per month until paid in full, with interest at 8%
  per annum.................................................      48,502           --
Note payable at $4,246 per month beginning April, 1997, with
  interest at 6% per annum..................................      23,021           --
Note payable at $1,154 per month beginning April, 1997, with interest at 10% per annum, maturity date of March, 1999,
  unpaid balance can be converted into common stock at $3.50
  per share.................................................      19,209           --
Note payable at $1,000 per month beginning May 15, 1997
  remaining unpaid balance due June 15, 1998, interest at 9%
  per annum.................................................      23,167           --
Note payable at $556 per month beginning August 5, 1997 with interest at 8% per annum, maturity date of August 5,
  1998......................................................       5,368
Note payable at $300.00 per month beginning June 15, 1997
  for 35 months at 10% interest per annum...................       8,035
                                                              ----------    ---------
                                                               1,140,818      420,663
Less current portion........................................    (337,339)    (120,396)
                                                              ----------    ---------
          Total.............................................  $  803,480    $ 300,267
                                                              ==========    =========

8. DEFERRED SUBSCRIPTION REVENUE

     Subscription sales are deferred as unearned income at the time of sale. Magazine customers normally pay for a one-year or two-year subscription in advance. As magazines are delivered to subscribers, the proportionate share of the subscription price is taken into revenue. Magazine subscription selling expenses are deferred and charged to operations over the same period as the related subscription income is earned.

9. DEFERRED DISCOUNT

     In April of 1996, the Company entered into an agreement with a telephone long-distance service provider wherein the Company receives a discount (credit) against its telephone charges provided that its annual volume of telephone usage is equal to at least $240,000 for a period of three years. If the Company fails to meet the minimum usage requirement, the discount will be forfeited. The discount credit balance as of June 30, 1997 is $54,644. The Company renegotiated this contract during the current quarter and as a result this discount became earned and was recognized during this period.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

10. INCOME TAXES

     The Company had no provision for income taxes at September 30, 1997 and 1996.

     There are no reconciling items between the statutory U.S. federal rate and effective rates for the quarters ended September 30, 1997 and 1996.

     At September 30, 1997, Interline has a net operating loss carryforward totaling approximately $880,000 that may be offset against future taxable income. If not used, the carryforward will expire in 2011.

11. COMMON STOCK

     Riley Investments, Inc. was incorporated as Pace Group International, Inc., ("Pace") in October, 1987 under the laws of the State of Oregon. On September 20, 1995, the stockholders approved a name change of the Company to Riley Investments, Inc. As of November 1, 1995, after the effects of the transaction described below, the Company had no operating assets and was dormant.

     On May 23, 1995, the Chairman of the Board, Edwin T. Cornelius, Jr. ("Cornelius"), the Secretary/Treasurer, Joanne Cornelius, and two sons of Mr. and Mrs. Cornelius entered into an option agreement to sell 415,070 common shares of Pace they owned to Bridgeworks Capital. The above shareholders, together with another shareholder who was also the son of Mr. and Mrs. Cornelius, owned an aggregate of 569,143 common shares of Pace. The option agreement, among other provisions, was subject to shareholder approval of a 1-for-15 reverse stock split of the outstanding shares of Pace common stock and an exchange of substantially all net assets of Pace, including its ownership of 100% of the outstanding common stock of Pace International Research, Inc., for notes payable and unpaid accrued interest thereon owed to Cornelius which approximated $422,000 as of October 31, 1995. The above transaction was approved by the shareholders on September 20, 1995 and became effective November 1, 1995.

     Prior to the consummation of the option agreement, Cornelius also transferred 64,826 shares of Pace common stock to two investors who had previously advanced the Company $525,000 in 1987 pursuant to profit-sharing agreements. Under the term of those profit-sharing agreements, the investors were to be paid in full from certain Pace profits. As of October 31, 1995, those investors had not been repaid for their advances.

     The remaining Pace common stock owned by the Cornelius family, which aggregated 89,788 shares, were returned to the Company and 84,097 shares were canceled as of December 31, 1996.

     Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately subsequent to incorporation of Airfair on January 6, 1996, the existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 1,214,286 shares issued (as adjusted for the Reverse Stock Split). An additional 85,714 shares (as adjusted for the Reverse Stock Split) were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 1,300,000 shares (as adjusted for the Reverse Stock Split) issued pursuant to the spin-off of the Interline division in IMS to Airfair. (See Note 4.) Capital of $30,000 was contributed to Airfair by BEI.

     In September of 1996, Airfair issued 3,571 (as adjusted for the Reverse Stock Split) shares of common stock for $25,000.

     Effective July 19, 1996, Riley and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the effective date of the merger. Airfair shares outstanding on the effective date totaled 9,125,000 (adjusted to 1,303,571 for the Reverse Stock Split. On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation with authority to issue

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

10,000,000, no par, preferred shares and 30,000,000 common shares with a par value of $.0001. Existing shareholders in Riley at the date of conversion held 54,861 shares. As adjusted for the Reverse Stock Split, Airfair shareholders received a total of 1,303,572 shares of Company Common Stock and the non-Airfair shareholders held 54,861 shares of Common Stock.

12. LEASING ARRANGEMENTS

     As part of the Management Services Agreement with BEI (see Note 6), the Company is allowed access and use of (i) approximately 8,000 square feet of space leased by BEI and (ii) all common areas within the building to which BEI is permitted access. The fees for usage are included in the management services fee calculation under the Management Services Agreement.

13. SUBSEQUENT EVENTS

     Subsequent to the end of the September 30,1997 quarter, the Company raised an additional $100,000 through short-term borrowings from an existing shareholder/noteholder. The prior credit card processor also released approximately $50,000 from the escrow reserve being held as security.

     On October 24, 1997, the Company consummated a $500,050 bridge financing consisting of 10% notes in an aggregate principal amount of $500,000 and 71,429 shares of common stock at a per share price of $0.0007. The net proceeds of the financing have been allocated to the shares of Common Stock and promissory notes based on their relative fair market values. The allocation to the shares results in the notes being recorded at a discount. Upon successful completion of this Offering and payment of the notes, the Company will recognize a one-time, non-recurring, non-cash expense equal to the discount and deferred debt expense on the notes. Upon a successful completion of this Offering, the Company estimates that the charge to earnings will be $428,521. If this Offering is not successfully consummated, the Company will amortize the charge to earnings over the term of the bridge financing notes (two years), using the interest method.

     On December 24, 1997, the Company borrowed $70,000 from a trust established by a shareholder of the Company. This loan is secured by certain of the Company's accounts receivable, bears interest at the rate of 10% per annum and matures on the earlier of consummation of this Offering or March 23, 1998.

14. STOCK OPTION PLAN

     The Company has a long-term stock incentive plan (LTSIP) that authorizes an aggregate of 450,000 shares of common stock for future grants, and if adjusted for the Reverse Stock Split, there will be 142,857 shares of common stock subject to the Plan. Options to purchase shares of Airfair common stock granted under the previous Airfair stock option plan were exchanged for comparable options granted under the LTSIP for an equivalent number of shares pursuant to the terms of the Merger as explained in Note 4 to the financial statements. Under the plan, the exercise price of each employee option is $7.00 (as adjusted for the Reverse Stock Split) and the exercise price of options granted to shareholders range from $3.50 to $7.00 (as adjusted for the Reverse Stock Split). An option's maximum term is five years. Employee options were granted on August 1, 1996, and February 1, 1997, and vest in three years. Other options are fully vested. The fair value of each option grant is estimated on the grant date using an option-pricing model with the following weighted-average assumptions used for grants in 1996: risk-free interest rate of 6%, and expected lives of 5 years for the options.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

     A summary of the status of the Company's outstanding stock options as of September 30, 1997 (as adjusted for the Reverse Stock Split) is presented below:

           OUTSTANDING OPTIONS                            EXERCISABLE OPTIONS
-----------------------------------------   ------------------------------------------------
                            WEIGHTED-
RANGE OF     NUMBER          AVERAGE          WEIGHTED-          NUMBER          WEIGHTED
EXERCISE   OUTSTANDING      REMAINING          AVERAGE       EXERCISABLE AT      AVERAGE
 PRICES      9/30/97     CONTRACTUAL LIFE   EXERCISE PRICE      9/30/97       EXERCISE PRICE
--------   -----------   ----------------   --------------   --------------   --------------
 $7.00        44,809         4 years            $7.00            14,524            7.00
 $7.00        60,857         4 years            $7.00            15,715            7.00
             105,666                                             30,239
             =======                                             ======

                          INDEPENDENT AUDITOR'S REPORT

To The Board of Directors
  of Grand Adventures Tour & Travel Publishing Corporation and Subsidiary Austin, Texas

     We have audited the accompanying consolidated balance sheets of Grand Adventures Tour & Travel Publishing Corporation (formerly Riley Investments, Inc.) as of December 31, 1996 and its subsidiary (Airfair Publishing, Inc.) as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the period November 1, 1996 through December 31, 1996 (for Grand Adventures Tour & Travel Publishing Corporation) and for the years ended December 31, 1996 and 1995 (for its subsidiary Airfair Publishing, Inc.). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grand Adventures Tour & Travel Publishing Corporation and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the periods referred to above, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     On November 14, 1997, the Board of Directors approved a reverse stock split whereby, the Company would issue 1 share of common stock for every 7 shares of common stock held by existing shareholders at the date of the transaction. As discussed in Note 11 of the financial statements, all share transactions, outstanding shares and related share amounts throughout the accompanying financial statements have been adjusted to take into effect the 1-for-7 reverse stock split.

ANDERSEN, ANDERSEN & STRONG, LC

April 4, 1997
(except for Note 15, as to which the date is May 1, 1997, and the effect of the 1-for-7 reverse stock split as described in Note 11, as to which the date is November 14, 1997)
Salt Lake City, Utah

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996          1995
                                                              -----------    ---------
Current Assets
  Restricted cash (Note 2)..................................  $    43,240    $      --
  Accounts receivable, net of allowance for doubtful
     accounts of $8,810 in 1996 (Note 2)....................       19,911           --
  Prepaid hotel cost (Note 2)...............................      252,344       27,085
  Prepaid cruise and tour cost (Note 2).....................      578,915           --
                                                              -----------    ---------
          Total Current Assets..............................      894,410       27,085
                                                              -----------    ---------
Property and Equipment, at cost, net of accumulated
  depreciation (Notes 2 and 3)..............................       63,070       48,179
                                                              -----------    ---------
Other Assets
  Intangible assets, net of accumulated amortization (Notes
     2 and 5)...............................................      622,009       72,266
                                                              -----------    ---------
                                                              $ 1,579,489    $ 147,530
                                                              ===========    =========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Cash overdraft............................................  $    50,723    $      --
  Accounts payable..........................................      578,988        6,787
  Other current liabilities.................................      129,145           --
  Due to affiliate (Note 6).................................       88,213      475,611
  Current portion of long-term debt (Note 7)................      502,573           --
  Deferred hotel revenue (Note 2)...........................      385,852       41,124
  Deferred cruise and tour revenue (Note 2).................      623,715           --
  Deferred subscription revenue.............................      105,060           --
                                                              -----------    ---------
          Total Current Liabilities.........................    2,464,269      523,522
                                                              -----------    ---------
Other Liabilities
  Long-term debt (Note 7)...................................      254,223           --
  Deferred discount (Note 9)................................       54,644           --
                                                              -----------    ---------
          Total Other Liabilities...........................      308,867           --
                                                              -----------    ---------
Stockholders' (Deficit)
  Preferred stock, no par value; authorized 10,000,000
     shares; none issued and outstanding....................           --           --
  Common stock $.0001 par value; authorized 30,000,000
     shares; issued and outstanding 1,358,432 and 1,300,000
     shares in 1996 and 1995, respectively (as adjusted for
     1-for-7 stock split) (Note 11).........................          136        1,300
  Additional paid-in capital (deficit)......................      599,024       (1,300)
  Accumulated deficit.......................................   (1,792,807)    (375,992)
                                                              -----------    ---------
          Total Stockholders' (Deficit).....................   (1,193,647)    (375,992)
                                                              -----------    ---------
                                                              $ 1,579,489    $ 147,530
                                                              ===========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           DECEMBER 31, 1996 AND 1995

                                                                 1996           1995
                                                              -----------    ----------
Revenues
  Hotel revenue.............................................  $ 4,249,454    $2,289,018
  Cruise and tour revenue...................................    6,339,179            --
  Magazine subscription and advertising revenue.............      374,789            --
  Merchandise and other revenue.............................       39,904        37,874
                                                              -----------    ----------
          Total Revenues....................................   11,003,326     2,326,892
                                                              -----------    ----------
Cost of Sales
  Hotel cost................................................    3,273,552     1,751,919
  Cruise and tour cost......................................    5,562,876            --
  Magazine publishing cost..................................       75,120            --
  Merchandise cost..........................................        2,340        13,822
                                                              -----------    ----------
          Total Cost of Sales...............................    8,913,888     1,765,741
                                                              -----------    ----------
          Gross Profit......................................    2,089,438       561,151
Operating Expenses
  Selling, general and administrative expenses..............    1,816,025       530,488
  Wages.....................................................    1,111,081       342,544
  Depreciation and amortization.............................       34,987        52,863
                                                              -----------    ----------
          Total Operating Expenses..........................    2,962,093       925,895
                                                              -----------    ----------
Net Loss Before Income Taxes................................     (872,655)     (364,744)
Income Tax Expense..........................................           --            --
                                                              -----------    ----------
Net (Loss)..................................................  $  (872,655)   $ (364,744)
                                                              ===========    ==========
Net (Loss) Per Common Share (Note 2)........................  $      (.64)   $     (.28)
                                                              ===========    ==========
Weighted Average Common Shares Outstanding (as adjusted for
  the Reverse Stock Split)..................................    1,361,430     1,300,000
                                                              ===========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                              ADDITIONAL
                                           COMMON STOCK        PAID-IN      RETAINED
                                         SHARES     AMOUNT     CAPITAL       DEFICIT        TOTAL
                                        ---------   -------   ----------   -----------   -----------
All share transactions are adjusted
  for 1-for-7 reverse stock split (see
  Note 11)
Balance at January 1, 1995............         --   $    --          --    $   (11,248)  $   (11,248)
Issuance of shares pursuant to
  spin-off of Airfair from IMS........  1,300,000     1,300      (1,300)            --            --
Net (Loss)............................         --        --          --       (364,744)     (364,744)
                                        ---------   -------    --------    -----------   -----------
Balance at December 31, 1995..........  1,300,000     1,300      (1,300)      (375,992)     (375,992)
Cancellation of shares................    (84,096)       (9)          9             --            --
Effect of 1-for-15 reverse stock split
  (exclusive of fractional shares)....   (689,690)      (69)         69             --            --
Issuance of common shares ($7.00 per
  share)..............................      3,571         4      24,996             --        25,000
Exchange of Airfair shares for shares
  in the Company......................    828,647    (1,090)    575,250       (544,160)       30,000
Net (Loss)............................         --        --          --       (872,655)     (872,655)
                                        ---------   -------    --------    -----------   -----------
Balance at December 31, 1996..........  1,358,432   $   136    $599,024    $(1,792,807)  $(1,193,647)
                                        =========   =======    ========    ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

             GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                1996         1995
                                                              ---------    ---------
Cash Flows from Operating Activities
  Net loss..................................................  $(872,655)   $(364,744)
  Adjustments to reconcile net loss to cash provided by
     operating activities:
     Depreciation and amortization..........................     34,987       21,355
     Provision for losses on accounts receivable............      8,810           --
     Changes in operating assets and liabilities:
       Restricted cash......................................    (43,240)          --
       Accounts receivable..................................    (28,720)          --
       Prepaid hotel cost...................................   (225,260)     (14,015)
       Prepaid cruise and tour cost.........................   (578,915)          --
       Accounts payable.....................................    629,710           --
       Accrued expenses.....................................     71,584     (137,607)
       Payroll taxes payable................................         52           --
       Payable to affiliates and other......................   (387,397)     491,874
       Deferred hotel revenue...............................    344,728        3,137
       Deferred cruise and tour revenue.....................    623,715           --
       Deferred subscription revenue........................    105,060           --
       Deferred discount....................................     54,643           --
                                                              ---------    ---------
          Net Cash Used by Operating Activities.............   (262,898)          --
                                                              ---------    ---------
Cash Flows from Investing Activities:
  Capitalized legal fees....................................    (16,337)          --
  Purchase of property and equipment........................    (30,000)          --
  Proceeds from sale of equipment...........................     10,507           --
                                                              ---------    ---------
          Net Cash Used by Investing Activities.............    (35,830)          --
                                                              ---------    ---------
Cash Flows from Financing Activities:
  Proceeds from sale of common stock........................     55,000           --
  Proceeds from notes payable...............................    345,674           --
  Repayments of notes payable...............................   (152,669)          --
                                                              ---------    ---------
          Net Cash Provided by Financing Activities.........    248,005           --
                                                              ---------    ---------
  Net Increase (Decrease) in Cash...........................    (50,723)          --
  Cash at Beginning of Period...............................         --           --
  Cash at End of Period (Overdraft).........................  $ (50,723)   $      --
                                                              =========    =========
Supplemental Cash Flow Information
  Cash paid during the year for interest....................  $  38,402    $      --

     Supplemental Schedule of noncash investing and financing activities:

     During 1996, the Company acquired certain of Interline Representation, Ltd. and Airfair Publishing Corp. for $593,791 (see Note 4). The acquisition consideration consisted of cash and assumption of liabilities and notes payable as follows:

Cash..............................................  $ 30,000
Assumption of Liabilities.........................   204,326
Assumption of Notes Payable.......................   359,465
                                                    --------
                                                    $593,791
                                                    ========

  The accompanying notes are an integral part of these consolidated financial statements.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
1. BUSINESS ACTIVITIES

     The Company serves a portion of the travel industry known as "interliners". Interliners are the active employees and retirees of the airline industry, who may fly on many carriers for free or at a very significantly reduced fare, along with their families and the friends to whom they pass along their allotments of no-cost or low-cost flying privileges. Interliners are generally able to procure hotel or resort accommodations in destination locations, berths on cruise ships and other travel products at rates representing a courtesy of up to 50% off of established rates, primarily because interliners have a high propensity to travel and tend to travel during off-peak periods when "stand-by" space is available at hotels and resorts and on cruise ships. These factors have led the travel industry to view interline bookings as incremental revenue that supplements normal marketing revenue.

     The Company serves both interline travelers and operators (hotels, resort, cruise lines and others) segments of the interline industry through three distinct business units: Interline Adventures, a publication formerly titled Airfair Magazine: Interline Travel, which markets hotel-resort space to interliners and specializes in Mexican and Caribbean locations: and Interline Representatives, Ltd., which markets cruise and escorted tour packages to interliners.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Travel revenue is recognized on a "booked, paid, traveled" basis. This means that all client funds received and all funds paid to travel suppliers prior to the travel date are deferred for income recognition until such time as the client has traveled and the Company has completed its commitment to the client and the travel suppliers. Subscription sales are deferred for income recognition until magazines are delivered to subscribers. (See Note 8.)

     The assets "Prepaid Hotel Cost" and "Prepaid Cruise and Tour Cost" represent expenses paid for tours and cruises which have been booked but not yet taken by the customer. The liabilities "Deferred Hotel Revenue" and "Deferred Cruise and Tour Revenue" represent payments received for tours and cruises booked but not recognized as revenue until the customer completes the tour or cruise.

  Cash and Cash Equivalents

     Substantially all of the balance in the cash account consists of an escrow deposit required by Bank One as a reserve for credit card processing. The Company has agreed to establish an escrow balance of $125,000 to be funded by depositing amounts equal to 5% of the prior week's gross sales deposit activity on a weekly basis commencing September 9, 1996, for a six week period. Commencing the 7th week, the Company agreed to deposit $5,000 per week for a 4-week period, and commencing the 11th week, a deposit of $10,000 per week until the reserve is fully funded. As of December 31, 1996, the Company had funded the escrow account to a balance of $42,876, and as of the date of the audit report, the balance in the account is $105,376.

     The Company considers all highly liquid instruments purchased with a maturity at the time of purchase of less than three months to be cash equivalents.

  Allowance for Uncollectible Accounts

     The Company provides an allowance for accounts receivable which are doubtful of collection. The allowance is based upon management's periodic analysis of receivables, evaluation of current economic conditions, and other pertinent factors. Ultimate losses may vary from the current estimates and, as additions to the allowance become necessary, they are charged against earnings in the period in which they become known. Losses are charged and recoveries are credited to the allowance.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

  Income (Loss) Per Share

     The computation of primary income (loss) per share of common stock is based on the weighted average number of common shares outstanding (as adjusted for 1-for-7 stock split) during the period plus (in periods in which they have a dilutive effect) the effect of common shares contingently issuable from stock options and exercise of warrants.

  Depreciation and Amortization

     Property and equipment are stated at cost. Depreciation is computed on the straight-line method for financial statement purposes. Estimated useful lives range from 5 to 7 years. Intangibles, consisting of "excess of cost over net assets acquired" and non-compete covenants are stated at cost and are being amortized over 40-year and 3-year periods, respectively.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Airfair Publishing Company, Inc. All intercompany transactions have been eliminated.

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

  Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation. The Company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Since the Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, it has elected to comply with the disclosure requirements set forth in the Statement, which includes disclosing pro forma net income as if the fair value based method of accounting had been applied. (See Note 14.)

  Estimates and Assumptions

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

  Impairment of Long-Lived Assets

     Intangible assets represent the excess of the purchase price over the fair value of the net assets of acquired companies. The Company carries its intangible assets at their purchase prices, less amortized amounts, but subject to annual review for impairment. In performing an evaluation, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is required. The Company intends to annually assess the carrying value of its long-lived assets using the analysis described above.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

  Marketing and Advertising Costs

     All costs relating to marketing and advertising are expensed in the year incurred.

3. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1996 and 1995 is as follows:

                                                                  1996        1995
                                                                --------    --------
Property and equipment......................................    $ 93,795    $ 69,302
Less accumulated depreciation...............................     (30,725)    (21,123)
                                                                --------    --------
  Net property and equipment................................    $ 63,070    $ 48,179
                                                                ========    ========

     Depreciation expense for the years ending December 31, 1996 and 1995 was $9,601 and $19,498, respectively.

4. ACQUISITIONS

     On December 1, 1994, Inventory Merchandising Services, Inc. (IMS) (a wholly owned subsidiary of Barter Exchange, Inc. (BEI)), acquired the net assets of a business owned by Lou and Claudia Nackos (Nackos) for the assumption of certain liabilities in the amount of $144,394. This resulted in a new operating division called Interline Travel (Interline).

     Assets acquired from Nackos consist of the following:

Cash........................................................    $    814
Excess of cost over net assets acquired.....................      74,278
Furniture and fixtures......................................      69,302
                                                                --------
          Total assets acquired.............................    $144,394
                                                                ========

     Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately subsequent to incorporation of Airfair, the assets and liabilities of Interline were transferred by IMS into Airfair. Additionally, existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 1,214,286 shares issued (as adjusted for the Reverse Stock Split). An additional 85,714 shares (as adjusted for the Reverse Stock Split) were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 1,300,000 shares (as adjusted for the 1 for 7 Reverse Stock Split) issued pursuant to the spin-off of the Interline division in IMS to Airfair. Capital of $30,000 was contributed to Airfair by BEI.

     On January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective
Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC) for $593,791.

     Assets acquired from IRL/APC consist of the following:

Furniture and equipment.....................................    $ 35,000
Covenant-not-to compete.....................................      30,000
Excess of cost over net assets acquired.....................     528,791
                                                                --------
          Total assets acquired.............................    $593,791
                                                                ========

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

     Liabilities (unadjusted) assumed from IRL/APC consist of the following:

Subscription, prepaid advertising, and tour ledger..........    $204,326
                                                                --------
Net assets acquired.........................................    $389,465
                                                                ========

     Payment for the net assets acquired from IRL/APC is as follows:

Cash........................................................  $ 30,000
Note payable #1 (see below).................................   201,879
Note payable #2 (see below).................................   157,586
                                                              --------
          Total payments (unadjusted).......................  $389,465
                                                              ========

     Both of the promissory notes described above, have identical terms (except as specified) as follows: The annual interest rate on unpaid principal is 12% per annum. Interest only will be due on the unpaid balance on January 31, 1996, February 29, 1996, and March 31, 1996. Thereafter, principal and interest shall be due and payable in monthly installments of $5,593 on Note #1 and $4,366 on Note #2, each payable on the last day of each month, beginning April 30, 1996, until December 31, 1999, when the entire principal and accrued interest remaining unpaid, shall be due and payable in full.

     The purchase method of accounting was used to account for the above transactions.

     The following unaudited pro forma information has been prepared assuming that the above acquisitions had occurred at the beginning of 1995. Permitted pro forma adjustments include only the effects of events directly attributable to a transaction that are factually supportable and expected to have a continuing impact. Pro forma adjustments reflecting anticipated "efficiencies" in operation resulting from a transaction are, under most circumstances, not permitted. As a result of the limitations imposed with regard to the types of permitted pro forma adjustments, the Company believes that this unaudited pro forma information is not indicative of future results of operations, nor the results of historical operations had the above acquisitions been consummated as of the assumed date.

                                                              UNAUDITED
                                                                 1995
                                                              ----------
Revenues....................................................  $9,077,000
Gross profit................................................   1,825,000
Net (Loss)..................................................    (414,000)
Net (Loss) per weighted average common share (as adjusted
  for 1-for-7 stock split)..................................        (.28)

     Effective July 19, 1996, Riley Investments, Inc. (Riley) and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the Effective date. On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation (the Company) with authority to issue 10,000,000, no par, preferred shares and 30,000,000 common shares with a par value of $.0001. The transaction was accounted for as a reverse acquisition.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

5. INTANGIBLE ASSETS

     Intangible assets at December 31, 1996 and 1995 are as follows:

     As explained in Note 4 to the financial statements, on December 31, 1994, IMS acquired the net assets of a business owned by Nackos (referred to herein as Interline) and assumed certain liabilities. Of the $144,394 total purchase price, $74,278 represented the excess of the cost over the fair value of net assets acquired. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years.

     As explained in Note 4 to the financial statements, on January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC). Of the $593,791 total purchase price, $528,791 represented the excess of the cost over the fair value of net assets acquired and $30,000 represented a covenant-not-to compete. Also amortizable are $16,336 of additional legal and acquisition costs. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years and the covenant is amortized over 3 years.

     At December 31, 1996 and 1995, the unamortized cost consists of the following:

                                                                1996       1995
                                                              --------    -------
Cost........................................................  $649,405    $74,278
Less accumulated amortization...............................   (27,396)    (2,012)
                                                              --------    -------
          Net...............................................  $622,009    $72,266
                                                              ========    =======

     Amortization expense for the years ended December 31, 1996 and 1995, was $25,386 and $1,857, respectively.

6. DUE TO AFFILIATE

     The Company entered into a Management Services Agreement on March 1, 1996 with BEI and IMS whereby BEI agreed to permit the Company to use office space and certain computer and telephone equipment leased by the Company, BEI and IMS agreed to provide to the Company certain services including accounting, payroll, services, and the services of certain executive officers and personnel who perform services for Airfair, BEI, and IMS. The Company agreed to pay to BEI and IMS, collectively, a cash sum equal to 1/2% of the Company's gross cash receipts during any month in which the Agreement remains in effect. Prior to the management agreement, all general and administrative expenses of BEI were allocated 70% to the Company and 30% to IMS. In February 1996, BEI incurred a significant one-time gain which exceeded its expenses for that month. As such, both the Company and IMS were the beneficiaries of an expense credit for that month. The Company's portion of that allocation was a credit of approximately $142,000.

     The Company and IMS have also entered into an Inventory Marketing Agreement whereby the Company sells certain IMS inventories. The Company is required to make monthly payments to IMS equaling (I) the cash value of the inventory sold plus (ii) 25% of the collected revenue generated from such sales less such cash value.

     In order to provide short-term financing for the Company's operations, BEI has advanced certain amounts to the Company for the above services. At December 31, 1996 and 1995, the Company owed BEI $88,213 and $475,611, respectively.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

7. LONG-TERM DEBT

     At December 31, 1996 and 1995 long-term debt consisted of the following:

                                                                1996       1995
                                                              ---------    -----
Notes payable to shareholders, due September 30, 1997
  including accrued interest at 14% per annum,
  collateralized by marketable securities and other property pursuant to a Security-Agreement Pledge executed by BEI in
  favor of the lenders......................................  $ 400,000    $  --
Note payable at $1,163 per month, including interest at 14%
  per annum, convertible into common stock at the conversion price of $7.00 (as adjusted for 1-for-7 reverse stock
  split) principal amount for each share of common stock,
  subordinated to senior indebtedness.......................     50,000       --
Note payable (acquisition of IRL/APC -- see Note (4) at
  $5,593 per month, including interest at 12% per annum,
  collateralized by assets acquired.........................    172,300       --
Note payable (acquisition of IRL/APC -- see Note (4) at
  $4,366 per month, including interest at 12% per annum,
  collateralized by assets acquired.........................  $ 134,496    $  --
                                                              ---------    -----
                                                                756,796       --
Less current portion........................................   (502,573)      --
          Total.............................................  $ 254,223    $  --
                                                              =========    =====

     The annual maturities of long-term debt for the next five years are as follows:

                          YEAR ENDING
                          DECEMBER 31,                             AMOUNT
                          ------------                            --------
  1997........................................................    $502,573
  1998........................................................     108,048
  1999........................................................     121,944
  2000........................................................      11,274
  2001........................................................      12,957
                                                                  --------
            Total.............................................    $756,796
                                                                  ========

8. DEFERRED SUBSCRIPTION REVENUE

     Subscription sales are deferred as unearned income at the time of sale. Magazine customers normally pay for a one-year or two-year subscription in advance. As magazines are delivered to subscribers, the proportionate share of the subscription price is taken into revenue. Magazine subscription selling expenses are deferred and charged to operations over the same period as the related subscription income is earned.

9. DEFERRED DISCOUNT

     In April of 1996, the Company entered into an agreement with a telephone long-distance service provider wherein the Company receives a discount (credit) against its telephone charges provided that its annual volume of telephone usage is equal to at least $240,000 for a period of three years. If the Company fails to meet the minimum usage requirement, the discount will be forfeited. The discount credit balance as of December 31, 1996 is $54,644.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

10. INCOME TAXES

     The components of the provision for income taxes at December 31, 1996 and 1995 are as follows:

                                                                1996        1995
                                                              --------    --------
Current tax expense.........................................  $     --    $     --
Deferred tax expense........................................        --          --
                                                              --------    --------
Income tax expense..........................................  $     --    $     --
                                                              ========    ========

     The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

                                                                1996        1995
                                                              --------    --------
Deferred tax assets:
  Accounts receivable.......................................  $  2,995    $     --
  Net operating loss carryforwards..........................   299,517          --
                                                              --------    --------
Gross deferred tax assets...................................   302,512          --
  Valuation allowance.......................................  (290,770)         --
                                                              --------    --------
Total deferred tax assets...................................    11,742          --
                                                              --------    --------
Deferred tax liabilities:
  Fixed assets..............................................     4,513          --
  Intangible assets.........................................     7,229          --
                                                              --------    --------
Total deferred tax liabilities..............................    11,742          --
                                                              --------    --------
          Net deferred tax asset (liability)................  $     --    $     --
                                                              ========    ========

     There are no reconciling items between the statutory U.S. federal rate and effective rates for the years ended December 31, 1996 and 1995.

     At December 31, 1996, Interline has a net operating loss carryforward totaling approximately $880,000 that may be offset against future taxable income. If not used, the carryforward will expire in 2011.

11. COMMON STOCK

     On December 17, 1997, the Company's shareholders approved a reverse stock split whereby, the Company would issue 1 share of common stock for every 7 shares of common stock held by existing shareholders at the date of the transaction. All share transactions, outstanding shares, and related share amounts have been adjusted to take into effect the 1-for-7 reverse stock split.

     Riley Investments, Inc. was incorporated as Pace Group International, Inc., ("Pace") in October, 1987 under the laws of the State of Oregon. On September 20, 1995, the stockholders approved a name change of the Company to Riley Investments, Inc. As of November 1, 1995, after the effects of the transaction described below, the Company had no operating assets and was dormant.

     On May 23, 1995, the Chairman of the Board, Edwin T. Cornelius, Jr. ("Cornelius"), the Secretary/ Treasurer, Joanne Cornelius, and two sons of Mr. and Mrs. Cornelius entered into an option agreement to sell 2,905,486 common shares (415,069 shares as adjusted) of Pace they owned to Bridgeworks Capital. The above shareholders, together with another shareholder who was also the son of Mr. and Mrs. Cornelius, owned an aggregate of 3,984,000 common shares (569,143 shares as adjusted) of Pace. The option agreement, among other provisions, was subject to shareholder approval of a 1-for-15 reverse stock split of the outstanding shares of Pace common stock and an exchange of substantially all net assets of Pace, including its ownership of 100%

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY of the outstanding common stock of Pace International Research, Inc., for notes payable and unpaid accrued interest thereon owed to Cornelius which approximated $422,000 as of October 31, 1995. The above transaction was approved by the shareholders on September 20, 1995 and became effective November 1, 1995.

     Prior to the consummation of the option agreement, Cornelius also transferred 450,000 shares (64,286 shares as adjusted) of Pace common stock to two investors who had previously advanced the Company $525,000 in 1987 pursuant to profit-sharing agreements. Under the term of those profit-sharing agreements, the investors were to be paid in full from certain Pace profits. As of October 31, 1995, those investors had not been repaid for their advances.

     The remaining Pace common stock owned by the Cornelius family, which aggregated 628,514 shares (89,788 shares as adjusted), were returned to the Company and 588,674 shares (84,096 shares as adjusted) were canceled as of December 31, 1996.

     Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately Subsequent to incorporation of Airfair on January 6, 1996, the existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 8,500,000 shares (1,214,286 shares as adjusted) issued. An additional 600,000 shares (85,714 shares as adjusted) were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 9,100,000 shares (1,300,000 shares as adjusted) issued pursuant to the spin-off of the Interline division in IMS to Airfair. (See Note 4.) Capital of $30,000 was contributed to Airfair by BEI.

     In September of 1996, 25,000 shares (3,571 shares as adjusted) of common stock were issued for $25,000.

     Effective July 19, 1996, Riley and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the Effective date. Airfair shares outstanding on the Effective date totaled 9,125,000 (1,303,571 shares as adjusted). On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation with authority to issue 10,000,000, no par, preferred shares and 30,000,000 common shares with a par value of $.0001. Existing shareholders in Riley at the date of conversion held 384,024 shares (54,861 shares as adjusted).

12. LEASING ARRANGEMENTS

     As part of the Management Services Agreement with BEI (see Note 6), the Company is allowed access and use of (i) approximately 8,000 square feet of space leased by BEI and (ii) all common areas within the building to which BEI is permitted access. The fees for usage are included in the management services fee calculation under the Management Services Agreement.

13. SUBSEQUENT EVENTS

     On February 13, 1997, the Company borrowed $40,000, payable to a trust established by a stockholder of the company. Interest accrues at the rate of 12% per annum. Payments shall be due from time to time as follows: (i) immediately after ascertaining that any check received in payment of any Pledged Account, as designated in the Pledge Agreement, the Company shall make a payment in the amount of such check; (ii) immediately after the Company utilizes any credit issued by any advertiser in payment of any Pledged Account, the Company shall make a payment in the amount of such utilization; and (iii) on May 15, 1997 (the maturity date), the Company shall pay the entire unpaid principal and interest. The promissory note is secured by (i) the secured interest granted in the Pledged Accounts and intangible assets, and (ii) the security

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY interests granted in certain marketable securities and warrants pursuant to the provisions of the Security Agreement-Pledge executed by the Company and BEI Holdings, Inc. in favor of the lender.

     On January 31, 1997, an account payable in the amount of $36,906 was converted into a note payable with the following terms: Nine Monthly payments of $4,246, including interest at 6% per annum. (Also, see Note 15.)

14. STOCK OPTION PLAN

     The Company has a long-term stock incentive plan (LTSIP) that authorizes an aggregate of 450,000 shares (as adjusted for 1-for-7 reverse stock split) of common stock for future grants. Options to purchase shares of Airfair common stock granted under the previous Airfair stock option plan were exchanged for comparable options granted under the LTSIP for an equivalent number of shares pursuant to the terms of the Merger as explained in Note 4 to the financial statements. The exercise price of each employee option is $7.00 (price adjusted for 1-for-7 reverse stock split). An option's maximum term is five years. Employee options were granted on August 1, 1996 and vest in three years. In addition to options granted to employees, the Company has granted options to security holders. These options are fully vested and have share exercise prices ranging from $3.50 to $7.00 (as adjusted).

     A summary of the status of the Company's stock option grants (as adjusted for 1-for-7 stock reverse stock split) as of December 31, 1996, and the changes during the year ending December 31, 1996 is presented below: (The fair value of each option grant is estimated on the grant date using an option-pricing model with the following weighted-average assumptions used for grants in 1996: risk-free interest rate of 6%, and expected lives of 5 years for the options.)

                                                                         WEIGHTED AVERAGE
                       FIXED OPTIONS                          SHARES      EXERCISE PRICE
                       -------------                         --------    ----------------
Balance -- January 1, 1996.................................        --         $  --
Granted -- Stockholders....................................   144,924          6.58
Granted -- Employees.......................................    43,571          7.00
Exercised..................................................        --            --
Forfeited..................................................        --            --
                                                             --------
Balance, -- December 31, 1996..............................   188,495
                                                             ========
Exercisable at December 31, 1996...........................   159,448
                                                             ========
Weighted-average fair value of options granted during the
  year.....................................................  $   2.66
                                                             ========

     The following table summarizes information about fixed stock options outstanding at December 31, 1996 (as adjusted for 1-for-7 reverse stock split):

                         OUTSTANDING OPTIONS                                  EXERCISABLE OPTIONS
---------------------------------------------------------------------   -------------------------------
                    NUMBER       WEIGHTED-AVERAGE                         NUMBER
   RANGE OF       OUTSTANDING       REMAINING        WEIGHTED-AVERAGE   EXERCISABLE    WEIGHTED-AVERAGE
EXERCISE PRICES    12/31/96      CONTRACTUAL LIFE     EXERCISE PRICE    AT 12/31/96     EXERCISE PRICE
---------------   -----------    ----------------    ----------------   -----------    ----------------
     $7.00          144,924          4 years              $6.58           144,924           $6.58
      7.00           43,572          4 years               7.00            14,524            7.00
                    -------                                               -------
                    188,496                                               159,448
                    =======                                               =======

     If the Company had used the fair value based method of accounting for its employee stock option plan, as prescribed by Statement of Financial Accounting Standard No. 123, compensation cost in net loss for the year ended December 31, 1996 would have increased by $38,400, resulting in a net loss of $911,055, net of tax, and a loss per common share of $.67.

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY

15. GOING-CONCERN

     As shown in the accompanying financial statements, the Company incurred net losses during the years ended December 31, 1996 and 1995 of $872,655 and $364,744, respectfully, and as of December 31, 1996 and 1995, current liabilities exceeded its current assets by $1,569,859 and $496,437, respectively. Those factors could create an uncertainty about the Company's ability to continue as a going concern. Since January 1, 1997, management has reduced expenses by approximately $40,000 per month through a reduction in nonessential personnel, changing to a lower priced package delivery service, obtaining more services such as small printing jobs on a trade basis and reducing any other expenses that are not considered absolutely necessary to the ongoing needs of the operation. Subsequent to the date of the audit report, the Company raised funds through additional long-term borrowings. Loans to shareholders in the amount of $400,000 (see Note 7) were restructured whereby, the loan holders agreed to release the equity securities held as collateral pursuant to a Security-Agreement Pledge executed by BEI in favor of the loanholders in exchange for the following conditions: (1) payment of all accrued interest as of April 10, 1997 (which amounted to approximately $29,000), (2) the loan broker (Avonwood Capital) is to receive a fee of $20,000, (3) 5,714* Company common stock warrants to be issued to Avonwood Capital and 2,857* stock warrants to Stan Moyer (a principal of Avonwood), all exercisable at $7.00* per share, (4) conversion of the existing $400,000 notes to new 3 year notes at a 12% annual interest rate, with principal and interest payable monthly, beginning in May, 1997, (5) the outstanding principal balance is convertible (at the note holders' option) to Company common stock at $3.50* per share, and (6) no prepayment penalties.

     With the release of the equity securities, the Company obtained a margin loan of $185,000 with the equity securities as collateral with the Principal Financial Group in April, 1997. Also in April, 1997, the Company raised an additional $500,000 from ten investors through the issuance of three-year convertible debentures. The debentures carry an annual interest rate of 7%. Interest and principal are due and payable in annual installments on each anniversary. At the option of the Company, interest payments due prior to the maturity date may be made in shares of common stock of the Company at the rate one share for each $3.50* of interest accrued and payable. The debenture holder has the right at any time prior to maturity, to convert all or any portion of the then outstanding principal balance into fully paid and non-assessable shares of common stock of the Company at a conversion price of $1.75* per share of such outstanding principal amount, subject to adjustment from time to time as provided for in the debenture. The Company also extinguished in April, 1997, the $306,796 of notes payable that were incurred in connection with the acquisition of the cruise and magazine division for a cash settlement of $75,000. With these cash resources, the Company has been able to expand the distribution and number of publications advertising the Company's hotel and cruise and tour packages which management believes should substantially increase sales in both areas. Management has, and is continuing to negotiate with its accounts payable vendors in order to work out acceptable payment schedules for all parties.

     Management believes that its working capital after accomplishing the above financing arrangement, together with cash generated from existing operations will be sufficient to satisfy anticipated sales growth. There can be no assurance that even with the provided financing that the Company will not encounter adverse effects on its business, financial conditions or results of operations in the future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

*As adjusted for 1-for-7 reverse stock split.

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reflected in the consolidated balance sheets for restricted cash, accounts receivable, cash overdraft, accounts payable and notes payable approximate the respective values due the short maturities of those instruments. The estimated fair values have been determined by the Company using appropriate valuation methodologies and available market information. Considerable judgement is necessarily required in

      GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION AND SUBSIDIARY interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. A comparison of the carrying value of those financial instruments, none of which are held for trading purposes, is as follows:

                                                              CARRYING      FAIR
                                                               AMOUNT      VALUE
                                                              --------    --------
Assets:
  Restricted cash...........................................  $ 43,240    $ 43,240
  Accounts receivable.......................................    19,911      19,911
Liabilities:
  Cash overdraft............................................    50,723      50,723
  Accounts payable..........................................   578,988     578,988
  Short-term debt...........................................   502,573     502,573
  Long-term debt............................................   254,223     254,223

     Restricted cash, cash overdraft, accounts receivable and accounts payable. The carrying value of such items approximates their fair value at December 31, 1996.

     Short-term debt and long-term debt. Fair value of such debt is based on rates currently available to the Company for debt of similar terms and remaining maturities. There are no quoted prices for the debt or similar debt.

=========================================================

  NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER, TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS


                                           PAGE
                                           ----
Summary..................................    3
Risk Factors.............................    7
Use of Proceeds..........................   13
Dividend Policy..........................   13
Dilution.................................   14
Capitalization...........................   15
Selected Financial Information...........   16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................   18
The Business.............................   26
Management...............................   34
Certain Relationships and Related
  Transactions...........................   37
Principal Stockholders...................   38
Description of Securities................   39
Shares Eligible for Future Sale..........   40
Underwriting.............................   41
Legal Matters............................   43
Experts..................................   43
Additional Information...................   43
Financial Statements.....................  F-1


                             ---------------------


  Until March 1, 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


=========================================================
=========================================================

                                1,200,000 SHARES

                                   GATT LOGO

                              --------------------

                                   PROSPECTUS
                              --------------------

                         CAPITAL WEST SECURITIES, INC.

                                FEBRUARY 4, 1998


=========================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Articles of Incorporation of Grand Adventures Tour & Travel Publishing Corporation (the "Company") provide that, to the fullest extent permitted by Oregon law, directors and former directors of the Company shall not be liable to the Company or its shareholders for monetary damages occurring in their capacity as a director. Oregon law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director of the Company or which involve intentional misconduct or a knowing violation of law, (iii) for transactions from which the director received an improper benefit, whether the benefit resulted from an action taken within the scope of the director's office or (iv) for acts or omissions for which the liability of a director is expressly provided by law.

       The Company's Articles of Incorporation and its Bylaws grant mandatory indemnification to directors and officers of the Company to the fullest extent authorized under the Oregon Business Corporation Act. In general, an Oregon corporation may indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. An Oregon corporation may indemnify an officer or director in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The estimated expenses to be incurred in connection with the issuance and distribution of the shares of Common Stock covered by this Registration Statement, all of which will be paid by the Company, are as follows:

Securities and Exchange Commission Registration Fee . . . . . . . . . . . $2,850
Boston Stock Exchange Listing Fee . . . . . . . . . . . . . . . . . . . . $7,500
National Association of Securities Dealers, Inc. Filing Fee . . . . . . . $1,063
Printing and Engraving* . . . . . . . . . . . . . . . . . . . . . . . .  $75,000
Legal Fees and Expenses*. . . . . . . . . . . . . . . . . . . . . . . .  $90,000
Accounting Fees and Expenses* . . . . . . . . . . . . . . . . . . . . .  $20,000
Travel* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $15,000
Miscellaneous*  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $9,000
         Total**  . . . . . . . . . . . . . . . . . . . . . . . . . . . $220,413

----------
*      Estimated
** To the extent that the actual offering expenses exceed the limitation on the payment of offering expenses set forth in the Prospectus and/or imposed by applicable state securities law, Grand Adventures Tour & Travel Publishing Corporation, will pay such excess offering expense.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

       The following sets forth certain information regarding sales of securities of the Company issued within the past three years, which were not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The following information has been adjusted to reflect the 1-for-7 split for all Common Stock to be effected in October, 1997 (the "Reverse Stock Split"):

       On October 10, 1996, the Company, in connection with a merger (the "Merger") of a newly created, wholly-owned subsidiary of the Company with and into Airfair Publishing, Inc. ("Airfair"), which operated the businesses that now comprise the Company's operations, the Company issued the following securities:

              (i) 1,303,571 shares of Common Stock to shareholders of Airfair. Such issuance was exempt from registration pursuant to either or both Section 4(2) of the Securities Act or Rule 506 under the Securities Act ("Rule 506"), based on the absence of any public solicitation, there being a limited number of shareholders of Airfair (a significant number of whom were accredited investors), and the investors' access to information and sophistication;

              (ii) incentive options to acquire 51,571 shares of Common Stock to employees and officers of Airfair to replace incentive stock options to acquire 325,000 shares of Airfair common stock. Based on the absence of any public solicitation, there being a limited number of shareholders of Airfair (a significant number of whom were accredited investors), the investors' access to information and sophistication, and compliance with the requirements of Rule 701 promulgated under the Securities Act ("Rule 701"), the options granted to the employees and officers of Airfair were exempt from registration pursuant to any or all of Section 4(2) of the Securities Act or Rules 506 or 701. The exercise of such options will be made pursuant to Rule 701;

              (iii) warrants to acquire 13,095 shares of Common Stock to replace warrants to acquire an equal number of shares of Airfair common stock. Under the terms of the Airfair warrants, upon consummation of the Merger, such warrants were automatically converted into an equivalent warrant to acquire shares of the Company's common stock. Each of these warrant holders was an accredited investor and had received their Airfair warrants or claim options in transactions exempt under one or both of Rule 506 or
                     Section 4(2) of the Securities Act. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of these warrants was not a sale of securities by the Company but, if such issuance is a "sale" within the meaning of the Securities Act, that such issuances was, and that the issuance of shares of common stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either or both Section 4(2) of the Securities Act or Rule 506;

              (iv) warrants to acquire 8,571 shares of Common Stock issued to Avonwood Capital Corporation ("Avonwood") and F. Stanton Moyer in satisfaction of their bona fide claims to Airfair warrants which, if issued timely by Airfair, would have caused Mr. Moyer and Avonwood to have held Airfair warrants at the time of the Merger and to have been issued warrants together with the individuals described in subparagraph (iii) above. Mr. Moyer and Avonwood are highly sophisticated and accredited investors and their claim for Airfair warrants arose from a transaction exempt from the registration requirements of the Securities Act. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of these warrants was and that the issuance of shares of Common Stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either of both Section 4(2) of the Securities Act or Rule 506; and
              (v) an option to acquire 114,285 shares of Common Stock to Mark T. Waller, then a director and substantial share-holder of the Company. The issuance to Mr. Waller was effected in accordance with the terms of an advisory services agreement between Mr. Waller and the Company. Such warrant issuance was exempt from the registration requirements of the

                     Securities Act pursuant to either or both Section 4(2) of the Securities Act or Rule 506 under the Securities Act.

       Effective as of October 10, 1996, the Company issued to a consultant a warrant to acquire 400 shares of Common Stock. The warrant was issued to the consultant as consideration for assistance to the Company in procuring a valuable relationship and contract with a significant cruise line operator. The consultant is a sophisticated investor with extensive knowledge of the Company and its markets. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of these warrants was not a sale of securities by the Company but, if such issuance is a "sale" within the meaning of the Securities Act, that such issuances was, and that the issuance of shares of common stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either or both
Section 4(2) of the Securities Act or Rule 506. Based on these factors, the Company believes that the warrant issuance to Mr. Calhoun was exempt under
Section 4(2) of the Securities Act.

       In February, 1997, the Company granted to several employees incentive stock options to acquire a total of 64,142 shares of Common Stock. The options granted to these employees were, and the exercise of such options will be, effected in accordance with the provisions of Rule 701.

       In November, 1996, the Company issued to Dennis O'Connor a warrant to acquire 1,428 shares of Common Stock. The warrant was issued to Mr. O'Connor, a securities lawyer, in consideration for consulting services rendered to the Company and related to the Company's status as a formerly defunct reporting company. Mr. O'Connor is an accredited and sophisticated investor and was provided with access to all material information regarding the Company. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of these warrants was not a sale of securities by the Company but, if such issuance is a "sale" within the meaning of the Securities Act, that such issuances was, and that the issuance of shares of common stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either or both Section 4(2) of the Securities Act or Rule 506. Based on these facts, the Company believes that the issuance of this warrant to Mr. O'Connor was exempt under Section 4(2) of the Securities Act.

       In March, 1997, the Company issued to a consultant providing the Company with computer services, a convertible note in the principal amount of $25,000, convertible into 7,142 shares of Common Stock. The consultant shared office space with an affiliate of the Company, and has extensive knowledge of the Company's business. It is a condition to exercise of the conversion feature that such conversion not be integrated with any prior offering of the Company's securities. The Company believes that the issuance of this convertible note was, and the issuance of shares to occur when conversion of such notes will be, exempt from the registration requirements of the Securities Act based on
Section 4(2) of the Act.

       In April, 1997, the Company completed a private placement (the "First 1997 Placement") of convertible notes and warrants to ten accredited investors. The aggregate principal amount of the convertible notes was $500,000 and no portion of the consideration (which consisted entirely of cash) was attributed to the warrants. The warrants entitle the holders to acquire an aggregate of 142,857 shares of Common Stock. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that each holder certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of notes and warrants was, and that the issuance of shares of common stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either or both Section 4(2) of the Securities Act or Rule 506 under the Securities Act.

In April 1997, holders of Notes issued by Airfair in 1996 agreed to exchange the 1996 notes for convertible notes issued by the Company which, although unsecured, incorporated a conversion feature. Each of the note holders is an accredited investor and each of them, or their purchaser representative, as the case may be, received complete access to the books and records of the Company. The Company believes that this transaction was exempt under Section 4 (2) of the Securities Act, based on the absence of any public solicitation, the Note holders' prior relationship with the Company and their accredited status. Based on the absence of any payment of remuneration at the time of conversion of the convertible notes, the Common Stock to be issued upon such conversion will be exempt from registration pursuant to the provisions of Section 3(a) and 9 of the Securities Act.

       In April 1997, in consideration for consulting services provided in connection with restructuring of the 1996 Notes, the Company issued to F. Stanton Moyer and Avonwood warrants to acquire an aggregate of 8,571 shares of Common Stock. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. Based on the absence of any public solicitation, the status of Mr. Moyer and Avonwood as accredited and sophisticated investors and their access to information regarding the Company, the Company believes that these issuances are, and that the issuance of shares upon the warrants will be, exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act.

       In April 1997, the Company issued to Robert A. Barrett a warrant to acquire 7,142 shares of Common Stock. Mr. Barrett is the principal shareholder of the two corporations which sold to Airfair most of the business operations the Company currently operates. A substantial portion of the purchase price paid by Airfair to these two corporations were promissory notes payable to each of them. The warrant was issued to Mr. Barrett as partial consideration for his causing the two corporations to discount the two promissory notes substantially. Mr. Barrett is very knowledgeable about the Company's industry and the Company's operations and is a sophisticated investor. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of these warrants was not a sale of securities by the Company but, if such issuance is a "sale" within the meaning of the Securities Act, that such issuances was, and that the issuance of shares of common stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either or both
Section 4(2) of the Securities Act or Rule 506. Based upon these factors, and in the absence of any public solicitation, the Company believes that this transaction is exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act.

       On October 24, 1997, the Company concluded a private placement of Notes and Shares. The aggregate offering price was $500,050 and the aggregate principal amount of the Notes was $500,000. Each of the investors is an accredited investor and the Company believes that the private placement was exempt under the provisions of either or both Rule 506 or Section 4(2) of the Securities Act.

       On December 24, 1997, the Company borrowed $70,000 from a trust established by one of the Company's shareholders. The note issued by the Company bears interest at the rate of 10% per annum, is secured by certain of the Company's accounts receivable and matures on the earlier to occur of the consummation of the Offering or March 23, 1998. The trustee of the trust is a shareholder of and advisor to the Company and a sophisticated and accredited investor. The Company believes that the issuance of this Note is exempt under either or all of Rule 504, Rule 506 or Section 4(2) of the Securities Act.

                               ITEM 27. EXHIBITS.

       Exhibit No.                         Name of Exhibit
         1.01                              Underwriting Agreement between Grand
                                           Adventures Tour & Travel Publishing
                                           Corporation and underwriter (filed
                                           electronically herewith)

         1.02                              Warrant Agreement between Grand
                                           Adventures Tour & Travel Publishing
                                           Corporation and underwriter (filed
                                           electronically herewith)

       **1.03                              Lock-up Agreements between certain
                                           officers, directors and shareholders
                                           of Grand Adventures Tour & Travel
                                           Publishing Corporation and
                                           underwriter (filed electronically
                                           herewith)

       *2.01                               Agreement and Plan of Merger entered
                                           into effective July 19,1996, by and
                                           between Riley Investments, Inc., and
                                           Airfair Publishing, Inc.

       *3.01                               Restated Articles of Incorporation of
                                           Grand Adventures Tour & Travel
                                           Publishing Corporation

       **3.02                              Amended and Restated Bylaws of Grand
                                           Adventures Tour & Travel Publishing
                                           Corporation

       **3.03                              Articles of Amendment to Articles of
                                           Incorporation of Grand Adventures
                                           Tour & Travel Publishing Corporation
                                           (filed electronically herewith)

       **5.01                              Opinion of Kuperman, Orr, Mouer &
                                           Albers, P.C. regarding legality of
                                           Common Stock (filed electronically
                                           herewith)

       *10.01                              Advisory Services Agreement effective
                                           October 10, 1996 by and between Riley
                                           Investments, Inc. and Mark Waller

       *10.02                              Long Term Stock Incentive Option Plan


       *10.03                              Non-Qualified Stock Option granted
                                           effective August 19, 1996 by Riley
                                           Investments, Inc. to Mark Waller

       *10.04                              Indemnification and Pledge Agreement
                                           between Grand Adventures Tour &
                                           Travel Publishing Corporation and
                                           Mark Waller

       **10.05                             Employment Agreement with Joseph S.
                                           Juba

       **10.06                             Employment Agreement with Fernando
                                           Cruz-Silva

       **10.07                             Management Agreement between Grand
                                           Adventures Tour & Travel Publishing
                                           Corporation, BEI Holdings, Inc. and
                                           Inventory Marketing Services, Inc.

       **10.08                             Marketing Agreement between Grand
                                           Adventures Tour & Travel Publishing
                                           Corporation and Inventory
                                           Merchandising Services, Inc.

       **11.01                             Statement of Computation of Earnings



     **21.01                               List of Subsidiaries

       23.01                               Consent of Kuperman, Orr, Mouer &
                                           Albers, P.C. (filed electronically
                                           herewith)

       23.02                               Consent of Andersen, Andersen &
                                           Strong (filed electronically
                                           herewith)

       23.03                               Consent of Robert G. Rader (filed
                                           electronically herewith)

       ----------

       *     Incorporated by reference from Form 8-K filed October 15, 1996.
       **    Filed previously

ITEM 28. UNDERTAKINGS.

              1.     The undersigned Registrant hereby undertakes:

              (a) to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

              (b) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

              (c) to file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement to:

              (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

              (iii) include any additional or changed material information on the plan of distribution.

              (d) that, for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

              (e) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination or end of the offering.

       2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       In accordance with the requirements of the Securities Act of 1933, as amended (the "Act") the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has duly caused this Amendment No. 3 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereon duly authorized in the City of Austin, State of Texas on February 3, 1998.



                       Grand Adventures Tour & Travel Publishing
                       Corporation an Oregon corporation

                       By: /s/ Matthew O'Hayer
                           ---------------------------------
                       Matthew O'Hayer Chairman of the Board and Chief Executive Officer




       Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on February 3, 1998.



                         /s/ Joseph S. Juba
                         ----------------------------------------------------
                         Joseph S. Juba President, Chief Operating Officer and Secretary

                         /s/ Darrell Barker
                         ----------------------------------------------------
                         Darrell Barker Chief Financial Officer and Treasurer

                         /s/ Fernando Cruz Silva
                         ----------------------------------------------------
                         Fernando Cruz Silva Senior Vice President of Sales
                         & Marketing

                         /s/ Patti Macchi
                         ----------------------------------------------------
                         Patti Macchi Vice President of Cruise Sales &
                         Marketing

                         /s/ Robert Sandner
                         ----------------------------------------------------
                         Robert Sandner Director

                                 EXHIBIT INDEX

       Exhibit No.                         Name of Exhibit
         1.01                              Underwriting Agreement between Grand
                                           Adventures Tour & Travel Publishing
                                           Corporation and underwriter (filed
                                           electronically herewith)

         1.02                              Warrant Agreement between Grand
                                           Adventures Tour & Travel Publishing
                                           Corporation and underwriter (filed
                                           electronically herewith)

       **1.03                              Lock-up Agreements between certain
                                           officers, directors and shareholders
                                           of Grand Adventures Tour & Travel
                                           Publishing Corporation and
                                           underwriter (filed electronically
                                           herewith)

       **2.01                              Agreement and Plan of Merger entered
                                           into effective July 19,1996, by and
                                           between Riley Investments, Inc., and
                                           Airfair Publishing, Inc

       **3.01                              Restated Articles of Incorporation of
                                           Grand Adventures Tour & Travel
                                           Publishing Corporation

       *3.02                               Amended and Restated Bylaws of Grand
                                           Adventures Tour & Travel Publishing
                                           Corporation

       **3.03                              Articles of Amendment to Articles of
                                           Incorporation of Grand Adventures
                                           Tour & Travel Publishing Corporation
                                           (filed electronically herewith)

       **5.01                              Opinion of Kuperman, Orr, Mouer &
                                           Albers, P.C. regarding legality of
                                           Common Stock (filed electronically
                                           herewith)

       **10.01                             Advisory Services Agreement effective
                                           October 10, 1996 by and between Riley
                                           Investments, Inc. and Mark Waller

       **10.02                             Long Term Stock Incentive Option Plan


       **10.03                             Non-Qualified Stock Option granted
                                           effective August 19, 1996 by Riley
                                           Investments, Inc. to Mark Waller

       **10.04                             Indemnification and Pledge Agreement
                                           between Grand Adventures Tour &
                                           Travel Publishing Corporation and
                                           Mark Waller

       *10.05                              Employment Agreement with Joseph S.
                                           Juba

       *10.06                              Employment Agreement with Fernando
                                           Cruz- Silva

       *10.07                              Management Agreement between Grand
                                           Adventures Tour & Travel Publishing
                                           Corporation, BEI Holdings, Inc. and
                                           Inventory Marketing Services, Inc.

       *10.08                              Marketing Agreement between Grand
                                           Adventures Tour & Travel Publishing
                                           Corporation and Inventory
                                           Merchandising Services, Inc.

       *11.01                              Statement of Computation of Earnings


       *21.01                              List of Subsidiaries

       23.01                               Consent of Kuperman, Orr, Mouer &
                                           Albers, P.C. (filed electronically
                                           herewith)

       23.02                               Consent of Andersen, Andersen &
                                           Strong (filed electronically
                                           herewith)

       23.03                               Consent of Robert G. Rader (filed
                                           electronically herewith)



 ----------

* Previously Filed

** Incorporated by reference from Form 8-K filed October 15, 1996.